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This offering is limited to existing stockholders who are also Class Members (as defined below). The offering is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being conducted in reliance on the exemption provided by Section 3(a)(10) of the Securities Act and other exemptions under the laws of the states and other jurisdictions where the offering will be made. This offering memorandum is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
OFFERING MEMORANDUM
IMH FINANCIAL CORPORATION
Enclosed are materials relating to our offer to exchange up to $20,000,000 aggregate principal amount of our 4% Subordinated Notes due 2019 for up to 2,493,765 shares of our common stock, par value $0.01 per share, on the following basis:
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$8.02 PRINCIPAL AMOUNT OF NOTES FOR EACH SHARE OF COMMON STOCK
_______________________________________________________

This offering is being made pursuant to the Stipulation and Agreement of Compromise, Settlement and Release dated March 19, 2013 (the “Settlement Stipulation”) to Class Members as further described herein to allow Class Members the option of exchanging shares of IMH common stock for notes. For purposes of the offering, the Class Members are being divided into two pools, with $10 million of the notes first offered to a “No Vote Pool” and the other $10 million first offered to an “Open Pool” (each as defined below), but with unsubscribed notes in each such pool made available to members of the other pool. Shares will only be accepted in 25 share increments. The mechanics of the offering are described below in “The Exchange Offer.”
The notes will bear interest at a rate of 4% per year, payable quarterly in arrears, on July 1, 2014, and thereafter on the first business day of each April, July, October, and January of each year. The notes will be issued under an Indenture (the “Indenture”) between us and U.S. Bank National Association, as trustee (the “Trustee”).

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The notes are our unsecured obligations and are subordinate to all of our existing and future senior indebtedness, as well as to the obligations we will have to the holders of our Series A cumulative convertible preferred stock, $0.01 par value per share (the “Series A Preferred Stock”) that is issuable upon conversion of the outstanding convertible notes held by NWRA Ventures I, LLC (“NW Capital”) pursuant to that certain $50 million convertible loan made to us on June 7, 2011 (the “NW Capital loan”) and the notes that we may issue in a separate Rights Offering described herein (the “Rights Offering Notes”). In addition, if we issue preferred stock upon conversion of any Replacement Debt (as defined below), the notes may also be subordinate to such preferred stock. The notes offered herein will also be subordinated to the indebtedness and other obligations of our subsidiaries.
The notes mature on the earlier of five years from the date of issuance of the notes and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000. 50% of the principal amount of the notes will be payable on the date that is four years from the date of issuance if we meet certain financial and other requirements described herein. We may redeem all or any part of the notes at any time or from time to time at our option at a redemption price equal to the principal amount of the notes to be redeemed plus accrued interest to the redemption date, but only if we have fully repaid certain of our then existing senior obligations, including the NW Capital loan and the Rights Offering Notes, as well as any Series A Preferred Stock into which they are converted, and we are not then in default under any of our other permitted indebtedness. No premium or penalty will be payable for early prepayment of the notes. For a more detailed description of the notes, see “Description of the Notes.”
6.4% (rounded to one cent) of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel (defined herein) and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes—Payment to Class Counsel” and “Description of the Notes” below in this offering memorandum.
The notes are subject to transfer restrictions. The notes may only be transferred to other Class Members, subject to our consent, which will not be unreasonably withheld. See “Description of the Notes—Restrictions on Transfer.”
The notes will not be guaranteed by any of our subsidiaries and will not be convertible into any of our equity securities.
Pursuant to an Agreement dated as of the date of issuance of the notes between NW Capital and the Trustee (the “Intercreditor Agreement”), the notes and all rights with respect to the notes will be collaterally assigned to NW Capital as security for certain senior obligations and the obligations of the noteholders under the Intercreditor Agreement and, in the event NW Capital has

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the right to foreclose on the notes, it will have the right to receive payment due on the notes and to direct the exercise of elections and remedies on the notes in support of such senior obligations and the obligations of the noteholders under the Intercreditor Agreement. In the Intercreditor Agreement, NW Capital will act as agent for itself and the Rights Offering Indenture Trustee (as defined herein) for the benefit of the holders of the Rights Offering Notes. The Intercreditor Agreement also provides for the subordination provisions that apply to the notes and significantly limits the ability of the noteholders to enforce our obligations on the notes while certain senior debt is outstanding.  The Intercreditor Agreement also imposes certain liabilities and obligations on the noteholders. See “Description of the Notes – Subordination” and “Description of the Intercreditor Agreement.”
In the event that the NW Capital loan is replaced or refinanced, we may enter into a replacement intercreditor agreement to provide for the continuing subordination and other provisions of the notes that will be applicable with respect to the replacement debt or any preferred stock issuable upon conversion of the replacement debt, and no consent will be required from noteholders so long as the replacement agreement does not contain terms that are more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital. See “Description of the Notes - Subordination.” We have begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.
Concurrently with the delivery of this offering memorandum to you, we have also delivered to you a letter of instruction and related documents that provide the mechanisms and instructions for you to exercise your exchange rights and participate in this exchange offering.
This investment involves a high degree of risk. You should exchange your stock in IMH for notes only if you can afford a complete loss of your investment. See the “Risk Factors” beginning on page ___ of this offering memorandum and in our Form 10-K for the year ended December 31, 2012 and our Forms 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013 incorporated by reference into this offering memorandum for a discussion of certain factors that you should consider before purchasing the notes.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has passed upon the adequacy or accuracy of this offering memorandum or endorsed the merits of this exchange offer. Any representation to the contrary is a criminal offense.
Delivery of the global note is expected to be made on or about March __, 2014.
The date of this offering memorandum is February __, 2014.

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NOTICES TO CLASS MEMBERS
This offering memorandum is furnished for the purpose of evaluating a possible investment in the notes. This offering memorandum and the information contained herein or provided herewith may not be reproduced or used by or distributed to others, at any time, in whole or in part, for any other purpose without our prior written consent, and all recipients of this offering memorandum agree that they will use this offering memorandum for the sole purpose of evaluating a possible investment in the notes. To invest in the notes, prospective purchasers will be required to exercise their exchange rights in accordance with the procedures described in “The Exchange Offer” below.
IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF US, THE NOTES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.
THE NOTES WILL BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. SEE “DESCRIPTION OF THE NOTES – RESTRICTIONS ON TRANSFER.”
The notes offered hereby are being offered directly by us to existing stockholders who are Class Members. Purchasers of our notes will not have the protection of Section 11 of the Securities Act. The notes are being offered and sold under the exemption provided by Section 3(a)(10) of the Securities Act and other exemptions under the laws of the states and other jurisdictions where the offering will be made.
The information in this offering memorandum is current only as of the date on its cover and may change after that date. For any time after the cover date of this offering memorandum, we do not represent that our affairs are the same as described herein or that the information in this offering memorandum is correct—nor do we imply those things by delivering this offering memorandum or selling notes to you. We have used information that we believe comes from reliable sources, but we do not assure you that the information in this offering memorandum is accurate or complete. This offering memorandum summarizes certain documents and other information and we refer you to such documents and information for a more complete understanding of the matters discussed in this offering memorandum.
In making an investment decision, you must rely on your own examination of our company, including our filings with the SEC, and the terms of the offering and the notes, including the merits and risks involved. We have not authorized any person to give any information or make any representations that are not contained in this offering memorandum in connection with the offering. If any information is given or any representations are made, they should not be relied upon as having been authorized by us. This offering memorandum is only for the use of each person receiving it and is not an offer to any other person or to the public generally. This offering memorandum does

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not offer to sell or ask for offers to buy any notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the notes. You may not be legally able to participate in this offering.
You should contact us with any questions you may have about this offering memorandum. We are not giving you legal, business, financial, or tax advice about any matter or making any representation or warranty to you regarding the legality of an investment in the notes. You should consult with your own attorney, accountant, and ERISA, tax, and other advisors about those matters (including in order to determine if you may legally participate in this offering). The notes have not been recommended, approved, or disapproved by the SEC or any state securities commission or regulatory authority, nor has the SEC or any such commission or regulatory authority confirmed the accuracy or determined the adequacy of this offering memorandum. Any representation to the contrary is a criminal offense. You must comply with all laws that apply to your ability to buy, offer, or sell any notes or to possess this offering memorandum. You must also obtain any consents or approvals that you need in order to purchase any notes.
The discussion in this offering memorandum addressing federal income tax matters is for general information only and may not address all tax considerations that may be significant to you. The discussion was written on the understanding that it may be used in making the exchange offer discussed herein. The discussion was not written, and is not intended, to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code of 1986, as amended (the “Code”). Each prospective investor should consult an independent tax advisor as to the tax consequences of purchasing, owning and disposing of the notes, based on the investor’s particular circumstances. The discussion herein does not address the tax treatment of any person whose principal purpose for engaging in the transactions discussed herein is the avoidance or evasion of taxes.
THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE TRANSACTIONS CONTEMPLATED HEREIN ARE SET FORTH IN AND WILL BE GOVERNED BY CERTAIN DOCUMENTS DESCRIBED HEREIN, AND ALL OF THE STATEMENTS AND INFORMATION CONTAINED HEREIN WITH RESPECT TO SUCH RIGHTS AND OBLIGATIONS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS. THIS OFFERING MEMORANDUM CONTAINS SUMMARIES, WHICH WE BELIEVE TO BE ACCURATE, OF CERTAIN OF THESE DOCUMENTS; HOWEVER, FOR COMPLETE DESCRIPTIONS OF THE RIGHTS AND OBLIGATIONS SUMMARIZED HEREIN, REFERENCE MUST BE MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH ARE ATTACHED HERETO OR ARE AVAILABLE FROM US AT NO COST TO YOU.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR REFERENCED IN THIS OFFERING MEMORANDUM. WE HAVE NOT AUTHORIZED

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ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR REFERENCED IN THIS OFFERING MEMORANDUM. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR NOTES ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED.

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INCORPORATION BY REFERENCE
We incorporate into this offering memorandum by reference the documents listed below that we have filed with the SEC and any filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this offering memorandum until we have completed the sale of the notes (excluding in each case information that is furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 29, 2013 (the “2012 Form 10-K”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 20, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 19, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 13, 2013;

•
our Current Reports on Form 8-K, filed with the SEC on January 15, 2013, March 5, 2013, April 3, 2013, April 4, 2013, April 16, 2013, May 14, 2013, August 8, 2013, August 14, 2013, September 9, 2013, September 13, 2013, October 18, 2013, November 12, 2013, November 25, 2013, December 9, 2013, and January 10, 2014; and

•
the description of our capital stock set forth in the Registration Statement on Form S-4 filed with the SEC on December 30, 2009 and all amendments thereto (File No. 333-164087), filed for the purpose of updating such description.

Please rely only on the information contained in this offering memorandum, including the attached exhibits made a part hereof and other information incorporated by reference herein. However, any information in our Current Reports on Form 8-K that is identified as being furnished therein is not incorporated into this offering memorandum and should not be considered part hereof. The information contained in the exhibits to this offering memorandum and other information incorporated by reference herein is accurate only as of the date of such exhibits or other information. Our business, financial condition, and prospects may have changed since such date. No person has been authorized to provide you with different or additional information.

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The information incorporated by reference is considered to be part of this offering memorandum, except for any information that is superseded by information that is included directly in this document or in a later filing with the SEC that is incorporated by reference into this offering memorandum. Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this offering memorandum and does not constitute a part hereof.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and current reports and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Our filings are also available to the public on the SEC’s internet site at http://www.sec.gov. We also maintain a website at http://www.imhfc.com. Information available on our website is not and shall not be considered part of this offering memorandum.
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This offering memorandum and the exhibits attached hereto contain forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” and “would” or the negative of these terms or other comparable terminology.
The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance. These beliefs, assumptions, and expectations can change, and actual results and events may differ materially, as a result of many possible events or factors, not all of which are known to us or are within our control. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” and in the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Part I. Item 1A. Risk Factors” or “Part II. Item 1A. Risk Factors,” as applicable, in our 2012 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. Some of the factors that could cause actual results to vary from our forward-looking statements are:

•	Various disputes have arisen regarding the June 18, 2010 transactions (the “Conversion Transactions”) in which our predecessor, IMH Secured Loan Fund,

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LLC (the “Fund”), was converted into a Delaware corporation and became internally managed through the acquisition of Investors Mortgage Holdings, Inc. (the “Manager”). We are a named defendant in three class-action proceedings and a separate suit initiated by certain members of the Fund, which have previously been consolidated. On March 19, 2013, we entered into the Stipulation and Agreement of Compromise, Settlement and Release (the “Settlement Stipulation”), which resolves the issues in this litigation and was approved by the Court on July 26, 2013. The offering of the notes is being made pursuant to the Settlement Stipulation.

•
The decline in economic conditions and disruptions to markets may not improve for the foreseeable future, which could cause us to suffer continuing operating losses, adversely affect our liquidity and create other business problems for us.

•
Despite recent actions and proposals by the U.S. government and governments around the world, the economy and real estate and other markets may not improve, which could continue to harm our ability to sell or dispose of the assets we own and the ability of our borrowers to pay obligations under, or repay our commercial mortgage or other loans or obtain permanent take-out financing in a timely manner, on reasonable terms, or at all, which would further impair our liquidity and operating results.

•
The suspension of certain of our activities resulting from current market conditions and our liquidity status may persist for an extended period of time, and we may not resume historical levels of activities, or at all.

•
NW Capital has substantial approval rights over our business by virtue of the NW Capital loan and, if and when it converts the NW Capital loan, will control a substantial equity interest in us. The interests of NW Capital may not necessarily coincide with the best interest of Class Members.

•
While we have secured financing to fund working capital requirements, if our liquidity continues to dissipate and we are unable to meet our obligations, we may be forced to sell certain of our assets for a price at or below the current carrying value of the assets, which could result in a loss to us, or we may seek other available alternative strategies. Despite management’s efforts, there is no assurance that we will be successful in selling real estate assets in a timely manner to sufficiently fund operations, or in obtaining additional financing, if needed. If additional financing is available, there are no assurances that the financing will be available on terms that are acceptable to us.

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•
We are subject to risks generally associated with lending secured by, and ownership of, real estate-related assets, including changing economic conditions, environmental risks, unforeseen statutory and regulatory changes, the cost of and ability to obtain insurance, and risks related to developing and leasing of properties.

•
Real estate assets we may acquire in foreclosure or through other means are often non-earning assets. In the event of foreclosure of a loan, we are responsible for the payment of past due property taxes, a liability not currently recorded on our balance sheet, but which is reflected in our asset valuation, and which approximates $0.1 million as of September 30, 2013. Moreover, the ultimate disposition of such assets may not occur for an extended period of time or at prices we seek, which would further impair our liquidity and value.

•
As a commercial real estate mortgage lender, we are subject to a variety of external forces that could further harm our operations and results, including, without limitation, fluctuations in interest rates, fluctuations in economic conditions (which are exacerbated by our limited geographic diversity), environmental risks, unforeseen statutory and regulatory changes, the cost of and ability to obtain insurance, risks related to developing and leasing of properties, and the effect that regulators or bankruptcy courts could have on our operations and rights as a secured commercial real estate mortgage lender.

•
Our commercial real estate mortgage loans, which are not guaranteed by any government agency, are risky and are not sold on any well-established secondary market, and our underwriting standards may not be sufficient to protect stockholders from our borrowers’ loan defaults or to ensure that sufficient collateral, including collateral pledged by guarantors, will exist to protect us from any such defaults in the context of the continued market stress currently applicable in the real estate sector.

•
In connection with our foreclosure on loans and our related acquisition of the underlying real estate assets collateral, we often inherit the property subject to a variety of liens and encumbrances. These liens and encumbrances may include liens securing indebtedness senior to our lien, property tax liens, liens securing special assessment or community facilities, revenue bonds, and liens securing home owner association or community recreation club or golf assessments and dues, as well as customary covenants, conditions, restrictions, and utility and other easements. Often, the real estate assets we acquire through foreclosure are in a distressed state and, in those cases, we actively work to stabilize the asset, resolve disputes among different lienholders and creditors and protect our interest in the asset as we determine the

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most advantageous strategy for the Company (i.e., sell, develop further or operate). As part of this process and with the intention of protecting or enhancing our interest in our commercial loan and real estate owned (“REO”) assets, we may for strategic reasons take actions, or fail to take actions, that result in a default of obligations relating to the property, some of which obligations may have a security or collateral interest in the subject real estate property. In some cases, we may be directly liable for certain of these obligations. These actions (or inactions) are intended to protect or enhance our interest in the property and, in many cases, relate to obligations that were incurred prior to our acquisition of the property and disputes among the various stakeholders, including the Company, about the amount, timing or priority of the obligations and the appropriate resolution of the various stakeholders’ claims. In many cases, resolution of all claims will result in less than a full recovery for some or all stakeholders given the distressed state of many of our REO properties. We believe that we could, if we elected to do so, settle or cure these defaults and we do not believe the losses or costs relating to any such actions pending at September 30, 2013 will result in a material adverse effect on our financial position or results of operations.
Except to the extent required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this offering memorandum.
As used in this offering memorandum, “Company,” “we,” “our,” and “us” refer to IMH Financial Corporation and its subsidiaries, unless stated otherwise or the context requires otherwise.

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GLOSSARY OF CERTAIN TERMS

2012 Form 10-K	means our Annual Report on Form 10-K for the year ended December 31, 2012.
Adverse Effect
means (i) an actual adverse effect upon the NW Capital loan, NW Capital’s interest in such loan or any rights accruing therefrom, which shall include, without limitation, a prepayment of such loan or NW Capital’s right to exercise the conversion of such loan into Series A Preferred Stock, (ii) an actual impairment, delay, conditioning or limitation of the ability of NW Capital to act under the note evidencing the NW Capital loan, any NW Capital Loan Document (as defined in the Intercreditor Agreement), the Rights Offering Intercreditor Agreement or the Intercreditor Agreement, or (iii) an actual adverse effect upon the legality, validity, binding effect or enforceability against the Trustee or any noteholder of the Intercreditor Agreement.

Certificate of Designation	means that certain Certificate of Designation, dated June 7, 2011, governing the Series A Preferred Stock.
Certificate of Incorporation	means the certificate of incorporation of the Company, dated June 18, 2010, and filed with the Delaware Secretary of State on June 21, 2010, as corrected by filing on August 20, 2010.
Class Counsel	means Co-Lead Class Counsel and other counsel of record for the Class plaintiffs.
Co-Lead Class Counsel	means Klafter Olsen & Lesser LLP and Zwerling, Schachter & Zwerling, LLP, who are co-lead class counsel for Class plaintiffs in the litigation described in the Settlement Stipulation.

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Class Members
is defined in the Settlement Stipulation and means all former unitholders of the Fund who were record holders as of May 13, 2010 and whose units have been converted into shares of common stock of IMH pursuant to the Conversion Transactions. For purposes of making the exchange offer and the Rights Offering and for subsequent transfers of the notes, Class Members will include holders of shares transferred to them by other Class Members between May 13, 2010 and January 15, 2014 pursuant to and in accordance with the transfer restrictions of our Certificate of Incorporation. Excluded from the Class are the defendants in the litigation and any entity in which any defendant has a controlling interest; the officers, directors, affiliates, legal representatives, heirs, successors, subsidiaries, and/or assigns of any such individual or entity; and any of the broker-dealers (or any of their agents or representatives) which sold units to Class plaintiffs or the members of the Class.

Code	means the Internal Revenue Code of 1986, as amended.
Collateral Documents	has the meaning given in the Rights Offering Intercreditor Agreement and generally means the documents evidencing the security for the NW Capital loan and the Rights Offering Notes.
Common Directors	means directors of the Company other than the Preferred Directors.
Company	means IMH Financial Corporation and its subsidiaries (additionally referred to as “IMH,” “we,” “our,” and “us”), unless stated otherwise or the context requires otherwise.
Conversion Plan	means that certain agreement and plan of conversion and contribution to implement the Conversion Transactions.
Conversion Transactions	means those certain transactions, occurring on June 18, 2010, in which the Fund was converted into a Delaware corporation and became internally managed through the acquisition of the Manager.
DGCL	means Delaware General Corporation Law.

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ERISA	means the Employee Retirement Income Security Act of 1974, as amended.
Established Accredited Investors	means Class Members who returned materials relating to their status as “accredited investors” under Regulation D for purposes of the Rights Offering and in certain cases, their permitted transferees.
Exchange Act	means the Securities Exchange Act of 1934, as amended.
Exchange Agent	means U.S. Bank National Association, who will act as the Exchange Agent for the exchange offer.
Existing Senior Obligations
generally means our and our subsidiaries’ indebtedness and other obligations under the NW Capital loan, the Rights Offering Notes, the Rights Offering Indenture, the Series A Preferred Stock, and related loan and collateral documents. For a more detailed definition, see “Description of the Notes — Subordination.”

Expiration Date	means 5:00 p.m., New York City time, on March __, 2014, which may also be referred to as the “Expiration Time.”
Final Order	means the Final Order and Judgment dated July 26, 2013 issued by the Court pursuant to the Settlement Stipulation.
Fund	means IMH Secured Loan Fund, LLC, our predecessor entity.
Holdings	means IMH Holdings, LLC, which serves as a holding company for two wholly-owned subsidiaries, IMH Management Services, LLC and SWIM.
IMH	means IMH Financial Corporation and its subsidiaries (additionally referred to as the “Company,” “we,” “our,” and “us”), unless stated otherwise or the context requires otherwise.
Indemnified Parties	means NW Capital and its affiliates, members, officers, directors, employees, agents and representatives of the foregoing and their respective successors and assigns.

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Indemnifying Parties	means the noteholders, to the extent provided in the Intercreditor Agreement.
Indenture	means the Indenture expected to be dated as of March 1, 2014 between us and U.S. Bank National Association, as trustee, pursuant to which the notes will be issued.
Intercreditor Agreement
means that certain Agreement dated as of the date of issuance of the notes by and between the Trustee and NW Capital, on behalf of itself and the Rights Offering Indenture Trustee. If at any time the NW Capital loan or Series A Preferred Stock into which the NW Capital loan has been converted has been refinanced or replaced, the term Intercreditor Agreement will include a Replacement Intercreditor Agreement.

IRS	means the Internal Revenue Service.
Lead Investor	means NW Capital and any subsequent transferee(s) of NW Capital as long as NW Capital and/or such transferee(s) beneficially own 25% or more of the Series A Preferred Stock.
Manager	means Investors Mortgage Holdings, Inc., which managed the Fund prior to the Conversion Transactions.
NW Capital	means NWRA Ventures I, LLC. When used in this offering memorandum, references to NW Capital may include its successors and assigns.
NW Capital loan	means that certain $50 million convertible loan made to us by NW Capital, which closed on June 7, 2011.
NW Capital Loan Agreement
means that certain loan agreement, dated as of June 7, 2011, by and between us, as borrower, and NW Capital, as lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto).

NWRA	means New World Realty Advisors, LLC.
NYSE	means the New York Stock Exchange.

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OID	means original issue discount.
Permitted Indebtedness	means certain indebtedness that we are allowed to incur in addition to the Existing Senior Obligations. For a more detailed definition, see “Description of the Notes — Subordination.”
Preferred Directors	means those members of our board of directors who are appointed solely by the holders of the Series A Preferred Stock.
Record Date	means 5:00 p.m., New York City time, on January 15, 2014.
Replacement Debt	means any indebtedness that replaces or refinances the NW Capital loan or Series A Preferred Stock into which the NW Capital loan has been converted or any such replacement debt.
Replacement Intercreditor Agreement
means a new or revised agreement with any Replacement Lender or agent thereof (i) entered into in connection with any Replacement Debt, (ii) that replaces the Intercreditor Agreement with NW Capital or any prior Replacement Intercreditor Agreement and (iii) that contains terms not more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital or such prior Replacement Intercreditor Agreement.

Replacement Lender	means any lender or representative of a group of lenders replacing NW Capital or another lender in connection with any Replacement Debt or any Replacement Intercreditor Agreement.
Replacement Preferred Stock	means preferred stock issued upon conversion of any Replacement Debt.
Rights Offering
means the offering by IMH of up to $10 million of its senior, secured, convertible notes with the same economic terms as the NW Capital loan. The Rights Offering is made through a separate private placement memorandum and pursuant to the Settlement Stipulation. See “Description of the NW Capital Loan and the Rights Offering Notes.”

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Rights Offering Indenture	means that certain Indenture by and between us and The Bank of New York Mellon, as trustee, under which the Rights Offering Notes will be issued.
Rights Offering Indenture Trustee	means The Bank of New York Mellon, as trustee, under the Rights Offering Indenture.
Rights Offering Intercreditor Agreement	means that certain Rights Offering Intercreditor Agreement dated as of the date of issuance of the Rights Offering Notes between NW Capital and the Rights Offering Indenture Trustee.
Rights Offering Notes	means the senior, secured, convertible notes issued in the Rights Offering.
Rights Offering Noteholders	means the holders of a Rights Offering Note or a beneficial interest therein.
SEC	means the Securities and Exchange Commission.
Securities Act	means the Securities Act of 1933, as amended.
Series A Preferred Stock	means our Series A cumulative convertible preferred stock, $0.01 par value per share, created pursuant to the Certificate of Designation.
Settlement Stipulation
means the Stipulation and Agreement of Compromise, Settlement and Release dated March 19, 2013 pursuant to which this notes offering and the Rights Offering are being made, as described in more detail below under “Summary Description of the Exchange Offer and the notes – Background and Purpose of the Exchange Offer.”

Special Dividend
a one-time, cash dividend to be paid to holders of our Class B common stock on the 12-month anniversary of an initial public offering of our common stock. See “Description of Our Capital Stock – Class B Common Stock – Special Dividend.”

SWIM	means SWI Management, LLC.

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Trigger Date
relates to the Series A Preferred Stock and means the earlier of (i) the consummation of an initial public offering of our common stock and (ii) 90 days following the date, if any, on which we send notice to our stockholders stating that the board of directors has determined not to pursue an initial public offering of our common stock.

Trigger Event	relates to the notes and has the meaning given in the Intercreditor Agreement, as described below under “Description of the Notes – Subordination.”
Trust Indenture Act	means the Trust Indenture Act of 1939, as amended.
Trustee	means U.S. Bank National Association, as trustee under the Indenture.

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SUMMARY DESCRIPTION OF THE EXCHANGE OFFER AND
THE NOTES
The following summary highlights selected information from this offering memorandum and does not contain all of the information that may be important to you. You should carefully read this offering memorandum in its entirety.
The Company
We are a real estate finance company based in the southwest United States with over a decade of experience in various and diverse facets of the real estate lending and investment process, including origination, acquisition, underwriting, documentation, servicing, construction, enforcement, development, marketing, and disposition. Our principal executive offices are located at 7001 N. Scottsdale Rd., Suite # 2050, Scottsdale, Arizona 85253 and our telephone number is (480) 840-8400. Our business and financial condition are describe in our 2012 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 that are incorporated by reference into this offering memorandum.
Background and Purpose of the Exchange Offer
Our predecessor entity, IMH Secured Loan Fund, LLC (the “Fund”) was formed in May 2003 and commenced operations in August 2003. The Fund was externally managed by Investors Mortgage Holdings, Inc. (the “Manager”). On June 18, 2010, we effected the Conversion Transactions, whereby the Fund was converted into a Delaware corporation and became internally managed through the acquisition of the Manager. In the Conversion Transactions, we also acquired IMH Holdings, LLC (“Holdings”), which is a Delaware limited liability company and serves as a holding company for two wholly-owned subsidiaries, IMH Management Services, LLC, an Arizona limited liability company, and SWI Management, LLC, an Arizona limited liability company (“SWIM”). IMH Management Services, LLC provides us and our affiliates with human resources and administrative services and SWIM manages the Strategic Wealth & Income Fund, LLC. The Conversion Transactions are described in more detail in our 2012 Form 10-K. See “Part I, Item 1. Business – Our History and Structure” in the 2012 Form 10-K.
Various disputes have arisen relating to the consent solicitation/prospectus used in connection with seeking member approval of the Conversion Transactions. Three proposed class action lawsuits were subsequently filed in the Delaware Court of Chancery (on May 25, 2010, June 14, 2010 and June 17, 2010) against us and certain affiliated individuals and entities (the “Class Claims”). The May 25, 2010 and June 14, 2010 lawsuits contained similar allegations, claiming, in general, that fiduciary duties owed to Fund members and to the Fund were breached because,

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among other things, the Conversion Transactions were unfair to Fund members, constituted self-dealing, and the information provided about the Conversion Transactions and related disclosures were false and misleading. The June 17, 2010 lawsuit focused on whether the Conversion Transactions constituted a “roll up” transaction under the Fund’s operating agreement and sought damages for breach of the operating agreement.
An action also was filed on June 14, 2010 in the Delaware Court of Chancery against us and certain affiliated individuals and entities by Fund members Ronald Tucek, Cliff Ratliff, and LGM Capital Partners, LLC. This lawsuit claimed, among other things, that the defendants breached certain fiduciary duties rendering the proxy solicitation process in connection with the Conversion Transactions unfair. The four above-referenced actions were consolidated into one action and on July 15, 2011, plaintiffs filed a consolidated complaint in the action (the “Litigation”).
On January 31, 2012, we reached a tentative settlement in principle to resolve the Class Claims asserted in the above Litigation, which was memorialized in a Memorandum of Understanding (“MOU”) filed with our Form 8-K dated February 6, 2012. The MOU was subject to confirmatory discovery and the negotiation and execution of a definitive settlement agreement, resulting in the Settlement Stipulation. On July 26, 2013, the Court approved the settlement set forth in the Settlement Stipulation.
The following are some of the key elements of the Settlement Stipulation:

•
We will offer $20.0 million of 4% five-year subordinated notes to Class Members in exchange for 2,493,765 shares of our common stock at an exchange rate of $8.02 per share. The exchange offer that is the subject of this offering memorandum is being made to satisfy this requirement of the Settlement Stipulation.

•
The Settlement Stipulation contemplates that we offer to Class Members who returned materials relating to their status as accredited investors under Regulation D of the Securities Act (“Established Accredited Investors”) up to $10.0 million of our senior secured convertible notes with the same economic terms as the convertible notes previously issued to NW Capital under the NW Capital loan (the “Rights Offering Notes”). However, due to the limited number of Established Accredited Investors, we anticipate that we will issue only up to $3.0 million of Rights Offering Notes to Class Members who are Established Accredited Investors. However NW Capital has the right to purchase all of the Rights Offering Notes not subscribed for by Class Members, up to the full $10 million of notes. We describe the Rights Offering Notes to be issued in the Rights Offering in more detail below under “Description of the NW Capital Loan and the Rights Offering Notes.” This offering memorandum does not constitute an offer of the Rights Offering Notes or the Series A Preferred Stock into which the Rights Offering Notes would be convertible or the common stock into which the Series A Preferred Stock would be convertible. There

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is a separate private placement memorandum governing the Rights Offering Notes that is being provided to Established Accredited Investors apart from this offering memorandum. The private placement memorandum relates only to the Rights Offering and does not constitute an offering of the Rights Offering Notes to persons who receive this offering memorandum.

•
We have deposited $1.57 million in cash into a settlement escrow account (less $225,000 to be held in a reserve escrow account that is available for use by us to fund defense costs for other unresolved litigation arising out of or relating to the Conversion Transactions). The net amount – $1.345 million – has been awarded by the Court for the payment of attorneys’ fees, expenses, taxes, and notice and administration costs. The $225,000 has been fully utilized in connection with the resolution of such other litigation.

•
We will enact certain agreed upon corporate governance enhancements, including the appointment of two independent directors to our board of directors within six months of the Court’s final approval of the Settlement Stipulation and the establishment of a five-person investor advisory committee (which may not be dissolved until such time as we have established a seven-member board of directors with at least a majority of independent directors).

•
By amendment to their employment agreements or execution of other agreements, we will impose additional restrictions on the future sale or redemption of our common stock held by certain of our executive officers and provide that they will not receive options under our 2010 Stock Incentive Plan in 2013.

A copy of the Settlement Stipulation is available to you upon request. We have vigorously denied, and continue to vigorously deny, that we have committed any violation of law or engaged in any of the wrongful acts that were alleged in the litigation, but believe it is in the best interests of us and our stockholders to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest.
Payment to Class Counsel
Pursuant to the Final Order, in addition to the cash consideration described above, the Court has awarded Klafter Olsen & Lesser LLP and Zwerling, Schachter & Zwerling, LLP, who are co-lead counsel for Class plaintiffs in the litigation described in the Settlement Stipulation (collectively, “Co-Lead Class Counsel”) and other counsel of record for the Class plaintiffs (collectively, “Class Counsel”) certain cash consideration and 6.4% of all payments made on the notes from time to time for their attorney fees and expenses. This means that you will only receive 93.6% of interest and principal payments on the notes to which you would otherwise be entitled. For example, if you

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exchange common stock for $1,000 of the notes, Class Counsel would be entitled to 6.4% of all payments of principal and interest on the notes and you will receive $936 upon payment of the notes at maturity instead of $1,000.
The Exchange Offer

Issuer	IMH Financial Corporation. 7001 N. Scottsdale Rd., Suite 2050 Scottsdale, Arizona 85253 Telephone: 480-840-8400
Exchange Offer
This offer to exchange $8.02 principal amount of 4% Subordinated Notes due 2019 for up to 2,493,765 shares of our common stock is being made to Class Members who own shares of our common stock on the Record Date (defined below).

Exchange Ratio	$8.02 principal amount of notes for each share of common stock validly tendered. Shares can only be tendered in increments of 25 shares.
Expiration Date
5:00 p.m., New York City time, on March __, 2014, unless extended. We may extend the period for exercising the exchange offer in our sole discretion. We will give notice of any extension to the Exchange Agent no later than the next business day following the previously scheduled expiration date and either we or the Exchange Agent will then provide notice to you. See “The Exchange Offer – Expiration Time, Extensions and Termination.” If you would like to exercise your exchange rights, you must do so before such date and time.

Record Date	5:00 p.m., New York City time, on January 15, 2014 (the “Record Date”).

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Class Members and Participation
The Class Members consist of all former unitholders of the Fund who were record holders as of May 13, 2010, and whose units have been converted into shares of IMH pursuant to the Conversion Transactions. For purposes of making the exchange offer and for subsequent transfers of the notes, Class Members will include holders of shares transferred to them by other Class Members between May 13, 2010 and January 15, 2014 pursuant to and in accordance with the transfer restrictions of our Certificate of Incorporation. Excluded from the Class are the defendants in the litigation and any entity in which any defendant has a controlling interest; the officers, directors, affiliates, legal representatives, heirs, successors, subsidiaries, and/or assigns of any such individual or entity; and any of the broker-dealers (or any of their agents or representatives) which sold units to Class plaintiffs or the members of the Class.

The notes offering will be made to Class Members on the following terms:

•    We will offer an aggregate of $10 million of the notes to those Class Members who cast a vote “against” the Conversion Transactions and which were received by IMH by June 23, 2010 or to the holders of shares transferred by any such no-voting Class Members pursuant to and in accordance with the transfer restrictions of our Certificate of Incorporation (the “No Vote Pool”).

• We will offer $10 million of notes to all other Class Members (the “Open Pool”).
• Class Members will have the right to exchange their shares in their respective notes pools on a pro rata basis.

•    If the Open Pool is not exhausted and the No Vote Pool is oversubscribed, then the oversubscribed exchange requests of “no voters” will be satisfied by the excess in the Open Pool on a pro rata basis.

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•    If the No Vote Pool is not exhausted and the Open Pool is oversubscribed, then the oversubscribed exchange requests of the Open Pool will be satisfied by the excess in the No Vote Pool on a pro rata basis.

If any amount of the two Pools (i.e., $20 million) remains after all exchange requests pursuant to the above process have been satisfied, such excess notes will not be issued. See “The Exchange Offer – General” and “The Exchange Offer – Proration if Shares Tendered Exceed Maximum” for mechanics of proration if excess shares are tendered.

Choice of Shares
If you wish to participate in the exchange offer, shares tendered for exchange will be chosen first from your Class B-1 shares until such shares are exhausted, then from your Class B-2 shares until such shares are exhausted, then from your Class B-3 shares until such shares are exhausted, and finally from your Class C shares.

No Transferability of Rights	Your right to participate in the exchange offer is non-transferable, and you cannot sell, assign, convey, or pledge your exchange rights to anyone.
Acceptance of Shares; Conditions
We will accept up to 2,493,765 shares (representing approximately 14.8% of the outstanding shares of our Class B and C common stock as of September 30, 2013) in the exchange offer. If more than 2,493,765 shares are tendered, we will accept up to that number of shares on the basis described above under “Class Members and Participation.” The exchange offer is subject to certain conditions as described in “The Exchange Offer – Conditions to and Amendment of the Exchange Offer.”

Denominations; Fractional Interests
The notes will be issued only in denominations of $100 and integral multiples thereof. We will only accept tendered shares in increments of 25 shares and will pay cash for the value of such shares in excess of $100 increments based on the $8.02 per share exchange rate.

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How to Tender
If you wish to accept the exchange offer, you or your broker, custodian bank, or other nominee must complete the accompanying Letter of Instruction, and send the Letter of Instruction and other required documents to U.S. Bank National Association, who we have retained to act as the Exchange Agent in this transaction. Your documentation must be received prior to 5:00 p.m., New York City time, on March __, 2014, the scheduled expiration date of this exchange offer. See “The Exchange Offer – Expiration Time, Extensions and Termination.”

If the exchange offer is not completed, the tendered shares will not be transferred to us and the custodian for the shares will continue to hold the shares.

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For Brokers and Other Nominees
If you are a broker, a trustee, or a depositary for securities who holds shares of our common stock for the account of eligible stockholders as of 5:00 p.m., New York City time, on January 15, 2014, the Record Date, you should notify the respective beneficial owners of such shares of this exchange offer as soon as possible to find out their intentions with respect to exercising their exchange rights. You should obtain instructions from the beneficial owners with respect to their exchange rights. If the beneficial owners so instruct, you should complete the Letter of Instruction and other required documents and submit them to the Exchange Agent. If you hold our common stock for the account(s) of more than one beneficial owner, you may exercise the number of exchange rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of 5:00 p.m., New York City time, on January 15, 2014, the Record Date.

For Beneficial Owners
If you are a beneficial owner of our common shares or will receive your exchange rights through a broker, custodian bank, or other nominee, you will need to have your broker, custodian bank, or other nominee act for you. You must contact your nominee to provide it with your instructions for exercising your exchange rights.

To indicate your decision to exercise your exchange rights, you should complete and return to your broker, custodian bank, or other nominee the form required by it such that it will be received in sufficient time to enable such entities to exercise the exchange rights associated with the common shares that you beneficially own prior to the expiration date of this exchange offer.

Tax-Qualified Accounts
Special issues and procedures may apply to tax-qualified accounts such as IRAs. If you wish to participate in the exchange offer and you hold your shares in a tax-qualified account, you should talk to your custodian to determine if you can do so in your existing account. You may also be able to participate by establishing and transferring your shares of Company stock to a new account and acting through a new custodian. See “The Exchange Offer – Special Instructions for Tax-Qualified Accounts.”

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Withdrawal Rights
You may withdraw your previous tender of shares pursuant to the exchange offer at any time prior to 2:00 p.m., New York City time, on March __, 2014, the business day prior to the scheduled expiration date. See “The Exchange Offer – Withdrawal Rights.”

Conditions	This exchange offering is subject to certain conditions set forth under the heading “The Exchange Offer – Conditions to and Amendment of the Exchange Offer.”
Use of Proceeds	As this is an exchange offer, we will not receive any proceeds from the offering.
No Recommendation by the Board of Directors
Our board of directors is not making any recommendation as to whether or not you should tender your shares in the exchange offer. You are urged to make your decision based on your own assessment of our business and this notes offering.

Risk Factors	See “Risk Factors” beginning on page ___ of this offering memorandum for a discussion of certain risk factors that you should consider before you exercise your tender rights and invest in our notes.
Foreign Stockholders	Special rules will apply to Non-U.S. holders of notes. See “Material U.S. Federal Income Tax Considerations-Taxation of Non-U.S. Holders of Notes.”
Exchange Agent
The exchange agent for this exchange offer is U.S. Bank National Association (the “Exchange Agent”). The address for delivery to the Exchange Agent is as follows:
U. S. Bank National Association
Attn: Specialized Finance
111 Fillmore Avenue
St. Paul, MN 55107-1402
For information call 800-934-6802

Fees and Expenses	We will pay all expenses of the Exchange Agent related to its role in connection with this exchange offer. See “The Exchange Offer – Payment of Expenses.”
For additional information regarding this exchange offer, see “The Exchange Offer.”

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You are solely responsible for completing delivery to the Exchange Agent of your exchange documents. We urge you to allow sufficient time for delivery of your exchange materials to the Exchange Agent on or prior to the expiration date.

The Notes
Issuer	IMH Financial Corporation.
Securities Offered	Up to $20 million aggregate principal amount of 4% Subordinated Notes due 2019.
Issue Price	$8.02 aggregate principal amount of notes for each share of common stock validly tendered in the exchange offer.
Issue Date
We will seek to issue the notes on or before the 10th business day following the expiration date of the exchange offer. The notes will be held in book entry form through a custodian. You will receive evidence of such notes being held in book entry form for your benefit, but will not receive certificated notes.

Maturity Date
The earlier of five years from the date of issuance and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000. 6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.

Interest
Interest on the notes will accrue from the issue date at the rate of 4% per year, payable in arrears, on July 1, 2014, and thereafter on the first business day of each April, July, October and January of each year during the term of the notes. Payment of interest is subject to certain conditions. See “Subordination” below. 6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.

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Indenture	We will issue the notes under the Indenture between us and U.S. Bank National Association, as trustee.
Conversion Rights	The notes have no conversion rights.
Collateral	The notes will not be secured by any of our or any other person’s assets.
Guarantee	The notes will not be guaranteed by any of our existing or future subsidiaries or any other person.
Ranking	The notes will be general unsecured obligations and will be:

•    subordinated to all of our existing and future senior indebtedness, including the NW Capital loan and the Rights Offering Notes, and to certain Replacement Debt (see “Description of the NW Capital Loan and The Rights Offering Notes”);

•    subordinated to all of our obligations to holders of the Series A Preferred Stock, including our obligations to pay dividends and to redeem the Series A Preferred Stock in certain events, and to certain Replacement Preferred Stock (see “Description of Our Capital Stock – Series A Preferred Stock”);

•    subordinated to our obligation to NW Capital to repurchase certain shares of common stock held by it or its affiliates in the event of a prepayment of the NW Capital loan (see “Description of the NW Capital Loan and The Rights Offering Notes”);

• senior to any existing and future indebtedness that is expressly subordinated to the notes;
• senior to all common stock outstanding;

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• effectively subordinated to our existing and future secured debt to the extent of the value of the collateral; and
• structurally subordinated to all existing and future indebtedness and other liabilities and preferred stock of our subsidiaries.
Restrictions on Transfer
The notes cannot be transferred except to other Class Members, with our consent, not to be unreasonably withheld, and in accordance with the other restrictions described herein. We may also require an opinion of counsel. The provisions of our Certificate of Incorporation that allow transfers of common stock to certain persons will not apply to the notes. See “Description of our Capital Stock – Common Stock.” A “Transfer” means any legal or beneficial direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub participation or other legal or beneficial interest in, change in control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise. Notes that have been transferred in contravention of applicable transfer restrictions will be disregarded for purposes of noteholder voting. See “Description of the Notes – Restrictions on Transfer.”

Required Prepayment
We must prepay 50% of the principal amount of the notes together with accrued and unpaid interest thereon on the date that is four years from the date of issuance if we satisfy certain conditions on the last day of the month that is two months before the required prepayment date, which is four years after the issue date (the “Prepayment Test Date”). These conditions are as follows:

•    We must have cash or Cash Equivalents in an amount greater than $10 million plus two times the trailing net operating expenses for the 12 months prior to the Prepayment Test Date, as determined in accordance with GAAP.

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•    We must have a positive Operating Profit for the 12 month period prior to the Prepayment Test Date. “Operating Profit” means, for any period, determined on a consolidated basis in accordance with GAAP, our Net Income for such period, plus, without duplication and to the extent deducted in determining Net Income for such period, depreciation and amortization expense. “Net Income” means, for any period, net income (or loss) of us and our consolidated subsidiaries for such period, determined on a consolidated basis (without duplication) in accordance with GAAP.

• None of us or any of our subsidiaries shall be in default, or shall become in default by virtue of making the prepayment, in respect of any Senior Obligations. “Senior Obligations” means:

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o    the Indebtedness (as defined in the notes) and other obligations of us and/or our subsidiaries under (i) that certain Loan Agreement, dated as of June 7, 2011, by and between us, as borrower, and NW Capital, as lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “NW Capital Loan Agreement”), (ii) any Loan Document (as defined in the NW Capital Loan Agreement), (iii) that certain Indenture (the “Rights Offering Indenture”), by and between us and The Bank of New York Mellon, as indenture trustee (the “Rights Offering Indenture Trustee”), relating to the Rights Offering, (iv) the Rights Offering Notes, issued pursuant to the Rights Offering Indenture, and (v) to the extent that all or any portion of the indebtedness governed by the NW Capital Loan Agreement or the Rights Offering Indenture and/or the promissory notes and other loan documents delivered or entered into pursuant thereto is converted into Series A Preferred Stock, such stock and that certain Certificate of Designation governing the rights of the holders of such stock (but excluding any Series A Preferred Stock following conversion of the same into our common stock) (the obligations of us and/or any of our subsidiaries arising under items (i), (ii), (iii), (iv), and (v) are collectively referred to as the “Existing Senior Obligations”); and

o    any other Permitted Indebtedness, including any Permitted Indebtedness obtained in connection with the refinancing of the Existing Senior Obligations, that is senior in priority and right of payment to the notes.

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For more information, see “Description of the Notes – Mandatory Prepayment of Notes.”

We may not enter into any Permitted Indebtedness that expressly prohibits the required prepayment, but our Permitted Indebtedness may have customary lender protections, such as tangible net worth, debt service and liquidity requirements.

6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.

Optional Redemption at Issuer’s Option
Subject to certain conditions, the notes may be redeemed by us in whole or in part at our option at any time or from time to time at the principal amount of the notes to be redeemed, plus accrued interest to the redemption date, as described under “Description of the Notes – Redemption of Notes.”

6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.

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Subordination
The notes are subject and subordinate to the Existing Senior Obligations and will be collaterally assigned to NW Capital, as set forth in that certain Agreement dated as of the date of issuance of the notes, by and between the Trustee and NW Capital, on behalf of itself and the Rights Offering Indenture Trustee (the “Intercreditor Agreement”). In the Intercreditor Agreement, NW Capital will act as agent for itself and the Rights Offering Indenture Trustee, for the benefit of the holders of the Rights Offering Notes. The Intercreditor Agreement sets forth the subordination provisions that apply to the notes and significantly limits the ability of the noteholders to enforce their notes while certain senior debt is outstanding.  The Intercreditor Agreement also imposes, in certain circumstances, certain liabilities and obligations on the noteholders; provided , that any such liability is limited to amounts that would otherwise be paid on the notes. The Intercreditor Agreement provides, among other things, that in no event shall the noteholders accept or receive payments on the notes unless and until all indebtedness in respect of the Existing Senior Obligations has been paid in full. However, under the Intercreditor Agreement, subject to certain additional restrictions, noteholders may receive regularly scheduled payments of interest on the notes and the required prepayment on the notes if the conditions to such payments are satisfied, as long as the Trustee has no actual knowledge (as defined in the Intercreditor Agreement) that:

•    a default or event of default has occurred and is continuing under any of the Senior Documents;
•    an event has occurred which, with the giving of notice or the passage of time or both, would constitute an event of default under the Senior Documents;
•    subject to the terms of the Intercreditor Agreement, a Default Event has occurred;
•    a Trigger Event has occurred; and
•    a Deficiency Event has occurred and is continuing.

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The Senior Documents include the NW Capital Loan Agreement, the Loan Documents entered into in connection with the NW Capital loan, the Series A Preferred Stock pursuant to the Certificate of Designation, the Rights Offering Indenture, the Rights Offering Notes, and the Collateral Documents (as defined in the Rights Offering Intercreditor Agreement). The Collateral Documents generally include documents evidencing the security for the NW Capital loan and the Rights Offering Notes.

In the event that the NW Capital loan or the Series A Preferred Stock into which the NW Capital loan is converted is replaced or refinanced or any such replacement debt is replaced or refinanced (“Replacement Debt”), we may enter into a Replacement Intercreditor Agreement to provide for the continuing subordination and other provisions of the notes that will be applicable with respect to the Replacement Debt and any Preferred Stock issued upon conversion of any Replacement Debt (“Replacement Preferred Stock”), and no consent will be required from noteholders so long as the Replacement Intercreditor Agreement does not contain terms that are more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital or any prior Replacement Intercreditor Agreement. We have begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.

The notes will also be subordinate to certain other Permitted Indebtedness.

For additional information concerning the subordination of the notes, the collateral assignment thereof, what constitutes a Default Event, a Trigger Event and a Deficiency Event and the remedies of NW Capital upon the occurrence of each such event, and the limitations on the rights of the Trustee and the noteholders, see “Description of the Notes — Subordination” and “Description of the Intercreditor Agreement.”

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Payments Under the Cash Management Agreement
We will make payments on the notes pursuant to, and in accordance with, that certain Cash Management Agreement, dated as of June 7, 2011, as amended (the “Cash Management Agreement”), among us, U.S. Bank National Association, as cash management agent for NW Capital, and NW Capital acting in its capacity as agent for the benefit of NW Capital, as lender under the NW Capital loan, and the Rights Offering Indenture Trustee for the benefit of the Rights Offering noteholders for so long as such agreement is in effect. Pursuant to the Cash Management Agreement, our cash receipts are collected and disbursed to pay specified obligations subject to the oversight and approval of NW Capital.  Under the terms of the Cash Management Agreement, our revenues and the revenues of our subsidiaries are deposited into an account (the “IMH Collection Account”) maintained with the cash management agent.  Amounts in excess of a minimum retained balance of $1,000 and not including up to $5,000,000 of cash that could be restricted for certain limited uses upon notice from NW Capital and that would then not be available to make payments on the notes, will be disbursed to make payments on behalf of IMH in the order of priority described in the Cash Management Agreement.  See “Description of the Notes – Payments Under the Cash Management Agreement.”

In the event that the NW Capital loan or the Series A Preferred Stock into which the NW Capital loan is converted is replaced or refinanced or any such Replacement Debt is replaced or refinanced, we may enter into a replacement cash management agreement with the lender replacing NW Capital or its agent or any prior replacement lender on terms not more adverse in the aggregate to the noteholders than those in the Cash Management Agreement with NW Capital or any prior replacement cash management agreement and the consent of noteholders will not be required in connection with such replacement agreement. We have begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.

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Certain Covenants
Except for the Rights Offering Notes, we cannot issue additional indebtedness that is senior to the notes other than Permitted Indebtedness. Generally, we may issue such indebtedness when the amount of our net worth as calculated in accordance with GAAP after such issuance is greater than two times the amount of the then outstanding principal amount of the notes. Such indebtedness may not prohibit payment of the notes but may provide for customary lender protections such as tangible net worth, debt service coverage, and liquidity requirements. The Indenture governing the notes will not contain any other restrictive covenants, including restrictions on our ability to pay dividends, incur liens, and consummate any asset acquisitions or dispositions. See “Description of the Notes – Restrictive Covenants.”

Listing	We do not intend to apply to list the notes on any stock exchange or market.
Book-Entry Only Securities
The notes will initially be issued in the form of a single global note. Your interest in the global note will be held in book-entry only form through U.S. Bank National Association acting as custodian.

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The Intercreditor Agreement
The notes and the Indenture are subject to an Intercreditor Agreement between the Trustee and NW Capital. The Intercreditor Agreement contains the subordination provisions applicable to the notes that are described elsewhere in this offering memorandum. See “Description of the Notes – Subordination.” It also provides for the collateral assignment of the right, title, and interest of the noteholders in, to and under the Indenture and the notes to NW Capital as agent for the holders of the Existing Senior Obligations for the purpose of securing the Existing Senior Obligations. The collateral assignment generally includes an assignment of all rights to receive payment on the notes, claims for damages arising out of breach or default, and upon the occurrence of a Trigger Event, rights to amend the notes or grant waivers with respect to the notes, to compel performance and exercise rights and remedies under the notes, and to make determinations, exercise elections, and give or receive notices with respect to the notes. All of such rights will be given to and exercised by NW Capital in accordance with the Intercreditor Agreement.

Provisions of the Intercreditor Agreement significantly limit the ability of noteholders to enforce their rights under the Indenture and the notes.

Upon the occurrence of a Trigger Event, NW Capital can exercise a number of remedies, including a sale of the notes and other interests that were collaterally assigned, but in certain cases will be required to undertake commercially reasonable efforts to seek to engage an institutional trustee to pursue a claim against us for a recovery under the notes.

In addition, provisions of the Intercreditor Agreement make the noteholders liable for certain expenses of the Trustee and of NW Capital and require noteholders to indemnify NW Capital for certain amounts but any such liability is limited to amounts that could otherwise be distributable on the notes.

By acceptance of a note or beneficial interest therein, each holder of a note (a) agrees to the terms and conditions of the notes and the Intercreditor Agreement, (b) authorizes and directs the Trustee to enter into the Intercreditor Agreement, and (c) agrees to be bound by the acknowledgements, agreements, assignments, charges, grants, pledges and representations contained in the Intercreditor Agreement stated to be made by each holder.

See “Description of the Intercreditor Agreement” and the Risk Factors that relate to the Intercreditor Agreement.

In the event that the NW Capital loan or the Series A Preferred Stock into which the NW Capital loan is converted is replaced or refinanced or any such Replacement Debt is replaced or refinanced with Replacement Debt, we may enter into a Replacement Intercreditor Agreement to provide for the continuing subordination and other provisions of the notes that will be applicable with respect to the Replacement Debt and any Replacement Preferred Stock, and no consent will be required from noteholders so long as the Replacement Intercreditor Agreement does not contain terms that are more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital or any prior Replacement Intercreditor Agreement. We have begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.

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Governing Law	The Indenture, the notes and the Intercreditor Agreement will be governed by the laws of the State of New York.
For additional information about the notes, see “Description of the Notes” below.

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SPECIAL FACTORS
As described above, the exchange offer contemplated hereby is required by the Settlement Stipulation and is designed to provide Class Members with an opportunity to sell their shares back to us. The exchange ratio has been set at $8.02 aggregate principal amount of notes for each share of common stock validly tendered in the exchange offer. This valuation was determined after negotiation and is reflected in the Settlement Stipulation. The Court determined that the settlement set forth in the Settlement Stipulation is fair, reasonable, adequate and in the best interests of the Class, by Final Order entered on July 26, 2013.

As we disclose in more detail below, in June of 2011, an affiliate of NW Capital purchased all of the Class B common stock held by Shane C. Albers, our former Chief Executive Officer and director, in connection with his separation from the Company, at a purchase price of $8.02 per share in cash. Except as described in this offering memorandum, we have not received any report, opinion (other than an opinion of counsel) or appraisal from an outside party that is materially related to the exchange offer, including any such report, opinion or appraisal relating to the consideration or the fairness of the exchange rate in the exchange offer to us or our unaffiliated security holders. The transaction is not structured so that approval of at least a majority of unaffiliated security holders is required. We currently have no independent directors. Although we have not retained an unaffiliated representative to act on behalf of unaffiliated security holders to negotiate the terms of the exchange offer or to prepare a report concerning the fairness of the transaction, we have negotiated the terms of the exchange offer as part of the settlement of the litigation and the finalization of the Settlement Stipulation. Although we have not made provision to grant unaffiliated security holders access to corporate files or to obtain counsel or appraisal services at our expense, Class counsel conducted discovery in connection with the settlement of the litigation and the finalization of the Settlement Stipulation, including with respect to the value of the notes and the fairness of the exchange offer. Shareholders will not have appraisal rights with respect to this transaction.

At the fairness hearing, Class counsel presented evidence and argument as to the fairness, reasonableness and adequacy of the settlement, including the exchange offer.

The exchange offer will increase our outstanding debt. We describe the impact of this transaction on our capitalization and how we will value the notes for financial accounting purposes below in this offering memorandum under the heading “Capitalization.”
To the extent that you exchange your shares of common stock for the notes, you will relinquish your rights as a holder of the common stock. The following is a brief comparison of certain of the rights associated with ownership of the notes and the common stock:

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Common Stock	Notes
Equity. Pro rata claim to the assets of the Company after payment of all debt obligations and obligations on any senior equity securities, including the Series A Preferred Stock. Right to share in capital appreciation.

Debt. Right to receive specified principal amount and interest, with a senior claim to the assets of the Company compared to holders of the common stock, No right to share in capital appreciation. The notes are subordinated to all of our other senior indebtedness and to our obligations on the Series A Preferred Stock and certain Replacement Preferred Stock.

No interest is payable on common stock. Dividends are possible but are subject to legal and contractual restrictions.	Interest is payable at 4% per annum subject to the subordination provisions governing the notes.
Voting rights on all matters submitted to stockholders.	No voting rights.
Our shares have not been traded or quoted on any exchange or quotation system. There is no public market in which shareholders may sell their shares.	The notes will not be listed for trading on any exchange or quotation system and there will be no public trading market for the notes.

The foregoing table is for comparative purposes only and does not take into account all factors relating to a comparison of the shares of common stock to the notes, nor does it take into account any factors relating to the tax consequences of accepting the exchange offer. For a more complete description of the notes and the common stock, see “Description of the Notes” and “Description of Our Capital Stock.” See also “Material U.S. Federal Income Tax Considerations.”
We describe other risks to you from the exchange offer under the heading “Risk Factors” below in this offering memorandum.
Except as otherwise described herein and except in the ordinary course of business with respect to our loan enforcement activities and the disposition of assets held for sale, we have no plans and are not aware of any proposals or negotiations that relate to or would result in: (a) any extraordinary transaction, such as a merger, reorganization, or liquidation, involving us or any of our subsidiaries, (b) any purchase, sale, or transfer of a material amount of our assets or those of our subsidiaries, (c) any material change in our present dividend rate or policy, or indebtedness or capitalization, (d) any change in our present board of directors or management, including any plans or proposals to change the number or term of directors or to change the employment contract of any executive officer, (e) any other material change in our corporate structure or business, (f) any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act, (g) the suspension of our obligation to file reports under Section 15(d) of

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the Exchange Act, (h) the acquisition or disposition by any person of our securities, or (i) any changes in our charter, bylaws, or other governing instruments or other actions that could impede a change of control transaction with respect to our shares.
On January 14, 2013, we amended our bylaws to provide for certain transfer restrictions that are intended to allow us to preserve and utilize our built-in tax losses.  Pursuant to the Settlement Stipulation, Class Members agreed to abide by any and all current or future restrictions on the transfer of our equity or debt securities that are established from time to time by our board of directors for the purpose of preserving our built-in tax losses. See “Description of Our Capital Stock – Certificate of Incorporation and Bylaws – Bylaw Provision to Protect Built-In Tax Losses.”
The Company regularly has opening discussions with others regarding possible transactions, including capital acquisition, merger, and other extraordinary transactions. There are currently no agreements regarding any such transactions and the Company does not currently anticipate entering into any such agreements based on any such prior discussions.
The tax consequences of the transaction are described in more detail below in this offering memorandum under the heading “Material U.S. Federal Income Tax Considerations.”
Accounting Treatment Considerations
As a result of the collective nature of the settlement terms under the Settlement Stipulation, which consist of a cash settlement, this exchange offer, and the Rights Offering, for financial reporting purposes these transactions are considered a singular transaction. As a result, the net effect of the fair value of the components of this transaction, for purposes of IMH’s financial reporting obligations under Generally Accepted Accounting Principles (“GAAP”), will be recorded as a net settlement charge to the Company. We engaged an independent third party valuation firm to assist management in performing a fair value assessment of the components of this transaction. A summary of the anticipated accounting treatment for each component is described below, the net effect of which we expect will result in a net settlement charge to the Company, the amount of which will depend primarily on the level of participation in the Rights Offering and the exchange offer, which may also be referred to herein as the “Note Exchange” or the “Exchange Offer,” and based on assumptions utilized by management and supported by the third party valuation firm’s fair value assessment services, as further described below. In addition, as previously disclosed on Form 8-K, in connection with the dismissal of an appeal of the Class settlement, subsequent to September 30, 2013, the Company entered into a settlement agreement and release with certain shareholders for the purpose of resolving certain litigation filed in the Superior Court of Arizona, Maricopa County against the Company and certain affiliated individuals and entities, aside from the Class settlement. As consideration for the settlement and in exchange for a full release and satisfaction of all associated claims and charges by the plaintiff parties, and with no admission of any liability,

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the Company made a cash payment and recorded a net settlement charge of approximately $1.3 million. Collectively, the total settlement charge relating to these settlements could range from $3.7 million to $8.0 million. Depending on the actual level of participation in both the Rights Offering and Note Exchange, the actual amount of loss could be greater or less than the amounts in this range. The discussion below solely reflects the Company’s view of its accounting for the settlement consideration under GAAP and is not presented for the purpose of reflecting the value to the Class members of the settlement consideration to be received in connection with the settlement of the Litigation, which is at the sole determination of the participating Class members.
Fair Value of Common Stock Redeemed
The shares redeemed in the Note Exchange will be recorded by the Company as treasury stock at fair value. We engaged an independent third party valuation firm to assist management in performing a fair value assessment of the Company’s common stock. This fair value assessment was based on multiple factors including the Company’s current financial condition and liquidity, stock value of comparable companies, the occurrence of potential transactions, market conditions, lack of marketability of existing stock and other factors. Based on the fair value assessment performed by management, the fair value of the Company’s common stock was deemed to be approximately 49% lower than the $8.02 per share being offered under the exchange offer, which may also be referred to herein as the “Note Exchange” or the “Exchange Offer.” Because we are unable to estimate with certainty the level of participation in the Note Exchange, we have computed the estimated settlement charge based on four potential levels of participation, which are 25%, 50%, 75% and 100%. Under these scenarios, the potential non-cash settlement charge resulting specifically from the stock price differential from its fair value would range from $2.4 million assuming a 25% subscription level to $9.7 million assuming 100% subscription, although a significant portion would be offset by the fair value discount on the Exchange Notes, as described below.
Exchange Notes
The notes issued under the Note Exchange will be recorded by the Company at their fair value. We engaged an independent third party valuation firm to assist management in performing a fair value assessment of the Exchange Notes. This fair value assessment was based on multiple factors including the Company’s current financial condition and liquidity, the unsecured and subordinated nature of the Exchange Notes, the interest rate and the term of the debt, lack of marketability of the Exchange Notes and other factors. Based on the fair value assessment performed by management and other factors, management determined that the estimated fair value of the Exchange Notes will be below the face amount of the Exchange Notes based on the fair value and the imputed effective yield of such notes, resulting in a discount of the Exchange Notes and a reduction to the settlement charge. Because we are unable to estimate with certainty the level of participation in the Exchange Notes, we have computed the estimated debt discount and offset to settlement charge based on varying levels of participation in the Exchange Notes, which are 25%,

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50%, 75% and 100%. Under these scenarios, the potential offset to settlement charge would range from $1.9 million assuming a 25% subscription level to $7.4 million assuming 100% subscription. The difference between the fair value of the Exchange Debt under GAAP and its actual face amount will be recorded as a debt discount on the Company’s financial statements. This debt discount will be amortized as an adjustment to interest expense using the effective interest method over the term of the Exchange Notes.
Rights Offering
The notes issued under the Rights Offering will be recorded by the Company at their fair value. We engaged an independent third party valuation firm to assist management in performing a fair value assessment of the Rights Offering Notes. This fair value assessment was based on multiple factors including the Company’s current financial condition and liquidity, the convertible nature of the debt instrument, the rights associated with such debt, the interest rate and term of the debt and other factors. Based on the fair value assessment performed by management and other factors, management determined that the estimated fair value of the Rights Offering Notes will be above the face amount of the Rights Offering Notes based on the derived fair value and the imputed effective yield of such notes as of the settlement date. The difference between the fair value of the Rights Offering notes under GAAP and its actual face amount will be recorded as a debt premium on the Company’s financial statements and as an addition to the settlement charge. This debt premium will be recorded as a current charge to operating results and the offset will be amortized as a reduction of interest expense using the effective interest method over the term of the notes. While we are unable to estimate with certainty the level of participation in the Rights Offering, based on the number of Class Members who qualify as “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act, the Company anticipates that the issuance of Rights Offering notes to existing Class Members who are Established Accredited Investors will not exceed $3.0 million. Based on a $3.0 million note issuance, we computed the estimated debt premium and additional settlement charge of $1.1 million. However, NW Capital has the right to purchase all of the notes not subscribed for by Class Members in the Rights Offering. In an effort to minimize its future interest cost, the Company is presently negotiating with NW Capital to relinquish its right to purchase Rights Offering notes. But there is no assurance that such negotiations will be successful.  In the event that NW Capital elects to exercise its right to subscribe for Rights Offering notes and the note issuance amount total is $10.0 million, the estimated debt premium and additional settlement charge would be $3.7 million.

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Net Settlement Charge
As a result of the fair value analysis conducted on the individual components of the class action settlement as described above, as well as the anticipated remaining settlement costs, we expect to record an initial net settlement charge ranging from $3.7 million to $8.0 million, which would be charged as a current period expense. The actual amount of the charge is calculated by comparing the fair value of the consideration received and tendered by the Company in the transaction as follows: 1) the receipt by the Company of either $3.0 million or $10.0 million in cash as a result of issuance of the Rights Offering notes, plus 2) the receipt by the Company of the common stock redeemed at its fair value in connection with the Exchange Offering, less 3) actual net settlement amount paid in the fourth quarter in connection with the non-Class litigation as described above, less 4) the issuance of the Exchange Notes by the Company at their fair value, less 5) the issuance of the Rights Offering notes by the Company at their fair value, less 6) $0.8 million for the estimated remaining settlement and/or offering costs under the Exchange Offer and Rights Offering for the period October 1, 2013 through the date of settlement. The actual amount of the settlement charge will be based on the actual levels of participation in both the Rights Offering and Exchange Offering, which may be greater or less than the estimates described above.
Timing of Recording Transactions
At the time that the Court approved the Settlement Stipulation and all appeals were dismissed, which occurred on or about November 25, 2013, and the requirement to make the offer to Class Members became legally binding on the Company, we believe that we were able to make a reasonable determination of the proper accounting. The amount of shares expected to be redeemed will be removed from permanent equity at their estimated fair value and reflected as mezzanine equity. If, at the time of the offerings, and after a review and update of the fair values of the individual components at that date, it is determined that the debt to be issued is worth more than the actual shares to be redeemed, or the actual number of shares redeemed by participants in the offering differs from our original estimate, we will adjust permanent equity to the then fair value of the shares with an offsetting adjustment to mezzanine equity made at the fair value of the notes expected to be issued, with any difference recorded as an adjustment to the settlement loss accrual.
Once the transaction closes, we will record any final adjustments required and the mezzanine equity will be reclassified as long term debt. If the full amount of the shares is exchanged, the adjustment will be a reclassification (assuming the fair value was properly calculated at the time the mezzanine equity entry was first recorded). If the full amount of shares is not exchanged, the difference will be reclassified back to permanent equity with a potential adjustment up or down to the settlement loss accrual. Further, the Rights Offering convertible debt transaction will be recorded at fair value. The adjustment to eliminate the remaining settlement loss accrual will be the difference

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between the estimated and actual final fair value amounts of the components, with the offsetting credit to the Rights Offering Note premium or discount account to record such amounts at fair value.

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RISK FACTORS
Our business involves a high degree of risk. You should carefully consider the following information about risks, together with the other information contained in this offering memorandum and the risks identified or described under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk” and “Part I. Item 1A. Risk Factors” or “Part II. Item 1A. Risk Factors,” as applicable, in our 2012 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, in determining whether or not to purchase the notes. We are not repeating those risk factors below.
The risks described below are those that we believe are the material risks relating specifically to this offering and the purchase of the notes. If any of the circumstances or events described below, or others that we did not anticipate, actually arise or occur, our business, prospects, financial condition, results of operations, and cash flows could be harmed or your rights with respect to the notes could be materially affected or impeded.
Risks Related to the Exchange Offer
The exchange ratio was established by negotiation and is not subject to a market check.
The exchange ratio of $8.02 principal amount of notes for each share of our common stock is a negotiated price based upon the factors discussed herein and has been approved by the Court after a fairness hearing.
The pricing of this offer is intended to give Class Members the right to sell their common stock to us based on the same price per share as NW Capital or its affiliates negotiated to pay to purchase all of the shares held by Mr. Albers in 2011 in connection with his separation from the Company. See “Special Factors” above for a discussion of the basis of the exchange ratio and the fairness of the transaction. However, because our common stock is not listed on any securities exchange or trading system and is generally subject to restrictions on transfer, the value of our common stock is not established by substantial market trading.
The exchange price and other terms of the Exchange Notes, were negotiated between IMH and Co-Lead Class Counsel. The current value of our securities, our assets, or our past or expected future results of operations, cash flows, or current financial condition, may not be reflected in the negotiated exchange price. You should not consider the exchange price as an indication of our present or future value or the present or future value or market price of any of our securities. We

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describe how we will value the notes for financial accounting purposes under the headings “Special Factors – Accounting Treatment Considerations” and “Capitalization.”
If you tender your shares in the exchange offer, you will lose your rights as holders of our common stock with respect to the shares tendered.
To the extent that you exchange your shares for notes, you will relinquish certain rights available to holders of our common stock, including the right to share in capital appreciation, if any, of our shares and to receive any dividends paid on our common stock. You will not be entitled to any increase in the value of the common stock due to the decrease in the number of outstanding shares as a result of the exchange offer. You will also lose your right to vote for our directors or on any other matters submitted to our stockholders. In addition, although there is currently no active trading market for our common shares, one may develop upon the consummation of an initial public offering of our common stock. The transfer restrictions of the notes make it less likely that a trading market for the notes will develop.
In the future, we may purchase common stock not tendered in the exchange offer on terms that could be more favorable to Class Members than the terms of the exchange offer.
Subject to the terms of the NW Capital loan and our other indebtedness from time to time, we may, at any time after the consummation of the exchange offer, purchase shares of our common stock in the open market, in privately negotiated transactions, through subsequent tender or exchange offers, or otherwise. Any other purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of this offer. If we decide to repurchase shares of our common stock that are not tendered in the exchange on terms that are more favorable than the terms of the exchange, those Class Members that decided not to participate in the exchange offer may be better off than those that participated in the exchange offer.
To the extent that you do not tender your shares in this exchange offer or your tendered shares are not accepted for purchase, you may suffer dilution of your percentage ownership of our common shares.
Approximately 17 million shares of our voting common stock and no shares of our preferred stock are currently outstanding, and 1.2 million shares of common stock are reserved for future issuance pursuant to our 2010 Employee Stock Incentive Plan, which number will automatically increase to 1.8 million shares of common stock upon the consummation of an initial public offering of our common stock.
The NW Capital loan and the Rights Offering Notes are convertible into Series A Preferred Stock, which is convertible into common stock. The Rights Offering will only be open to Class Members who are also accredited investors, as defined in Rule 501 of Regulation D under the

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Securities Act. In addition, exercise of subscription rights in the Rights Offering will require you to expend additional monies. To the extent that you remain a shareholder after the exchange offer and do not exercise your subscription rights to the Rights Offering Notes, your proportionate ownership in us will be reduced to the extent that Class Members who are “accredited investors” under Rule 501 of Regulation D under the Securities Act exercise their subscription rights and purchase Rights Offering Notes or that such notes are converted into Series A Preferred Stock, which is then converted into our common shares. Assuming the issuance of $3.0 million aggregate principal amount of the Rights Offering Notes, the maximum deferral of interest on the convertible notes before conversion, no conversion adjustments, and the maximum payment of dividends on the Series A Preferred Stock with additional shares of such Series A Preferred Stock, the maximum number of common shares that we could issue as a result of the NW Capital loan and the Rights Offering Notes is approximately 7,474,704 shares. Assuming the issuance of $10.0 million aggregate principal amount of the Rights Offering Notes, the maximum deferral of interest on the convertible notes before conversion, no conversion adjustments, and the maximum payment of dividends on the Series A Preferred Stock with additional shares of such Series A Preferred Stock, the maximum number of common shares that we could issue as a result of the NW Capital loan and the Rights Offering Notes is approximately 8,294,000 shares.
If you do not act promptly and follow exchange instructions, your tendered shares in the exchange offer may be rejected.
Holders of our common stock who are Class Members and desire to tender shares in this exchange offer must act promptly to ensure that all required forms are actually received by the Exchange Agent prior to 5:00 p.m., New York City time, on March __, 2014, the scheduled expiration date of this offer, subject to extension in our sole discretion. If you are a beneficial owner of common shares and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, custodian bank, or other nominee acts for you and that all required forms are actually received by your broker, custodian bank, or other nominee in sufficient time for it to deliver such forms and payments to the Exchange Agent as required to exercise the exchange rights associated with the common shares that you beneficially own prior to 5:00 p.m., New York City time, on March __, 2014, the scheduled expiration date of the exchange offer. In order to do so, you must complete and return to your broker, custodian bank, or other nominee the form entitled “Beneficial Owner Election Form” in sufficient time to enable your agent to complete your documentation prior to the expiration of the exchange rights. With respect to exercises of the exchange rights, we will not be responsible if your broker, custodian bank, or nominee fails to ensure that all required forms are actually received by the Exchange Agent prior to the expiration of the exchange offer.
If you fail to correctly complete and sign the required forms or otherwise fail to follow the exchange procedures that apply to your tender of shares in this exchange offer, we or the Exchange Agent may, depending on the circumstances, reject your tender of shares or accept only those shares

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validly tendered. Neither we nor the Exchange Agent undertakes to contact you concerning incomplete or incorrect exchange forms or tender of shares, nor are we under any obligation to correct such forms or tender although we may allow such correction in our sole discretion. We will determine whether a tender of shares properly follows the exchange procedures and have discretion to waive in any particular instance any defect or irregularity, but will not unreasonably reject an exchange request. We are not required to make uniform determinations in all cases.
If you have an address outside the United States, to exercise your exchange rights, you must establish to the satisfaction of the Company that you are a U.S. holder for U.S. federal income tax purposes and that you are otherwise permitted to exchange your shares under applicable law. See “The Exchange Offer – Stockholders with Addresses Outside the United States” and “Material U.S. Federal Income Tax Considerations.”
The notes for which you subscribe will be issued after the expiration of the exchange offer.
Until the notes are actually issued, you will not be entitled to any interest on the notes that you purchase in the exchange offer. We anticipate that notes to which you are entitled upon valid tender of your shares of common stock in the exchange offer will be issued within 10 business days after expiration of the exchange offer, after all pro rata allocations and adjustments have been completed.
The receipt of the exchange rights may be treated as a taxable dividend to you.
While the matter is not free from doubt, we believe that the distribution of the exchange rights will not result in a taxable dividend to you as we do not have accumulated earnings and profits and currently we do not expect to have earnings and profits in the current taxable tax year. Instead, you will reduce your tax basis in your shares of our stock in an amount equal to the fair market value of the exchange rights you receive. However, there can be no assurance that we will not have earnings and profits in the current taxable year, in which case, you would have dividend income. See “Material U.S. Federal Income Tax Considerations” below.

Risks Related to the Notes
The Court has ordered that a portion of all payments on the notes be paid to Class Counsel as attorney fees.
Pursuant to the Final Order, the Court has awarded Class Counsel certain cash consideration and 6.4% of all payments made on the notes from time to time for their attorney fees and expenses. This means that you will only receive 93.6% of interest and principal payments on the notes to which you would otherwise be entitled. For example, if you exchange common stock for $1,000 of

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the notes, Class Counsel would be entitled to 6.4% of all payments of principal and interest on the notes and you will receive $936 upon payment of the notes at maturity instead of $1,000.
The notes are subordinated to all of our existing and future senior indebtedness and other obligations.
The notes are subordinated to all of our existing and future senior indebtedness and other senior obligations, including:

•	the NW Capital loan;

•	the Rights Offering Notes;

•	our obligations to NW Capital to repurchase common stock that it or its affiliates hold in the event of a prepayment of the NW Capital loan;

•
our obligations to holders of the Series A Preferred Stock, including obligations to pay dividends and to redeem the Series A Preferred Stock in certain events (see “Description of the Notes – Subordination”); and

•	our obligations under other Permitted Indebtedness that is senior to the notes.
The notes will rank senior only to other indebtedness of the Company that expressly provides that it is subordinated in right of payment to the notes and to the common stock. In the event of bankruptcy, liquidation, insolvency, reorganization or similar proceeding, our assets will be available to pay obligations on the notes only after all senior obligations have been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes outstanding.
In addition, we may not make any payment on the notes, make any deposit pursuant to defeasance provisions, or redeem any notes until certain of our senior obligations are paid in full, although we will be allowed to make regular payments of interest on the notes and the required prepayment on the notes, in each case, if we meet certain conditions. See “Description of the Notes – Subordination” and “Description of the Intercreditor Agreement.” Moreover, even if there is an event of default with respect to the notes and the notes are declared due and payable as a result thereof, we will not be permitted to pay the notes while certain senior obligations are outstanding. If any payment, distribution, or security of any character (whether in cash, securities, or other property) is made on the notes in violation of the subordination provisions, until all such senior obligations have been paid in full, holders of notes receiving such payment, distribution, or security may be required to return the payment, distribution, or security for the benefit of the senior obligations. In addition, in an insolvency, bankruptcy, or liquidation scenario, there is always the risk that senior creditors would seek to recover any monies paid on the notes.

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As of September 30, 2013, we had $109.8 million of outstanding senior indebtedness. We may issue additional senior indebtedness in the Rights Offering. Restrictive covenants in the notes will restrict our ability to issue additional senior indebtedness unless we meet an equity test. However, if we satisfy this test, we may issue additional senior indebtedness in the future. If the NW Capital loan and the Rights Offering Notes are converted into Series A Preferred Stock, the obligations we have to holders of the Series A Preferred Stock will also be senior obligations. We describe the Series A Preferred Stock and these obligations below under “Description of Our Capital Stock — Series A Preferred Stock.” These obligations include the payment of dividends, mandatory redemption of all of the Series A Preferred Stock on June 7, 2016 at a premium to the original conversion price, and mandatory redemption upon an event of default at a premium to the original conversion price.
There are restrictions on the ability of noteholders to receive payments on the notes while certain senior debt is outstanding, and the payment terms of such senior debt can be increased or extended indefinitely.

Generally, except in the case of regular interest payments on the notes and the required prepayment on the notes, in each case, if we meet certain conditions, noteholders may not accept or receive payment on the notes until our senior obligations owing to NW Capital and holders of the Rights Offering Notes are paid in full. Although the NW Capital loan and the Rights Offering Notes are due and payable in full on June 7, 2016, and the Series A Preferred Stock, if then outstanding, is subject to mandatory redemption on June 7, 2016 as described herein, NW Capital and the Company could agree to extend the time for payment of such loans or redemption amounts, increase the amount of senior debt that must be paid before the notes can be paid, and/or otherwise alter the terms of payment on the senior debt, in each case notwithstanding the effect on payment of the notes and without the consent of any noteholders.
Under the notes, with certain exceptions, we may issue additional indebtedness that is senior to the notes only when the amount of our net worth as calculated in accordance with GAAP after such issuance is greater than two times the amount of the then outstanding principal amount of the notes. Although, with certain exceptions, we are restricted by the NW Capital loan agreement from incurring additional indebtedness, NW Capital can waive this restriction without the consent of holders of the notes.  NW Capital could allow us to issue additional indebtedness that is secured by assets that do not secure the notes. Significant additional indebtedness that we may incur, whether guaranteed or not and whether secured or not could have important consequences to you, including the following:

•	we may have difficulty satisfying our obligations under the notes or other indebtedness, and if we fail to comply with these requirements, an event of default could result;

•	we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow

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for working capital, capital expenditures, future business opportunities and other general corporate activities;

•
covenants relating to our debt may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or general corporate or other purposes;

•	we may be vulnerable to a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth;

•	covenants relating to our debt may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	we may be placed at a competitive disadvantage against any less leveraged competitors.
The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.  In addition, if we incur any additional senior indebtedness, the holders of that debt will be entitled to any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us prior to any distribution to the noteholders.
The notes are unsecured and will be effectively subordinate to all existing and future secured debt to the extent of the value of the collateral.
Holders of our secured debt will be entitled to realize upon the value of the collateral for such secured debt in full before any such assets could be available to pay our unsecured indebtedness. The NW Capital loan is, and the Rights Offering Notes will be, secured by most of our assets.
The notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
The notes will not be guaranteed by any of our subsidiaries. Payments on the notes are only required to be made by us. As a result, no payments are required to be made by, and note holders will not have any claim to the assets of, our subsidiaries, except if assets of our subsidiaries are transferred by dividends or otherwise to us. The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries, including the NW Capital loan and the Rights Offering Notes, which are guaranteed by our subsidiaries, and the claims of creditors of our subsidiaries, including trade creditors, and the holders of any preferred securities of our subsidiaries will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation, or reorganization of any of our subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. Any assets remaining may not be sufficient to repay all amounts owing

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under the notes. The Indenture does not restrict the ability of our subsidiaries to incur additional debt or to issue preferred equity interests. As of the date hereof, all of our subsidiaries are guarantors of the NW Capital loan and will be guarantors of the Rights Offering Notes. As of September 30, 2013, our subsidiaries had approximately $62.8 million of outstanding indebtedness and other liabilities (excluding their guaranty of the NW Capital loan).
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, the NW Capital loan, the Rights Offering Notes, and our obligations under the Series A Preferred Stock and may be forced to take other actions to satisfy such obligations, which may not be successful.
Our ability to make scheduled payments or to refinance current or future debt and other obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes, the NW Capital loan, and Rights Offering Notes, or amounts due under the Series A Preferred Stock.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or seek to restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service and other obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet the debt service obligations then due. Payments on the notes, including interest, will be subordinated to all of our senior debt.
If we default on our obligations to pay our other indebtedness and amounts due on the Series A Preferred Stock, we may not be able to make payments on the notes.
Any default under the agreements governing our current or future senior indebtedness or Series A Preferred Stock that is not waived by the holders of such indebtedness or stock and the remedies sought by the holders of such indebtedness or stock, could make us unable to pay principal and interest on the notes when required, and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness and/or dividends and other payments on the Series A Preferred Stock, or we otherwise fail to comply

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with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness or Series A Preferred Stock, we could be in default under the terms of the agreements governing such indebtedness or Series A Preferred Stock. In the event of such default, the holders of such indebtedness or stock could elect to declare all the funds borrowed or that are otherwise payable thereunder to be due and payable, together with accrued and unpaid interest, if any, or, in the case of the Series A Preferred Stock, require us to redeem such stock, and institute foreclosure proceedings against any of our assets that collateralize such indebtedness or obligations, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the holders of our indebtedness or Series A Preferred Stock to avoid being in default. If we breach our covenants under our indebtedness or Series A Preferred Stock and seek a waiver, we may not be able to obtain a waiver from the holders of such indebtedness or stock. If this occurs, we would be in default under our indebtedness or Series A Preferred Stock, the holders of such indebtedness or stock could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of the NW Capital Loan and the Rights Offering Notes.”
We may not be able to satisfy the loan terms or repay the notes upon an event of default.
Upon the occurrence of an event of default under the Indenture governing the notes, we could be required to pay the notes prior to maturity. See “Description of the Notes — Events of Default.” The decision to accelerate the notes upon an event of default or to waive any such event of default, as well as when and how any rights and remedies are exercised, will be extremely limited.
If such a default occurs, noteholders may be prohibited from accepting payments on the notes under the subordination provisions of the Intercreditor Agreement. We may not have enough assets to satisfy all obligations under the notes and our other obligations. Upon the occurrence of such a default, we could seek to refinance the indebtedness under the notes or other indebtedness or obtain a waiver from the holders of the notes or other indebtedness. However, we may not be able to refinance any such debt without violating other indebtedness or to obtain such a waiver or refinancing on commercially reasonable terms, if at all.
The subordination provisions of the Intercreditor Agreement will prevent noteholders from accepting any payment on the notes while certain senior obligations are outstanding, except regular quarterly interest payments and the required prepayment, if we meet certain conditions.
While the NW Capital loan, the Rights Offering Notes, and any Series A Preferred Stock remain outstanding, noteholders are restricted under the Intercreditor Agreement from accepting or receiving any payments on the notes, except regular quarterly interest payments and the required prepayment on the notes, if we meet specified conditions and so long as no Blocking Event (as defined herein) has occurred. See “Description of the Notes – Subordination.” Failure to pay interest on the notes, even if due to a failure to meet the conditions for payment of such interest,

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and any failure to make a principal payment on the notes when required, could still constitute a default on the notes, subject, in the case of the payment of interest, to cure on or before the next quarterly interest payment date. However, the ability of noteholders or the Trustee to enforce the notes in the event of the occurrence of a default is significantly limited while these senior obligations remain unpaid. The Intercreditor Agreement also allows (without requiring the consent of the holders of the notes) the term of the senior obligations to be extended, the amount of the senior obligations or the interest payable thereon to be increased, and other modifications to the senior obligations notwithstanding any impact on the notes from such modifications. If the NW Capital loan and the Rights Offering Notes are converted into Series A Preferred Stock, the subordination of the notes will continue as to the Series A Preferred Stock. See “Description of the Notes – Subordination” and “Description of the Intercreditor Agreement.”
By acceptance of a note, the noteholders agree to all provisions of the Intercreditor Agreement and instruct the Trustee to execute the Intercreditor Agreement.
The Intercreditor Agreement contains the provisions that govern the relationship between the noteholders and NW Capital, as senior lender and includes numerous provisions that may be considered unfavorable to noteholders or that noteholders may consider onerous. By acceptance of a note, the noteholders agree to all these provisions. See “Description of the Notes – Subordination” and “Description of the Intercreditor Agreement.”
The Intercreditor Agreement provides for the collateral assignment of the right, title, and interest of the noteholders in, to and under the Indenture and the notes to NW Capital as agent for the holders of the senior obligations for the purpose of securing the senior obligations.
To effectuate the assignment, NW Capital will hold the original of the global note representing the notes as collateral security. The assignment includes a collateral assignment of all rights to receive payment on the notes, claims for damages arising out of breach or default, rights to accelerate the notes upon the occurrence of a default under the applicable senior obligations and to enforce remedies against us in that event, rights to amend the notes or grant waivers with respect to the notes, and rights to make determinations, exercise elections, and to give or receive notices with respect to the notes. All of such rights may be exercised by NW Capital, acting as agent for itself and the Rights Offering Indenture Trustee, on behalf of the Rights Offering Noteholders, upon the occurrence of a Trigger Event. In the exercise of such rights, NW Capital can consider what is in the best interest of itself and the Rights Offering Noteholders, and it need not consider the interests of the holders of the exchange notes, provided that, in certain cases, NW Capital will be required to undertake commercially reasonable efforts to seek to engage an institutional trustee to pursue a claim against us for a recovery under the notes. The interests of NW Capital may not be consistent with the interests of the noteholders. See “Description of the Intercreditor Agreement.”

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Other portions of the Intercreditor Agreement also generally limit the ability of noteholders to give consents, exercise remedies and enforce our obligations under the notes and the Indenture until the senior obligations have been paid in full even if a Trigger Event has not occurred.
Other than the filing of proofs of claim to the extent expressly required under Section 317(a)(2) of the Trust Indenture Act, if we are in bankruptcy, the Trustee and noteholders may not make any election, give any consent, commence any action, file any motion, claim, or notice, or take any other action without the consent of NW Capital. NW Capital has no obligation to give any such consent, which may result in the notes being discharged in the bankruptcy proceeding.
The noteholders may not be able to enforce our obligations on the notes while the senior obligations to NW Capital and the holders of the Rights Offering Notes are outstanding, even if we are in default in payment of the notes.
The subordination provisions of the notes and the other provisions of the Intercreditor Agreement restrict the ability of noteholders or the Trustee on their behalf to enforce our obligations under the notes, including our obligation to make payment on the notes, while the senior debt is outstanding.
If a Trigger Event has occurred, NW Capital has the ability to amend the notes, the Indenture and the Intercreditor Agreement and take other actions under these agreements without the consent of the noteholders or the Trustee.
Although the Indenture limits the ability of the Company to amend the Indenture or the notes without the consent of noteholders, the right of noteholders to consent to any such amendment is collaterally assigned to NW Capital under the Intercreditor Agreement. Under this provision, if a Trigger Event has occurred, NW Capital could agree to an amendment that is materially adverse to the noteholders and the noteholders would have no recourse or remedy. Under these provisions, if a Trigger Event has occurred, NW Capital could also exercise rights under the notes, the Indenture and the Intercreditor Agreement to grant waivers or exercise other elections under these documents, including the right to waive any default, including any payment default, under the notes. No such amendment will affect the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
There may be adverse consequences if the noteholders take any action with respect to their notes, including any action to enforce the notes, if that action is determined to be adverse to NW Capital or the senior obligations. The action by a single noteholder can affect all noteholders.
A noteholders’ ability to receive regular payments of interest on the notes and the required prepayment on the notes is subject to certain conditions.  One such condition is that a Default Event

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has not occurred.  A “Default Event” means (i) any noteholder or any person acting together with, or on behalf of, any noteholder, taking or omitting to take any action either (x) with an expression of intention of causing, or which could cause, an Adverse Effect, and (y) in which any such person should have reasonably known that taking or omitting to take such action could cause, an Adverse Effect or (ii) the commencement of a proceeding under the laws of bankruptcy, insolvency or reorganization or relief of debtors of the Trustee to which the trust created by the Indenture is not subject. If a Default Event occurs, monies that would otherwise be available to pay noteholders will be held in trust and used to reimburse NW Capital for its losses and damages resulting from the Default Event.  Under this standard, the actions of a single noteholder can affect all holders.  See “Description of the Notes – Subordination” and “Description of the Intercreditor Agreement.”
The occurrence of a Trigger Event can have serious consequences to noteholders.
Upon the occurrence of a Trigger Event (which would not include a Default Event), NW Capital can exercise a number of remedies. A Trigger Event is described in detail under “Description of the Notes – Subordination.” Remedies that NW Capital can exercise under the Intercreditor Agreement if a Trigger Event occurs include a sale of the notes, which will be collaterally assigned to it as security for the senior obligations and the obligations of the noteholders under the Intercreditor Agreement. NW Capital could also make any compromise or settlement deemed desirable with respect to the notes and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, the notes, including, without limitation, the extinguishment, discharge, cancellation, or forgiveness in whole or in part of any amounts payable or claim against the notes. For further remedies, see “Description of the Intercreditor Agreement.”
The Intercreditor Agreement provides for various circumstances in which the noteholders will be liable for the expenses of the Trustee or NW Capital or damages to NW Capital.
Pursuant to the Intercreditor Agreement, the noteholders will be liable for damages of NW Capital in certain events. The noteholders are also responsible for certain expenses of the Trustee for actions that are required to assist NW Capital in exercising and enforcing its rights and remedies under the Intercreditor Agreement. The noteholders are also liable to indemnify NW Capital, its affiliates, members, officers, directors, employees, agents, and representatives of the foregoing and their respective successors and assigns (“Indemnified Parties”) for certain reimbursable expenditures and for any and all claims, losses, costs, penalties, fines, forfeitures, legal fees (including, without limitation, in connection with the enforcement of the Intercreditor Agreement) and related costs, judgments, and any other costs, liabilities, fees, and expenses that the Indemnified Parties, may sustain (i) from the gross negligence or willful misconduct of any of the noteholders, (ii) as a result of any breach by any of the noteholders of their obligations and duties under the Intercreditor Agreement, or (iii) from any action taken by NW Capital on behalf of any of the noteholders in accordance with the terms of the Intercreditor Agreement; provided that these

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damages and expenses are payable solely as reimbursable expenditures, which means that they will be paid prior to the notes out of monies that otherwise could be used to pay the notes. See “Description of the Intercreditor Agreement.”
Under the Intercreditor Agreement, the noteholders may not be able to sue NW Capital if it takes any action that is adverse to the noteholders.
Under the Intercreditor Agreement, noteholders waive any and all claims, causes of action, demands, counterclaims and damages against NW Capital in connection with any action taken or omitted by NW Capital in respect of the NW Capital loan, the Rights Offering Notes, us, our subsidiaries, and any of our or their property and NW Capital will have no liability to noteholders.
Our ability to pay the notes could be affected by distributions made to our stockholders.
No provisions of the notes, the Indenture, or the Intercreditor Agreement limit our right to make distributions to our stockholders, nor do these agreements contain other such restrictive covenants. The NW Capital loan restricts us from making distributions and paying dividends to our stockholders, but NW Capital can waive these restrictions without the consent of, or notice to, the holders of the notes. Payment of such distributions or dividends could adversely affect our ability to pay the notes.
Money reserved or restricted for other purposes under the Cash Management Agreement or other Loan Arrangements will not be available to make payments on the notes.
Payments on the notes will be made pursuant to the Cash Management Agreement, which established an account controlled by NW Capital into which we place all our revenues. Distributions are made from this account on a monthly basis subject to the approval of NW Capital. However, a minimum retained balance of $1,000 and upon notice from NW Capital, restricted cash of up to $5.0 million that could only be used for certain purposes, will be retained in the account and will not be available for distribution to pay the notes or the senior debt. Under the terms of one of our loan agreements, we are required to maintain a minimum $5.0 million balance of cash and cash equivalents at all times during the term of the loan, which may include balances under the Cash Management Agreement as described above, as well as other reserve accounts required under the loan agreement.
Some significant restructuring transactions may be permitted under the Indenture and not constitute an event of default, in which case we would not be obligated to pay the notes.
Provisions of the notes will not restrict all transactions that could adversely affect the holders of the notes. For example, transactions such as asset sales, incurrences of indebtedness, leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us will not be prohibited

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under the Indenture. Accordingly, no event of default would occur and the remedies and protections afforded the holders of the notes would not be available to the holders of the notes. As a result, any of the above transactions that could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, and thereby adversely affect the holders of notes would be permitted.
Your ability to transfer the notes will be limited by the provisions of the Indenture and the Intercreditor Agreement governing the notes as well as the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.
The notes will be subject to restrictions on transfer under the Indenture and the Intercreditor Agreement, which will affect liquidity. Pursuant to the Indenture, the notes are transferable only with our consent, which may not be unreasonably withheld, and only to other Class Members. The provisions of our Certificate of Incorporation that allow transfers of common stock to certain persons will not apply to the notes.  See “Description of our Capital Stock – Common Stock.” See “Description of the Notes – Restrictions on Transfer” below in this offering memorandum.
There is no minimum principal amount of notes that must be issued as a condition to closing of the exchange and there can be no assurance that the amount of notes issued will be sufficient to allow for any liquidity in trading between the Class Members. An active market for the notes, which would be limited to the Class Members, may not develop or, if developed, may not continue. The market, if any, for the notes may experience disruptions and any such disruptions may adversely affect the price at which you may sell the notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial and operating performance, and other factors.
A change in control of a noteholder would constitute a transfer of a note and would be prohibited without satisfaction of the conditions to transfer provided for the notes.
As described herein, the notes are subject to transfer restrictions. A transfer includes a direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub participation or other legal or beneficial interest in, change in control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise. Accordingly, among other things, a change of control of the noteholder would be considered a transfer of the note and would require satisfaction of the conditions to transfer applicable to the notes, including our consent. If you transfer the notes or any interests in the notes in violation of these provisions, the transfer will be void and the transferee will not have any voting rights with respect to the notes.
NW Capital has substantial approval rights over our operations, and their interests may not coincide with yours and they may make decisions with which you disagree.

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Pursuant to the terms of the NW Capital loan and the Certificate of Designation for the Series A Preferred Stock, NW Capital has substantial approval rights over our operations. Currently, we are subject to highly restrictive covenants in the NW Capital Loan Agreement, which is generally described under “Description of the NW Capital Loan and the Rights Offering Notes.” Upon conversion of the NW Capital loan to Series A Preferred Stock, and of the Series A Preferred Stock into common stock, NW Capital would beneficially own a minimum of approximately 27% of our common stock as of September 30, 2013. This ownership may increase further as a result of accrued deferred interest on the Rights Offering Notes or dividends on the Series A Preferred Stock that are paid in additional shares of Series A Preferred Stock, or if NW Capital elects to purchase Rights Offering Notes to the extent that the Rights Offering is undersubscribed. In addition, if NW Capital converts the NW Capital loan into Series A Preferred Stock, it will hold a majority of outstanding Series A Preferred Stock and effectively have the ability to control the appointment of the two Preferred Directors to our board of directors. Requirements with respect to our board of directors upon conversion of the NW Capital loan and Rights Offering Notes into Series A Preferred Stock are described below under “Description of Our Capital Stock – Series A Preferred Stock – Provisions Regarding our Directors.” The Preferred Directors have approval rights over nominations of a majority of our other directors. The Lead Investor (as defined in the Certificate of Designation) and/or the Preferred Directors will also have the power to exercise control over most of the rights, powers, and preferences of holders of Series A Preferred Stock, including the right to require us to redeem the Series A Preferred Stock in certain events and the right to approve certain exceptions to our operating covenants, without a vote of the holders of Series A Preferred Stock. Further, certain events, including a breach of any of our material obligations to the holders of Series A Preferred Stock under the Certificate of Designation, if a material adverse event occurs under the Certificate of Designation or any certification, representation, or warranty made by us in the NW Capital loan or the Certificate of Designation shall have been false or misleading in any material respect as of the issuance date of the Series A Preferred Stock, could result in a default under the terms of the Series A Preferred Stock, which could allow the Lead Investor to require us to redeem the Series A Preferred Stock. NW Capital’s interests may not always coincide with our interests as a company or the interests of our other security holders, including the noteholders. In addition, we have entered into a long-term advisory services contract with NWRA, an affiliate of NW Capital, for the provision of certain services in connection with the development and implementation of an interim recovery and work-out plan and long-term strategic growth plan. Accordingly, NW Capital has significant approval rights over our business and operations arising under the NW Capital loan documents.
Our operations and activities are constrained by the restrictive covenants in the NW Capital loan agreement.
The NW Capital Loan Agreement includes numerous restrictive covenants that restrict us and our subsidiaries from taking certain actions that may otherwise be beneficial to us without the

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consent of NW Capital. For example, subject to certain qualifications and exceptions, we are restricted from selling or encumbering our assets, issuing debt or equity securities, restructuring or modifying our mortgage loans, foreclosing on the loans in our portfolio, hiring or terminating key personnel or consultants, and settling litigation against us. There are similar operating restrictions in the Certificate of Designation for the Series A Preferred Stock. See “Description of the NW Capital Loan and the Rights Offering Notes” and “Description of Our Capital Stock – Series A Preferred Stock – Certain Covenants.” The interests of NW Capital may not necessarily coincide with our best interests or the interests of other security holders.
There can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with the characterization of the notes as debt for United States federal income tax purposes.
If the notes are not respected as debt for U.S. federal income tax purposes, they may be deemed to be equity in the company. As a result, the section entitled “Material U.S. Federal Income Tax Considerations” may be inapplicable.
The exchange of common stock for notes pursuant to the exchange offer may be taxable to you.
The exchange may be fully taxable as described in “Material U.S. Federal Income Tax Considerations,” below.
U.S. federal and state statutes may restrict the enforceability of the notes. These statutes allow creditors, under specific circumstances, to void the notes restrict our ability to make payments on the notes or require noteholders to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce the notes or may subordinate the notes to our existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the notes were issued or, in some states, when payments became due under the notes :

•
we incurred the debt under the notes with the intent to hinder, delay or defraud any present or future creditor, or we contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	we did not receive fair consideration or reasonably equivalent value for issuing the notes and, at the time we issued the notes, we :

•	were insolvent or became insolvent as a result of issuing the notes;

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•	were engaged or about to engage in a business or transaction for which the remaining assets of us constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured.
In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.
The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if, at the time we incurred the debt:

•	the sum of our debts, including contingent liabilities, was greater than the fair saleable value of all of our assets;

•
the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on our existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.
We cannot be sure as to the standards that a court would use to determine whether or not we were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance by us of the notes would not be voided or the notes would not be subordinated to that other debt.

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CAPITALIZATION
The following table sets forth our cash, cash equivalents, and debt instruments and capitalization as of September 30, 2013:
on an actual basis;
on an as adjusted basis to give further effect to the issuance of either $3.0 million or $10.0 million of convertible senior notes under the Rights Offering, and the receipt of the related net proceeds from such issuance. Based on the number Established Accredited Investors, the Company anticipates that the issuance of Rights Offering Notes to Class Members who are Established Accredited Investors will not exceed $3.0 million. However, NW Capital has the right to purchase all of the notes not subscribed for by Class Members in the Rights Offering. In an effort to minimize its future interest cost, the Company is presently negotiating with NW Capital to relinquish its right to purchase Rights Offering notes. Because such negotiations are ongoing, we have presented the impact on capitalization in the following table based on either a $3.0 million Rights Offering subscription or a $10.0 million Rights Offering subscription; and

on an as final adjusted basis to give effect to the issuance of up to $20 million in subordinated exchange notes payable for the redemption of certain common shares at a price of $8.02 per share that may be redeemed under the exchange offer. However, since we are not able to predict with certainty the actual number of shares that will ultimately be redeemed or which holders of the various classes of common stock will participate in the exchange offer, we have presented the effects on capitalization based on assumed subscription levels of 25%, 50%, 75% and 100%.
The as adjusted information below is illustrative only, and cash, cash equivalents, debt instruments, additional paid-in capital, accumulated deficit, total stockholders’ equity, and total capitalization following the completion of the exchange offer and Rights Offering will be adjusted based on the actual number of subscriptions received, the fair value of such transactions and other terms of the final Settlement Stipulation. You should read this table in conjunction with the sections entitled “Description of Our Capital Stock” below in this offering memorandum and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Quarterly report on Form 10-Q for the quarter ended September 30, 2013 incorporated by reference into this offering memorandum.

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IMH Financial Corporation
Capitalization Table
As of September 30, 2013
(Unaudited)
(in thousands, except share data)

				25% Participation	50% Participation	75% Participation	100% Participation
	Actual (3)	As Adjusted for $3.0 Million Rights Offering (5)	As Adjusted for $10.0 Million Rights Offering (5)	As Final Adjusted for exchange offer (4)	As Final Adjusted for exchange offer (4)	As Final Adjusted for exchange offer (4)	As Final Adjusted for exchange offer (4)

Cash and cash equivalents	$6,442	$ 7,217(7)	$ 14,217(7)	$14,217	$14,217	$14,217	$14,217

Long-term Debt and Equity
Convertible Notes Payable and Deferred Interest, Net of Discount (1)	$53,687	$53,687	$53,687	$53,687	$53,687	$53,687	$53,687

Exit Fee Payable	10,448	10,968(9)	12,181(9)	12,181	12,181	12,181	12,181

Rights Offering Senior Notes (2)	-	4,107(9)	13,689(9)	13,689	13,689	13,689	13,689

Other long-term debt	45,712	45,712	45,712	48,855(10)	51,999(10)	55,143(10)	58,286(10)

Shareholders’ equity (deficit)

Preferred stock, par value $0.01; 100 million shares authorized, no shares issued and outstanding	-	-	-	-	-	-	-

Series A preferred stock, par value $0.01; 9,303,429 shares authorized, no shares issued and outstanding (1)	-	-	-	-	-	-	-

Common stock, par value $0.01; 150,208,500 shares authorized, 50,000 shares issued and outstanding, actual and as adjusted (6)	0.5	0.5	0.5	0.5	0.5	0.5	0.5

Class B-1 common stock, par value $0.01; 4,023,400 shares authorized, 3,811,342 actual shares issued and outstanding, 3,236,991 max shares issued and outstanding as adjusted (8)	38	38	38	38	38	38	38

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Class B-2 common stock, par value $0.01; 4,023,400 shares authorized, 3,811,342 actual shares issued and outstanding, 3,236,991 max shares issued and outstanding as adjusted (8)	38	38	38	38	38	38	38

Class B-3 common stock, par value $0.01; 8,165,700 shares authorized, 7,735,169 actual shares issued and outstanding, 6,585,150 max shares issued and outstanding as adjusted (8)	78	78	78	78	78	78	78

Class B-4 common stock, par value $0.01; 781,644 shares authorized, 627,579 shares issued and outstanding, actual and as adjusted	6	6	6	6	6	6	6

Class C common stock, par value $0.01; 15,803,212 shares authorized, 838,448 actual shares issued and outstanding, 601,744 shares issued and outstanding as adjusted (8)	9	9	9	8	8	8	8

Class D common stock, par value $0.01; 16,994,144 shares authorized, no shares issued and outstanding	-	-	-	-	-	-	-

Additional paid-in capital	724,882	724,882	724,882	724,882	724,882	724,882	724,882
Treasury Stock, at fair value	-	(172)(11)	(172)(11)	(2,741)(11)	(5,309)(11)	(7,878)(11)	(10,446)(11)
Accumulated deficit	(608,413)	(611,573)(12)	(614,155)(12)	(614,730)	(615,305)(12)	(615,880)(12)	(616,455)(12)
Total stockholders’ equity	116,639	113,307	110,725	107,580	104,437	101,293	98,150
Total capitalization	$226,486	$227,781	$235,994	$235,992	$235,993	$235,993	$235,993

(1)
Based on the terms of the Rights Offering Notes and the Company’s current convertible debt outstanding, approximately 7,474,700 shares (assuming a $3.0 million Rights Offering subscription), or 8,294,000 shares (assuming a $10.0 million Rights Offering subscription), is the maximum amount of shares that would be issuable, based on estimated maximum potential outstanding principal and deferred interest through maturity for both the NW Capital loan and Rights Offering Notes, at the contractual conversion rate of $9.58 per share. The Series A Preferred Stock is convertible to common stock on a one-to-one basis. In addition, the Rights Offering Notes are subject to conversion based on the intentions and rights of NW Capital, and as such, are convertible at such time that NW Capital elects to convert its loan to Series A preferred stock. The above capitalization table does not assume conversion of the NW Capital loan or the Rights Offering Notes.

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(2)
In the event that the Rights Offering is undersubscribed, under the court approved settlement terms, NW Capital has the right to purchase all of the notes not subscribed for by Class Members in the Rights Offering. As described in note (5) below, the Company has determined that the Rights Offering will not be subscribed by Class Members who are Established Accredited Investors in an amount exceeding $3.0 million. In addition, in an effort to minimize its future interest cost, the Company is presently negotiating with NW Capital to relinquish its right to purchase Rights Offering notes. Because such negotiations are ongoing, we have presented the impact on capitalization in the foregoing table based on either a $3.0 million Rights Offering subscription or a $10.0 million Rights Offering subscription.

(3)	The actual amounts presented in the table were derived from the unaudited condensed consolidated financial statements of the Company filed on Form 10-Q for the quarter ended September 30, 2013.

(4)
The “As Final Adjusted for Exchange Offer” data presented in the foregoing table reflects the effect of subordinated debt issued and shares repurchased in connection with the Note Exchange and after the effect of the Rights Offering, assuming the maximum subscription of $10.0 million. Because we are unable to determine with certainty the level of participation in the Note Exchange, we have presented the effects on capitalization based on assumed participation levels of 25%, 50%, 75% and 100%. See note (8) for further discussion.

(5)
The “As Adjusted for Rights Offering” data presented in the foregoing table reflects the effect of notes issued in connection with the Rights Offering and before the effect of the exchange offer. Based on the number of Established Accredited Investors qualifying for the Rights Offering, the Company has determined that the issuance of Rights Offering Notes to existing Class Members who are Established Accredited Investors will not exceed $3.0 million. However, as described in note 2, we are engaged in ongoing negotiations with NW Capital to relinquish its option to purchase Rights Offering notes. Accordingly, the amounts presented in foregoing table reflect the impact on capitalization based on either a $3.0 million Rights Offering subscription or a $10.0 million Rights Offering subscription.

(6)
ITH Consulting was granted 50,000 shares of common stock in connection with the placement of the senior convertible loan with NW Capital in June 2011. 16,823,880 shares of common stock are reserved for issuance upon conversion of the Class B and Class C common stock outstanding; 1.2 million shares of common stock are reserved for issuance pursuant to our 2010 Employee Stock Incentive Plan (which number will increase to 1.8 million shares upon completion of an initial public offering). Options to purchase approximately 768,000 shares of common stock were outstanding as of September 30, 2013. However, the above capitalization table does not assume exercise of any outstanding options.

(7)
For purposes of this offering, we have estimated that our cash and cash equivalents will increase overall by approximately $0.8 million assuming a $3.0 million Rights Offering subscription, or $8.1 million assuming a $10.0 million Rights Offering subscription. The net increase in cash consists of the following: a) a $3.0 million or $10.0 million increase from the proceeds derived from the Rights Offering, b) a $1.4 million decrease resulting from the post-September 30, 2013 treasury stock purchase and settlement described in note (13), and c) a $0.8 million decrease for

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the estimated remaining settlement and/or offering costs under the exchange offer and Rights Offering for the period from October 1, 2013 through the date of settlement. A reconciliation of our cash and cash equivalents follows:

	$3.0 Million Rights Offering	$10.0 Million Rights Offering
Cash and cash equivalents at September 30, 2013	$6,442	$6,442
Add: cash proceeds from Rights Offering	3,000	10,000
Less: Post 9/30/13 settlement payment (13)	(1,425)	(1,425)
Less: Estimated settlement charges	(800)	(800)
Estimated cash and cash equivalents following Rights Offering and exchange offer	$7,217	$14,217

(8)    As previously stated, we are unable to determine the extent to which shares will be redeemed under the exchange offer or to which holders of the various classes of common stock will participate. For illustrative purposes in the foregoing capitalization table, we have provided amounts assuming that shares offered will be redeemed at participation levels of 25%, 50%, 75% and 100% of shares available. Further, of the shares to be redeemed under each of these scenarios under the exchange offer, it is assumed that shares will be redeemed in the following manner:

	Outstanding Shares at 9/30/13	Less: Treasury Stock Purchase (13)	Redeemed Shares by Assumed Percentage of Participation
			25%	50%	75%	100%
Common	50,000	-	-	-	-	-
B-1	3,811,342	(10,412)	(140,985)	(281,970)	(422,954)	(563,939)
B-2	3,811,342	(10,412)	(140,985)	(281,970)	(422,954)	(563,939)
B-3	7,735,169	(20,835)	(282,296)	(564,592)	(846,888)	(1,129,184)
B-4	627,579	-	-	-	-	-
C	838,448	-	(59,175)	(118,352)	(177,527)	(236,703)
Total shares	16,873,880	(41,659)	(623,441)	(1,246,883)	(1,870,324)	(2,493,765)
The foregoing estimated allocation of redeemed shares is based on the terms of the exchange offer in which $10 million will be offered to Class Members who are holders of the shares and who rendered “No votes” in the Conversion Transactions and $10.0 million will be offered to all other eligible remaining Class Members. The class of shares redeemed is proportionate to the total numbers of outstanding shares in each class that fall within the categories of No votes and Yes votes, and it is assumed that all available shares in each category will be redeemed by such shareholders. Under this definition, no redemption of shares of common shares or Class B-4 common shares was assumed as such shares are owned by parties who are not eligible to participate in the exchange offer. The actual shares to be redeemed under the exchange offer and the mix of redeemed shares may differ from those assumed above.

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(9)
As described in “Special Factors - Accounting Treatment Considerations,” the Rights Offering notes will be recorded at fair value. We engaged an independent third party valuation firm to assist management in performing this fair value assessment. Based on the results of management’s assessment of fair value of the Rights Offering notes, and given the Company’s current financial condition and liquidity, the convertible nature of the debt instrument, the rights associated with such debt, the term of the debt, available market participant data, current market conditions and other factors, management concluded that the fair value of the Rights Offering notes should yield an approximate 7.1% effective annual interest rate in comparison to the 17% coupon rate being made available under the Rights Offering. In addition, we are required to pay an exit fee (“Exit Fee”) at maturity equal to 15.0% of the then outstanding principal, unpaid accrued and deferred interest and other amounts owed under the loan agreement. The Exit Fee is considered fully earned under the terms of the Rights Offering note agreement and will be recorded as a liability with an offsetting amount reflected as a component of the premium to the convertible note payable. The Exit Fee would be computed at $0.5 million based on a Rights Offering subscription of $3.0 million and would be computed at $1.7 million based on a $10.0 million Rights Offering subscription. The Exit Fee amount will be amortized as an adjustment to interest expense over the term of the loan using the effective interest method. Based on this, while the face amount of the Rights Offering notes may be $3.0 million or $10.0 million, the fair value of the convertible notes is estimated to be approximately $4.1 million or $13.7 million, respectively. The excess of the fair value over the actual face amount of such indebtedness will be recorded as a debt premium and settlement charge. This debt premium will be amortized as a reduction of interest expense over the term of the notes resulting in a 7.1% effective interest expense. The assumptions used by management and the resulting estimates of fair value represent management’s estimates and are supported by the fair value assessment services provided by the independent third party valuation firm and other factors considered.

(10)
As described in “Special Factors – Accounting Treatment Considerations,” the exchange notes to be issued under the exchange offer will be recorded at fair value. We engaged an independent third party valuation firm to assist management in performing this fair value assessment. Based on the results of management's assessment of fair value of the Exchange Notes, and given the Company’s current financial condition and liquidity, the unsecured nature of this debt, the term of the debt, available market participant data, current market conditions and other factors, management concluded that the fair value of the Exchange Notes should yield an approximate 14.6% effective annual interest rate in comparison to the 4.0% coupon rate offered under the exchange offer. Based on this, the face amount of the Exchange Notes will exceed the fair value of these notes which will be recorded as a debt discount. This debt discount will be amortized as an addition to interest expense over the term of the Exchange Notes. The assumptions used by management and the resulting estimates of fair value represent management’s estimates, which are supported by the fair value assessment services provided by the independent third party valuation firm and other factors considered. A reconciliation of the face value and fair value of Exchange Notes and of our subsequent anticipated long-term debt based on the varying levels of participation in the Note Exchange follows:

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	Notes Payable Balances by Assumed Percentage of Participation
Fair value Reconciliation:	25%	50%	75%	100%
Face value of exchange offer Notes	$5,000	$10,000	$15,000	$20,000
Less: debt discount	(1,857)	(3,713)	(5,569)	(7,426)
Fair value of exchange offer Notes	$3,143	$6,287	$9,431	$12,574

Reconciliation of Other long-term debt
Long-term debt at September 30, 2013	$45,712	$45,712	$45,712	$45,712
Plus: Estimated fair value of Exchange Notes	3,143	6,287	9,431	12,574
Long-term debt following Note Exchange	$48,855	$51,999	$55,143	$58,286

(11)
As described in “Special Factors – Accounting Treatment Considerations,” the stock being redeemed under the exchange offer will be recorded at fair value as treasury stock. We engaged an independent third party valuation firm to assist management in performing this fair value assessment. Based on the results of management’s assessment, and given the Company’s current financial condition and liquidity and other factors, management estimates the fair value of the Company’s common stock to be approximately $4.12 per share in comparison to the $8.02 per share being offered under the Note Exchange. Based on this amount, the fair value of the stock being redeemed under the Note Exchange is below the stock redemption price, resulting in a stock purchase premium being paid. The assumptions used by management and the resulting estimates of fair value represent management’s estimates, which are supported by the fair value assessment provided by the independent third party valuation firm and other factors considered. A reconciliation of treasury stock follows:

	Treasury Stock Balances by Assumed Percentage of Participation
	25%	50%	75%	100%
Estimated fair value stock redeemed	$(2,569)	$(5,137)	$(7,706)	$(10,274)
Add: Treasury Stock settlement purchase (13)	(172)	(172)	(172)	(172)
Total treasury stock, at fair value	$(2,741)	$(5,309)	$(7,878)	$(10,446)

(12)
As described in “Special Factors – Accounting Treatment Considerations,” as a result of the collective nature of the settlement terms of the exchange offer and the Rights Offering being made available to the members of the Class, these transactions are considered a singular transaction for financial accounting and reporting purposes. As a result, the net effect of the fair value of the components of this transaction as described above will be recorded as a settlement charge which will increase our accumulated deficit. A reconciliation of our anticipated accumulated deficit following an assumed $3.0 million or $10.0 million Rights Offering and exchange offer (based on varying levels of participation) follows:

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Assumed $3.0 Million Rights Offering	Accumulated Deficit Balances by Assumed Percentage of Participation
	25%	50%	75%	100%
Accumulated deficit at September 30, 2013	$(608,413)	$(608,413)	$(608,413)	$(608,413)
Post 9/30/13 settlement charge (13)	(1,253)	(1,253)	(1,253)	(1,253)
Add: Rights Offering notes premium	(1,107)	(1,107)	(1,107)	(1,107)
Add: Estimated settlement and offering costs	(800)	(800)	(800)	(800)
Subtotal Rights Offering adjustments	(3,160)	(3,160)	(3,160)	(3,160)
Accumulated deficit following Rights Offering	(611,573)	(611,573)	(611,573)	(611,573)
Less: Excess of fair value of exchange offer notes over fair value of stock redeemed	(575)	(1,150)	(1,725)	(2,300)
Accumulated deficit following Exchange Offer	$(612,148)	$(612,723)	$(613,298)	$(613,873)

Assumed $10.0 Million Rights Offering	Accumulated Deficit Balances by Assumed Percentage of Participation
	25%	50%	75%	100%
Accumulated deficit at September 30, 2013	$(608,413)	$(608,413)	$(608,413)	$(608,413)
Post 9/30/13 settlement charge (13)	(1,253)	(1,253)	(1,253)	(1,253)
Add: Rights Offering notes premium	(3,689)	(3,689)	(3,689)	(3,689)
Add: Estimated settlement and offering costs	(800)	(800)	(800)	(800)
Subtotal Rights Offering adjustments	(5,742)	(5,742)	(5,742)	(5,742)
Accumulated deficit following Rights Offering	(614,155)	(614,155)	(614,155)	(614,155)
Less: Excess of fair value of exchange offer notes over fair value of stock redeemed	(575)	(1,150)	(1,725)	(2,300)
Accumulated deficit following Exchange Offer	$(614,730)	$(615,305)	$(615,880)	$(616,455)

(13)
As previously disclosed on Form 8-K, in connection with the dismissal of an appeal of the Class settlement, subsequent to September 30, 2013, the Company entered into a settlement agreement and release with certain related shareholders for the purpose of resolving certain litigation filed in the Superior Court of Arizona, Maricopa County against the Company and certain affiliated individuals and entities. As consideration for the settlement and in exchange for a full release and satisfaction of all associated claims and charges by the plaintiff parties, and with no admission of any liability, the Company made a cash payment and acquired 41,659 shares of the Company’s stock. A portion of the settlement was allocated to the acquisition of stock and a portion was charged to litigation settlement expense. In addition, a portion of the litigation settlement charge was reimbursed by insurance proceeds. The following represents the allocation of net amounts that are reflected in preceding capitalization tables:

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Shares Redeemed:
B-1	10,412
B-2	10,412
B-3	20,835
Total shares redeemed	41,659

Allocation of Net Settlement Payment:
Treasury stock purchase	$(172)
Net settlement charge	(1,253)
Total payment	$(1,425)

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DILUTION
If you participate in the exchange offer, your interest will not be diluted since this exchange offer is for subordinated notes that are not convertible into common stock. Our net tangible book value as of September 30, 2013 was $6.65 per share, which was derived from the unaudited condensed consolidated financial statements of the Company filed on Form 10-Q for the quarter ended September 30, 2013, and was computed as follows:

Total net book value as of September 30, 2013	$116,638,000
Less: Deferred financing costs	(4,343,000)
Net tangible book value as of September 30, 2013	$112,295,000
Divided by number of common shares outstanding	16,873,880
Net tangible book value per share	$6.65

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DIVIDEND AND DISTRIBUTION POLICY
Dividends and Distributions – In General
Our predecessor, the Fund, made periodic distributions to its members prior to suspending distributions in the second quarter of the year ended December 31, 2009.
As provided for under the terms of the NW Capital loan, we paid quarterly distributions to our common stockholders over the seven quarters commencing after the date of the NW Capital loan at an amount not to exceed an annual amount of 1% of our book value as of the previous December 31. During the year ended December 31, 2011, we declared dividends of $0.03 per share during each of the quarters ended June 30, 2011, September 30, 2011, and December 31, 2011. During each of the quarters ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, we declared dividends of $0.0237 per share of common stock. There were no dividends declared or paid during the year ended December 31, 2010.
After the seven quarter period described above, we are not permitted to pay dividends or distributions on the common stock without the consent of NW Capital or, if the Series A Preferred Stock is outstanding, prior to making required distributions on the Series A Preferred Stock and otherwise with the consent of the Preferred Directors. Covenants in the Certificate of Designation for the Series A Preferred Stock also restrict our ability to pay dividends on the common stock without the approval of the Preferred Directors.
The declaration and amount of any future dividends will be subject to the availability of legally distributable funds, the discretion of our board of directors and restrictions on the payment of dividends under the NW Capital loan agreement, the Series A Preferred Stock and our other borrowing agreements.
All distributions will be made at the sole discretion of our board of directors based on factors deemed by the board of directors to be relevant. Such factors may include, without limitation, the following:

•	our financial condition;

•	general business conditions;

•	our actual results of operations;

•	the timing of the deployment of capital and leverage;

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•	our debt service requirements;

•	cash distributions from our subsidiaries;

•	our operating expenses;

•	our taxable income;

•	our capital expenditure requirements;

•	our liquidity requirements;

•	distribution restrictions contained in our current or future financing facilities;

•	our distribution yield relative to our peers;

•	restrictions under Delaware law;

•	any contractual, legal or regulatory restrictions on the payment of distributions by us to holders of our capital stock or by our subsidiaries to us; and

•	other factors the board of directors in its discretion deems relevant.
Special Dividend
We agreed to declare and pay to all holders of our Class B common stock issued in connection with the Conversion Transactions and outstanding on the 12-month anniversary of the consummation of an initial public offering a one-time cash dividend equal to $0.95 per share of Class B common stock (the “Special Dividend”), subject to compliance with the transfer conditions applicable to the Class B common stock. We expect that the aggregate amount of the Special Dividend will be between approximately $14.5 million and $15.3 million depending on the number of outstanding Class C shares that are redeemed in connection with an initial public offering, if any. The Special Dividend will not be payable to holders of any other shares of our capital stock, including the common stock offered in an initial public offering, the Class C common stock or the Series A Preferred Stock. Further, we do not intend to pay the Special Dividend, if any, from the net proceeds of an initial public offering. Rather, we intend to use the net proceeds of an initial public offering to make investments that will position us to make future distributions.
Under the DGCL, a corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined under the DGCL as the excess, if any, at any given time, of the net assets of a corporation over the amount determined to be capital. If the investments funded by a portion of the proceeds of the NW Capital

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loan and Rights Offering do not perform as we anticipate, if the decline in the credit and real estate markets continues or worsens, or if other unforeseen occurrences arise, we may not have sufficient legally distributable funds on the one-year anniversary of the consummation of an initial public offering to enable us to declare and pay the Special Dividend. Our ability to pay the Special Dividend may also be limited by the restrictions in our senior debt and the Series A Preferred Stock on paying dividends on the common stock. We do not plan to use the net proceeds of the NW Capital loan and rights offering to pay the Special Dividend, however, other than the requirement that we have sufficient legally distributable funds available, there are no additional limitations on the source of funds that could be used to fund the Special Dividend.
Class C Redemption
We may use up to the lesser of $50 million or 30% of the net proceeds of an initial public offering to effect a pro rata redemption of the 838,448 outstanding shares of our Class C common stock at the initial public offering price, less underwriting discounts and commissions paid to the underwriters. After any such redemptions, the remaining shares of Class C common stock will automatically be converted into shares of Class B common stock as follows: each share of Class C common stock will convert into 0.25 shares of Class B-1 common stock; 0.25 shares of Class B-2 common stock; and 0.50 shares of Class B-3 common stock. Class C common stock converted into Class B common stock will be eligible for the Special Dividend.

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OUR MANAGEMENT
The following sets forth biographical information concerning our directors and executive officers.
William Meris, President, Chief Executive Officer, Chairman of the Board and Director
Mr. Meris, 47, was named as our Chief Executive Officer and Chairman of our board of directors in June 2011, and has served as our President and as a member of our board of directors since the consummation of the Conversion Transactions in June 2010. Mr. Meris was the President and a director of the Manager from 2003 until the consummation of the Conversion Transactions. Mr. Meris is one of the original members of the firm and oversees the relationships with broker-dealers and major investors. Mr. Meris also serves on the Investment Committee. Prior to partnering with Mr. Albers in 2003, Mr. Meris opened and operated three branches of Pacific Coast Mortgage, a residential mortgage company, from 2002 to 2003. Prior to that, from 1996 to 2001, Mr. Meris managed private equity funds. During that time, Mr. Meris served as chairman of the board and president of several small growth companies, both privately held and publicly-traded on Nasdaq. Mr. Meris is a member of Leadership 100 and the Urban Land Institute and works with other civic and charitable organizations. Mr. Meris holds a Bachelor of Science degree in Business Administration from Arizona State University. Mr. Meris has been appointed to our board of directors based on the business leadership, corporate strategy, industry relationships, and operating expertise he brings to the board of directors, including his extensive experience in building, managing, and raising capital through an extensive network of financial advisors and other relationships.
Steven Darak, Chief Financial Officer and Director
Mr. Darak, 65, has been our Chief Financial Officer and Treasurer since the consummation of the Conversion Transactions in June 2010 and has served as a director since April 6, 2011. Mr. Darak was the Chief Financial Officer of the Manager from 2005 until the consummation of the Conversion Transactions. Mr. Darak is responsible for all financial reporting and compliance for us and is a member of the Investment Committee. Mr. Darak is a senior finance and information technology executive with public company and private company experience. From 2003 to 2005, Mr. Darak was the Chief Financial Officer and Chief Information Officer for Childhelp USA, a non-profit organization. From 2002 to 2003, Mr. Darak was the Chief Executive Officer and co-owner of RFSC, Inc., a manufacturer of custom wood products. Prior to that, from 1994 to 2002, he was Senior Vice President and the Chief Financial Officer of DriveTime Corporation (formerly Ugly Duckling Corporation), at the time a publicly-held automobile finance and sales company with annual revenue in excess of $500 million. Mr. Darak’s experience includes three public stock offerings, nearly 30 securitization transactions, and the development and deployment of executive

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reporting, data warehouse, consumer loan servicing, and accounting systems. Mr. Darak’s career also includes serving as the Chief Executive Officer of a community bank from 1988 to 1989 and a consumer finance company from 1989 to 1994. Mr. Darak holds a Bachelor of Science degree in Business Administration from the University of Arizona. He served in the United States Air Force. Mr. Darak has been appointed to our board of directors based on his financial leadership and acumen, corporate strategy, and operating expertise that he brings to the board of directors, including his extensive experience in raising capital through private and public capital markets.
The address of each such person is 7001 N. Scottsdale Rd., Suite # 2050, Scottsdale, Arizona 85253.
For more information about our management, see Part III, Item 10 “Directors, Executive Officers and Corporate Governance” in the 2012 Form 10-K.

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PRINCIPAL STOCKHOLDERS
As of September 30, 2013, we had approximately 5,143 stockholders of record. The following table summarizes, as of September 30, 2013, the number of shares and percentage of shares of common stock beneficially owned by certain beneficial owners, by each of our directors and named executive officers, and by all of our directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares as to which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund) and all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).
Security Ownership of Certain Beneficial Owners
In connection with the resignation of Mr. Shane Albers, our former Chief Executive Officer, we consented to the transfer of all of Mr. Albers’ holdings in the Company to an affiliate of NW Capital, Desert Stock Acquisition I LLC. As a result, the affiliate acquired 1,423 shares of Class B-1 common stock, 1,423 shares of Class B-2 common stock, 2,849 shares of Class B-3 common stock and 313,789 shares of Class B-4 common stock for $8.02 per share. In addition, as a result of the conversion feature of the NW Capital loan, these parties have shared direct and indirect beneficial ownership in our common stock upon conversion.
The following table presents the direct and indirect beneficial ownership of NW Capital and its affiliates that represent greater than 5% of the related class of stock at September 30, 2013:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Direct Beneficial Interest
B-4 Common	Desert Stock Acquisition I LLC	313,789	50.00%

Indirect Beneficial Interest
B-4 Common	NWRA Ventures I, LLC	313,789	50.00%
B-4 Common	NWRA Ventures Management I, LLC	313,789	50.00%
B-4 Common	NWRA Red Rock I, LLC	313,789	50.00%
B-4 Common	Juniper NVM, LLC	313,789	50.00%
B-4 Common	Five Mile Capital II IMH Investment SPE, LLC	313,789	50.00%
B-4 Common	Five Mile Capital II Equity Pooling LLC	313,789	50.00%
B-4 Common	Five Mile Capital Partners LLC	313,789	50.00%

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(1)    The principal business and office address for Desert Stock Acquisition I LLC, NWRA Ventures I, LLC, NWRA Ventures Management I, LLC and NWRA Redrock I, LLC is c/o NWRA Ventures I, LLC, 10 Cutter Mill Road, Suite 402, Great Neck, NY 11021.
(2)    The principal business and office address for Juniper NVM, LLC is c/o Juniper Capital Partners, LLC, 981 Linda Flora, Los Angeles, California 90049.
(3)    The principal business and office address for Five Mile Capital II IMH Investment SPE, LLC, Five Mile Capital II Equity Pooling LLC and Five Mile Capital Partners LLC is c/o Five Mile Capital Partners LLC, 3 Stamford Plaza, 301 Tresser Blvd., 12th Floor, Stamford, CT 06901.
In addition, each of Desert Stock Acquisition I, NWRA Ventures I, NWRA Ventures Management I, NWRA Red Rock I, Juniper NVM, Five Mile Capital II, Five Mile Capital II Equity Pooling, and Five Mile Capital Partners have indirect beneficial ownership of 7,123,594 shares of our common stock. This number of shares common stock assumes the conversion of the NW Capital loan into our Series A Preferred Stock and then into common stock and assumes the maximum deferred interest elections on the NW Capital loan or the maximum paid-in-kind dividends on the Series A Preferred Stock, as applicable. Under this assumption, this would equate to a shared beneficial ownership of over 31% of our common stock.
Security Ownership of Management
The following information is provided as of September 30, 2013. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. The address for each such person is our principal executive office, IMH Financial Corporation, 7001 N. Scottsdale Rd., Suite 2050, Scottsdale, Arizona 85253. No shares beneficially owned by a named executive officer, director or director nominee have been pledged as security.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
William Meris	356,3611	2.1%
Steven T. Darak	87,0422	*

All directors and executive officers as a group (2) persons	443,403	2.6%

*Less than 1% of the number of shares of common stock outstanding
(1)    Includes 805 shares of Class B-1 common stock, 805 shares of Class B-2 common stock, 1,613 shares of Class B-3 common stock, and 236,471 shares of Class B-4 common stock.

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In addition, includes 116,667 options that were scheduled to vest within 60 days that are exercisable into common stock upon exercise. The 236,471 shares of Class B-4 common stock held by Mr. Meris that are subject to restrictions on transfer that expire on the four-year anniversary of the consummation of the Conversion Transactions, subject to earlier termination in certain circumstances.
(2)    Includes 40,375 shares of Class B-3 common stock, convertible into common stock. In addition, includes 46,667 options that were scheduled to vest within 60 days that are exercisable into common stock upon exercise.

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THE EXCHANGE OFFER
General
We are offering, upon the terms and subject to the conditions set forth herein, to exchange up to $20,000,000 aggregate principal amount of our 4% Subordinated Notes due 2019 for up to 2,493,765 shares of our outstanding common stock on the basis of $8.02 principal amount of notes for each share of such common stock tendered. However, shares can only be tendered in increments of 25 shares.
The exchange offer is being made only to Class Members pursuant to the Settlement Stipulation in settlement of certain class action litigation against us. The Class Members consist of all former unitholders of the Fund who were record holders as of May 13, 2010, and whose units have been converted into shares of IMH pursuant to the Conversion Transactions. For purposes of making the exchange offer and for subsequent transfers of the notes, Class Members will include holders of shares transferred to them by other Class Members between May 13, 2010 and January 15, 2014 pursuant to and in accordance with the transfer restrictions of our Certificate of Incorporation. Excluded from the Class are the defendants in the litigation and any entity in which any defendant has a controlling interest; the officers, directors, affiliates, legal representatives, heirs, successors, subsidiaries, and/or assigns of any such individual or entity; and any of the broker-dealers (or any of their agents or representatives) which sold units to Class plaintiffs or the members of the Class.
The exchange offer will be made to all Class Members who hold shares of our stock on 5:00 p.m., New York City time, on January 15, 2014 (the “Record Date”) on the following terms:

•
We will offer an aggregate of $10 million of the notes to those Class Members who cast a vote “against” the Conversion Transactions and which were received by IMH by June 23, 2010 or to the holders of shares transferred by any such no-voting Class Members pursuant to and in accordance with the transfer restrictions of our Certificate of Incorporation (the “No Vote Pool”).

•	We will offer $10 million of notes to all other Class Members (the “Open Pool”).

•	Class Members will have the right to exchange their shares in their respective notes pool on a pro rata basis.

•	If the Open Pool is not exhausted and the No Vote Pool is oversubscribed, then the oversubscribed exchange requests of “no voters” will be satisfied by the excess in the Open Pool on a pro rata basis.

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•
If the No Vote Pool is not exhausted and the Open Pool is oversubscribed, then the oversubscribed exchange requests of the Open Pool will be satisfied by the excess in the No Vote Pool on a pro rata basis.

•	If any amount of the two Pools (i.e., $20 million) remains after all exchange requests pursuant to the bullets above have been satisfied, such excess notes will not be issued.

•	If more than 2,493,765 shares of common stock are tendered in the exchange offer, we will accept only 2,493,765 of the tendered shares on the basis above.
The exchange offer is subject to a number of additional conditions. See “The Exchange Offer – Conditions to and Amendment of the Exchange Offer” below.
To the extent that Class Members do not tender their shares of common stock, they will retain the stock and to the extent Class Members validly tender their shares, they will receive notes. We generally describe the rights associated with the ownership of the notes compared with the rights of ownership of our common stock under the heading “Special Factors” above. We include a description of the notes and the Indenture and Intercreditor Agreement that govern the notes under “Description of the Notes” and “Description of the Intercreditor Agreement” below and we include a description of the common stock and our other capital stock below under “Description of Our Capital Stock.”
Tendering Class Members will not be obligated to pay brokerage commissions or fees to the Company or the Exchange Agent or, subject to instructions contained in the Letter of Instructions being sent to you along with this offering memorandum, transfer taxes with respect to the exchange of shares for notes pursuant to the exchange offer. However, all commissions, fees and expenses (including brokerage commissions and fees) incurred in connection with the exercise of rights under the exchange offer and charged by the exchanging holder’s own broker will be for the account of the exchanging holder, and none of such commissions, fees or expenses will be paid by us or the Exchange Agent. The Company will pay all charges and expenses of the Exchange Agent and the Trustee in connection with the exchange offer. See “The Exchange Offer – Payment of Expenses.”
If you wish to participate in the exchange offer, shares tendered for exchange will be chosen first from your Class B-1 shares until such shares are exhausted, then from your Class B-2 shares until such shares are exhausted, then from your Class B-3 shares until such shares are exhausted, and finally from your Class C shares.
Expiration Time, Extensions, and Termination
The exchange offer will terminate at 5:00 p.m., New York City time, on March __, 2014, unless extended by the Company in its sole discretion. During any extension of the exchange offer,

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all shares previously tendered and not yet exchanged will remain subject to the exchange offer (subject to withdrawal rights specified herein) and may be accepted for exchange by us. The later of 5:00 p.m., New York City time, on March __, 2014, or the latest time and date to which the exchange offer may be extended, is referred to herein as the “Expiration Time.”
We expressly reserve the right, at any time or from time to time, to extend the period time for which the exchange offer is to remain open by giving oral or written notice to the Exchange Agent of such extension by the next business day after the previously scheduled Expiration Time. We or the Exchange Agent will then give notice to you of the extension.
How to Tender
Except as set forth below, for a stockholder to duly tender shares pursuant to the exchange offer, the stockholder must submit a properly completed and duly executed Letter of Instruction or facsimile thereof, with any required signature guarantees and any other required documents as specified therein, to the Exchange Agent on or prior to the Expiration Time at the address specified below under “The Exchange Offer– Exchange Agent.” Among other things, the Letter of Instruction constitutes an instruction to the custodian that holds the common stock for our shareholders to release shares of such common stock in exchange for notes pursuant to the notes offer.
LETTERS OF INSTRUCTION SHOULD NOT BE SENT TO US OR TO THE TRUSTEE.
Tendering Class Members are required under federal income tax law to provide a correct Taxpayer Identification Number on a Substitute Form W-9, which is included, together with guidelines relating to the form, with the Letter of Instruction. Failure to complete and return this Substitute Form W-9 to the Exchange Agent may subject a stockholder to a $50 penalty imposed by the Internal Revenue Service and will result in backup withholding of 28% on interest and other payments with respect to the notes.
The acceptance by a Class Member of the note offer pursuant to the procedures set forth above will constitute an agreement between the stockholder and us in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Instruction.
We will accept shares by giving notice thereof to the Exchange Agent and we will provide or cause to be provided confirmation to Class Members of the extent to which their tendered shares have been accepted and the aggregate principal amount of notes being held for their benefit.
All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders will be determined by us which determination will be final and binding. We reserve the right to reject any and all tenders not in proper form or the acceptance of which would, in the opinion of counsel, be unlawful. We also reserve the right to waive any of the conditions

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of the exchange offer or any defect or irregularity in the tender of any of the shares. Our interpretation of the terms and conditions of the exchange offer (including the Letter of Instruction and the instructions thereto) will be final. We will not be required to make uniform determinations in all cases. No tender of shares will be deemed to have been properly made until all defects and irregularities have been cured or waived. Neither IMH, the Exchange Agent, nor any other person will be under any duty to give notification of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notification.
Special Instructions for Tax-Qualified Accounts
The trustee or custodian for certain tax-qualified accounts may have restrictions on the type of securities or property that can be held in the account. These restrictions may include subordinated debt or non-traditional instruments such as the notes. If you want to participate in the exchange offer and you hold your shares in a tax-qualified account such as an IRA and either your custodian will not or cannot consent or you simply choose to utilize the alternative account described below, you may be able to move your shares to a new tax-qualified account with a new custodian and participate in the offering in that account. In such a case, the Company may be able to refer you to an alternate custodian. You may call the Company at 1-800-510-6445 for information on potential alternate custodians. If you want to participate in the exchange offer and you hold your shares in a tax-qualified account, you should consult with your existing custodian and act quickly to determine through which account you will act. To establish a new account with the new custodian can take a significant amount of time.
Provision of Notice to Beneficial Owners
If you are a broker, a trustee, or a depositary for securities who holds shares of our common stock for the account of eligible stockholders as of 5:00 p.m., New York City time, on January 15, 2014, the Record Date, you should notify the respective beneficial owners of such shares of this exchange offer as soon as possible to find out their intentions with respect to exercising their exchange rights. You should obtain instructions from the beneficial owner with respect to its exchange rights. If the beneficial owner so instructs, you should complete the Letter of Instruction and submit it to the Exchange Agent. If you hold our common stock for the account(s) of more than one beneficial owner, you may exercise the number of exchange rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of 5:00 p.m., New York City time, on January 15, 2014, the Record Date.
Beneficial Owners
If you are a beneficial owner of our common shares or will receive your exchange rights through a broker, custodian bank, or other nominee, you will need to have your broker, custodian

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bank, or other nominee act for you. You must contact your nominee directly to provide it with your instructions for exercising your exchange rights.
To indicate your decision to exercise your exchange rights, you should complete and return to your broker, custodian bank, or other nominee the form entitled “Beneficial Owner Election Form” such that it will be received in sufficient time to enable such entities to exercise the exchange rights associated with the common shares that you beneficially own prior to the expiration date of this exchange offer.
Stockholders with Addresses Outside the United States
To exercise its subscription rights, each holder whose address is outside the United States must establish to the satisfaction of the Company that it is a U.S. holder for U.S. federal income tax purposes (see “Material U.S. Federal Income Tax Considerations”) and that it is otherwise permitted to exercise its exchange rights under applicable law. If the procedures set forth in the preceding sentence are not followed by a holder prior to the expiration date, its exchange rights will expire and be null and void.
Withdrawal Rights
All tenders duly and validly made are irrevocable, except that shares tendered pursuant to the exchange offer may be withdrawn prior to 2:00 p.m. New York City time on March ___, 2014, the business day prior to the Expiration Time, and, unless theretofore accepted for exchange as provided in the exchange offer, may also be withdrawn after 5:00 p.m., New York City time, on __________ __, 2014.
To be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent on a timely basis at one of the addresses specified under “The Exchange Offer – Exchange Agent.” Any notice of withdrawal must specify the name of the person having tendered the shares to be withdrawn, the names in which the shares are registered if different from that of the tendering stockholder and the number of shares to be withdrawn. All questions as to validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, which determination will be final and binding. Any shares effectively withdrawn will be deemed not to have been duly tendered for purposes of the exchange offer.
Acceptance of Shares for Exchange; Delivery of Notes to be Exchanged
Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of shares validly tendered and not withdrawn will be made as promptly as possible after the Expiration Time. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered shares when, as and if we have given oral or written notice thereof to the Exchange Agent. We will provide or cause to be provided confirmation to Class Members of

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the extent to which their tendered shares have been accepted and the aggregate principal amount of notes being held for their benefit. If we extend the exchange offer or are delayed in consummation of the exchange offer for any reason, then, without prejudice to our rights under the exchange offer, the Exchange Agent acting on behalf of the Company, may retain tendered shares, and such shares may not be withdrawn except as set forth above under “The Exchange Offer – Withdrawal Rights.” Tendered shares not accepted for exchange because of an invalid tender or for any other reason, will continue to be held on behalf of the tendering stockholder by the current custodian for the shares.
Issuance of notes in exchange for shares tendered pursuant to the exchange offer will be made by us only after a properly completed and duly executed Letter of Instruction (or facsimile thereof), and any other required documents are received by the Exchange Agent prior to the expiration of the exchange offer.
Denominations; Fractional Interests
The notes will be issued only in denominations of $100 and integral multiples thereof. Shares can only be tendered in increments of 25 shares. Fractional interests with respect to the notes will not be distributed to tendering stockholders. Instead, the Company will pay cash in lieu of such interests based on the $8.02 per share exchange rate.
Proration if Shares Tendered Exceed Maximum
If stockholders tendering shares validly tender more than 2,493,765 shares, we will accept for exchange no more than 2,493,765 shares. In such event, notes will be allocated to tendering stockholders on the basis described above under “General.”
Therefore, if less than 1,246,882 shares are validly tendered in the No Vote Pool, we will accept all such shares. If more than 1,246,882 shares are validly tendered in the No Vote Pool, we will accept from each tendering stockholder in the No Vote Pool that number of shares equal to 1,246,882 multiplied by a fraction, the numerator of which is the total number of shares validly tendered by the applicable tendering stockholder in the No Vote Pool and the denominator of which is the total number of shares validly tendered by all tendering stockholders in the No Vote Pool. We will treat the Open Pool in the same way.
If more than 1,246,882 shares (the “Excess Shares”) are validly tendered in the No Vote Pool and less than 1,246,883 shares (the “Open Amount”) are validly tendered in the Open Pool, we will accept from each tendering No Vote Class Member of Excess Shares, additional valid tenders for the Open Pool in an amount equal to the Open Amount multiplied by a fraction, the numerator of which is the total number of Excess Shares tendered by each tendering No Vote Class Member

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and the denominator of which is the total number of Excess Shares. The same will apply if there are Excess Shares in the Open Pool and an Open Amount in the No Vote Pool.
The number of shares will be rounded up or down as nearly as practicable to result in the tender of whole shares rather than fractional shares. Any shares not accepted by the Company as a result of the allocation described above will be retained by the tendering stockholder.
Conditions to and Amendment of the Exchange Offer
The exchange offer is conditioned on the requirements of the Settlement Stipulation and the Court’s Final Order. Following commencement of the exchange offer, there will be no additional conditions.
Exchange Agent
U.S. Bank National Association has been appointed as Exchange Agent for the exchange offer. All correspondence in connection with the exchange offer and the Letter of Instruction should be addressed to the Exchange Agent, as follows:
U. S. Bank National Association
Attn: Specialized Finance
111 Fillmore Avenue
St. Paul, MN 55107-1402
Fax # 651-466-7372

For information call 800-934-6802
DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.
Payment of Expenses
The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of pocket expenses in connection with the exchange offer. The Company will also agree to indemnify the Exchange Agent for its actions in connection with the exchange offer including for liabilities under the federal securities laws.

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DESCRIPTION OF THE NOTES
We will issue the notes under an Indenture expected to be dated as of March 1, 2014 between us and U.S. Bank National Association, as Trustee, although if the notes are issued after March 31, 2014, the Indenture may be dated after that date. The terms of the notes include those expressly set forth in the Indenture and the notes and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are also subject to an Intercreditor Agreement, between NW Capital and the Trustee, which, among other things, sets out the subordination provisions of the notes, a collateral assignment of the notes in favor of certain senior creditors, and limitations on the rights of noteholders under the notes and the Indenture until specified senior indebtedness is paid in full. See “Description of the Intercreditor Agreement” below.
The following description is only a summary of the material provisions of the notes and the Indenture. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those documents, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. We urge you to read those documents in their entirety because they, and not this description, define the rights of holders of the notes. Copies of the form of notes, the Intercreditor Agreement, and the Indenture are attached hereto as Exhibits A, B and C.
For purposes of this section, references to “we,” “us,” “our” and “the Company” refer solely to IMH Financial Corporation and not to its subsidiaries.
General
The notes will:

•	initially be limited to $20 million aggregate principal amount but may be issued in a lesser amount;

•
mature on the earlier of five years from the date of issuance and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000, unless earlier paid;

•
bear interest at an interest rate of 4% per year, payable quarterly in arrears, on July 1, 2014, and thereafter on the first business day of each April, July, October, and January during the term of the notes;

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•
be subject to mandatory prepayment of 50% of the principal balance on the date that is four years from the date of issuance if we meet certain financial and other tests as described below under “Mandatory Prepayment of Notes”;

•	subject to specified conditions, be redeemable by us at our option in whole or in part at any time and from time to time by making the payments described below under “Redemption of Notes”;

•	be payable by us if an event of default occurs, at which time all amounts due under the notes may be accelerated and become due and payable;

•	initially be represented by a single registered security in global form, but in certain circumstances may be represented in certificated form;

•	not be secured by any of our assets;

•	not be guaranteed by any of our subsidiaries;

•	not be convertible into any other securities;

•	be subordinate to our senior indebtedness as described below under “Subordination”; and

•	be subject to certain transfer restrictions as described below under “Restrictions on Transfer.”
The Indenture will contain only limited restrictive covenants as described below under “Restrictive Covenants.”
Ranking
The notes will be general unsecured obligations and will be:

•	subordinated to all of our existing and future senior indebtedness, including the NW Capital loan and the Rights Offering Notes, and to certain Replacement Debt;

•
subordinated to all of our obligations to holders of the Series A Preferred Stock, including our obligations to pay dividends and to redeem the Series A Preferred Stock in certain events, and to certain Replacement Preferred Stock;

•	subordinated to our obligation to NW Capital to repurchase the common stock held by it in the event of a prepayment of the NW Capital loan;

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•	senior to any existing and future indebtedness that is expressly subordinated to the notes;

•	senior to all common stock outstanding;

•	effectively subordinated to our existing and future secured debt to the extent of the value of the collateral; and

•	structurally subordinated to all existing and future indebtedness and other liabilities and preferred stock of our subsidiaries.
As of September 30, 2013, we had $109.8 million of outstanding senior indebtedness, including the NW Capital loan. For a description of the NW Capital loan and the convertible notes that are contemplated to be issued in the Rights Offering, see “Description of The NW Capital loan and The Rights Offering Notes” below. For a description of the Series A Preferred Stock, see “Description of Our Capital Stock - Series A Preferred Stock.” As of September 30, 2013, our subsidiaries had approximately $62.8 million of outstanding indebtedness and other liabilities (excluding their guaranty of the NW Capital loan).
Subordination
The notes are subject and subordinate to the Existing Senior Obligations and will be collaterally assigned to NW Capital, as set forth in that certain Agreement dated as of the date of issuance of the notes by and between the Trustee and NW Capital, on behalf of itself and the Rights Offering Indenture Trustee for the benefit of the holders of the Rights Offering Notes (the “Intercreditor Agreement”). Our Existing Senior Obligations consist of the indebtedness and other obligations of us and/or our subsidiaries under:

•
that certain Loan Agreement, dated as of June 7, 2011, by and between us, as borrower, and NW Capital, as lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto, the “NW Capital Loan Agreement”);

•
any Loan Document (as defined in the NW Capital Loan Agreement), including the Collateral Documents, which generally are the documents evidencing the security for the NW Capital loan and the Rights Offering Notes;

•	the Rights Offering Indenture;

•	the Rights Offering Notes; and

•	to the extent that all or any portion of the indebtedness governed by the NW Capital Loan Agreement and/or the Rights Offering Indenture and/or the promissory notes

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and other loan documents delivered or entered into pursuant thereto is converted into Series A Preferred Stock, such stock and that certain Certificate of Designation governing the rights of the holders of such stock (but excluding, for the avoidance of doubt, any such Series A Preferred Stock following conversion of the same into our common stock) (collectively, the “Senior Documents”).
References to the Senior Documents include all of the terms, covenants, conditions, rights and remedies contained in the Senior Documents, and our obligations under the Senior Documents include all amounts due and payable under the Senior Documents, including interest accruing after the occurrence of any bankruptcy or similar proceeding of us or any of our subsidiaries. The Senior Documents will include any extensions, modifications, consolidations, supplements, amendments, replacements, and restatements of or to such documents. No amendments or modifications to the Senior Documents or waivers of any provisions of the Senior Documents will affect the subordination of the notes as described herein, including increasing the amounts owed under the Senior Documents or extending the due dates therefor or otherwise altering any other payment or performance terms.

Our obligations to NW Capital under the NW Capital Loan Agreement include an obligation to repurchase common stock that it or its affiliates hold in the event of a prepayment of the NW Capital loan.

The Intercreditor Agreement provides, among other things, that except as otherwise provided therein, noteholders may not accept or receive payments on the notes prior to the date that all obligations of us and our subsidiaries in respect of the Existing Senior Obligations have been unconditionally paid and performed in full. However, except as described herein, noteholders will be permitted to receive regularly scheduled payments on the notes, including interest and any late payment charges and the required prepayment on the notes (as described below under “Mandatory Prepayment of Notes”), as long as the Trustee has no actual knowledge (as defined in the Intercreditor Agreement) that:

•	a default or event of default has occurred and is continuing under any of the Senior Documents;

•	an event has occurred which, with the giving of notice or the passage of time or both, would constitute an event of default under the Senior Documents.;

•	subject to the terms of the Intercreditor Agreement, a Default Event has occurred;

•	a Trigger Event has occurred; and

•	a Deficiency Event has occurred and is continuing (the occurrence of any such event being a “Blocking Event”).
A “Trigger Event” means either:

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•
the Trustee or any person acting together with, or authorized to act on behalf of, the Trustee taking or omitting to take any action either (x) with an expression of an intention of causing, or which could cause, an Adverse Effect, or (y) in which any such person should have reasonably known that taking or omitting to take such action could cause, an Adverse Effect;

•
in connection with, or subsequent to, the conversion of any of the NW Capital loan and the Rights Offering Notes into Series A Preferred Stock, the commencement of a Proceeding of us or any of our subsidiaries; or

•	the commencement of an Indenture Proceeding in which the trust created by the Indenture is subject.
A Trigger Event will not include a Default Event described below.
An “Adverse Effect” means (i) an actual adverse effect upon the NW Capital loan, NW Capital’s interest in such loan or any rights accruing therefrom, which shall include, without limitation, a prepayment of such loan or NW Capital’s right to exercise the conversion of such loan into Series A Preferred Stock, (ii) an actual impairment, delay, conditioning, or limitation of the ability of NW Capital to act under the note evidencing the NW Capital loan, any NW Capital Loan Document, the Rights Offering Intercreditor Agreement or the Intercreditor Agreement, or (iii) an actual adverse effect upon the legality, validity, binding effect, or enforceability against the Trustee or any noteholder of the Intercreditor Agreement.
A “Proceeding” means the commencement, whether voluntary or involuntary, of any case, proceeding or other action against us and/or any of our subsidiaries under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors shall have occurred without the prior written consent of NW Capital. An “Indenture Proceeding” means the commencement, whether voluntary or involuntary, of any case, proceeding or other action under any existing or future law of any jurisdiction relating to the bankruptcy, insolvency, reorganization or relief of debtors in which the trust created by the Indenture is subject.
Upon the occurrence of a Trigger Event, a noteholders’ ability to receive regularly scheduled payments on the notes will be suspended. NW Capital will also have the ability to exercise a number of remedies as described under “Description of the Intercreditor Agreement” below, but in certain cases as described below under “Description of the Intercreditor Agreement,” NW Capital will be required to undertake commercially reasonable efforts to seek to engage an institutional trustee to pursue a claim against us for a recovery under the notes.
A “Default Event” means (i) any noteholder or any person acting together with, or on behalf of, any noteholder, taking or omitting to take any action either (x) with an expression of intention of causing, or which could cause an Adverse Effect, and (y) in which any such person should have reasonably known that taking or omitting to take such action could cause an Adverse Effect, or (ii) the commencement of a Proceeding of the Trustee to which the trust created by the Indenture is not subject.

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If a Default Event occurs, a noteholders’ ability to receive payments on the notes will be suspended, subject to the qualifications discussed below. NW Capital will give notice to the cash management agent under the Cash Management Agreement and to the Trustee, following which all amounts otherwise required to be paid on the notes will be held in trust by the cash management agent for the benefit of NW Capital. Within 180 days of the Default Event, NW Capital must estimate the losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party (as defined in the Intercreditor Agreement) may sustain as a result of the Default Event (“Potential Default Event Costs”). The Intercreditor Agreement contains a procedure to determine the final estimate of the Potential Default Event Costs (the “Applicable Estimate”). Until the determination of the Applicable Estimate, all amounts will continue to be held in trust as described above. At all times after a Default Event has occurred until the necessary amounts are fully funded, NW Capital may request a distribution of any and all amounts in the trust for payment of all losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party actually sustain (“Actual Default Event Costs”).
Once the Applicable Estimate is determined, 150% of the Applicable Estimate (the “Holdback Amount”) will be held back from distribution under the Cash Management Agreement and may be paid to NW Capital to reimburse it for Actual Default Event Costs. Once the Holdback Amount is fully funded into trust for the benefit of NW Capital, and so long as no Blocking Event has occurred and is continuing, noteholders may again receive payments on the notes until the occurrence of a subsequent Blocking Event.
If a Deficiency Event occurs, a noteholders’ ability to receive payments on the notes will be suspended. NW Capital will determine the Deficiency Amount, in its reasonable discretion, within 180 days after the Deficiency Event and the cash management agent will hold all future payments on the notes in trust for the benefit of NW Capital until the Deficiency Amount is funded. Until the Deficiency Amount is fully funded, if the Deficiency Amount is being funded due to a Deficiency Event arising under subclause (ii) of the definition of such term, then the Deficiency Amount shall (x) accrue interest at a rate equal to the lesser of (1) the maximum interest permitted by applicable law, and (2) 17% per annum, and (y) be part of the indebtedness owed on the notes.
A “Deficiency Event” means, with respect to a Default Event, (i) after amounts in trust representing the Holdback Amount have been reduced to an amount equal to or less than 40% of the originally funded Holdback Amount, NW Capital (in its reasonable discretion) determines that additional funds are necessary to fund the actual losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of such Default Event, and NW Capital delivers written notice of such determination to the cash management agent and the Trustee, or (ii) the amounts remaining in trust to fund the Holdback Amount are insufficient to fund the Actual Default Event Costs resulting from the Default Event giving rise to the Holdback Amount.
“Deficiency Amount” means, with respect to a Deficiency Event (i) arising under subclause (i) of the definition of Deficiency Event, the product of (x) 150% multiplied by (y) the difference

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between (1) NW Capital’s reasonable estimate of the amounts necessary to fund the actual losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of such Default Event and (2) the amounts then remaining in trust representing the Holdback Amount, or (ii) arising under subclause (ii) of the definition of Deficiency Event, the product of (x) 150% multiplied by (y) the amount by which, as of such date, the Actual Default Event Costs exceed the Holdback Amount.
In addition to the above restrictions, pursuant to the Intercreditor Agreement, if a Proceeding is commenced against us or any of our subsidiaries without the prior written consent of NW Capital or an event of default has occurred and is continuing under the Senior Documents, no payment can be made on the notes until the Existing Senior Obligations are paid in full. See “Description of the Intercreditor Agreement” below.
For additional information concerning the subordination of the notes, the collateral assignment thereof, and the remedies of NW Capital in respect thereof or upon the occurrence of a Trigger Event, a Default Event or a Deficiency Event, and the limitations on the rights of the Trustee and the noteholders, see “Description of the Intercreditor Agreement” below.
In the event that the NW Capital loan or the Series A Preferred Stock into which the NW Capital loan is converted is replaced or refinanced or any such Replacement Debt is replaced or refinanced with Replacement Debt, we may enter into a Replacement Intercreditor Agreement to provide for the continuing subordination and other provisions of the notes that will be applicable with respect to the Replacement Debt and any Replacement Preferred Stock, and no consent will be required from noteholders so long as the Replacement Intercreditor Agreement does not contain terms that are more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital or any prior Replacement Intercreditor Agreement. We have begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.

Rights to receive payments on the notes will also be subordinate to Permitted Indebtedness in addition to the Existing Senior Obligations on terms agreed to by us and the holders of such Permitted Indebtedness when issued, including as provided in any Replacement Intercreditor Agreement. Unless otherwise provided in or with respect to any Existing Permitted Indebtedness (defined below), the Indebtedness represented by this Note may not be paid (a) in any liquidation, dissolution or similar proceeding until the Existing Permitted Indebtedness is paid in full or (b) if and for so long as any such Existing Permitted Indebtedness is in default and the maturity of such Existing Permitted Indebtedness has been accelerated, and thereafter until the payment of such Indebtedness in full or cure or waiver of any such default. The Company will advise the Exchange Offering Indenture Trustee in writing at any time that the provisions of any Permitted Indebtedness restrict any payments in respect of this Note.
“Permitted Indebtedness” means (x) the Existing Senior Obligations, (y) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently (except in the case of daylight drafts) drawn against insufficient funds in

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the ordinary course of business; provided, that, such Indebtedness as described in this subsection (y) is extinguished within five (5) calendar days of incurrence thereof, and (z) any Indebtedness incurred by us in which (i) our net worth as calculated in accordance with GAAP after the incurrence of such Indebtedness would be greater than the product of two times the amount of the Indebtedness evidenced by the notes and (ii) such Indebtedness does not prohibit a repayment of the principal of the notes in accordance with their terms; provided, however, such Indebtedness may provide for customary lender protections such as requiring that we and our subsidiaries satisfy tangible net worth, debt service coverage, and liquidity requirements prior to and/or after giving effect to any such repayment of the principal of the notes.
Indebtedness outstanding on the date of issuance of the notes will be deemed to be Permitted Indebtedness (“Existing Permitted Indebtedness”).
“Indebtedness” means, without duplication: (i) all indebtedness of us for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which we or our assets are liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which we would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by us as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by us, directly or indirectly, (v) all obligations under leases that constitute capital leases for which we are liable, and (vi) all obligations of us under interest rate swaps, caps, floors, collars, and other interest hedge agreements, in each case for which we are liable or our assets are liable, whether we (or our assets) are liable contingently or otherwise, as obligor, guarantor, or otherwise, or in respect of which obligations we otherwise assure a creditor against loss.
Repurchases
We may from time to time purchase the notes in open market purchases (should a market develop), in privately negotiated transactions, through subsequent tender or exchange offers or otherwise, without prior notice to or consent of holders.
Principal; Maturity
The Indenture will provide for the issuance by us of notes in an amount initially limited to $20 million aggregate principal amount. The notes will mature on the earlier of five years from the date of issuance and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000, unless earlier prepaid, redeemed, or repurchased. 6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.
Interest

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The notes will bear interest at a rate of 4% per year, payable in arrears, on July 1, 2014, and thereafter on the first business day of each April, July, October, and January of each year. 6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.
We will pay interest on each quarterly payment date to holders of record of the notes on the March 15, June 15, September 15, and December 15 preceding such interest payment date, whether or not a business day. However, on the maturity date, we will pay accrued interest to the person to whom we pay the principal amount, regardless of whether such person is the holder of record.
Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issue. Interest will be computed on the basis of the actual number of days elapsed over a 360-day calendar year. If a payment date is not a business day, payment will be made on the next preceding business day.
Interest will cease to accrue on a note upon its maturity, prepayment, or redemption.
Pursuant to the subordination provisions that govern the notes, our ability to make regular payments of interest on the notes is subject to certain conditions described above under “Subordination.”
In the event that any installment of interest on the notes remains unpaid for two consecutive quarterly payment dates, we will be required to pay a one-time additional amount of 5% of the unpaid installments as a late payment charge. In addition, if there is any Default on the notes, we must pay interest on the entire principal balance and on any outstanding late payment charges at a default rate of 2% over the then payable interest rate on the notes. Payment of defaulted interest will be made pursuant to special procedures.
Payments Under the Cash Management Agreement
We will generally make payments on the notes pursuant to, and in accordance with, that certain Cash Management Agreement, dated as of June 7, 2011, as amended (the “Cash Management Agreement”), among us, U.S. Bank National Association, as cash management agent for NW Capital, and NW Capital acting in its capacity as agent (the “Agent”) for the benefit of NW Capital, as lender under the NW Capital loan, and the Rights Offering Indenture Trustee for the equal and ratable benefit of the Rights Offering Noteholders. Pursuant to the Cash Management Agreement, our cash receipts are collected and disbursed to pay specified obligations subject to the oversight and approval of NW Capital. Under the terms of the Cash Management Agreement, revenues of IMH and its subsidiaries are deposited into an account (the “IMH Collection Account”) maintained with the cash management agent. Amounts in excess of a minimum retained balance of $1,000 and

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not including any Restricted Cash are disbursed to make payments on behalf of IMH, including amounts owed on the notes, the NW Capital loan, the Rights Offering Notes and for operating expenses. “Restricted Cash,” as defined in the Cash Management Agreement, includes “Insurance Restricted Cash,” which consists of up to $5,000,000 of funds that may be set aside upon notice from NW Capital for the payment of litigation defense costs and expenses of IMH and its affiliates. Amounts for operating expenses are disbursed each month with the approval of NW Capital in the amount of 90 days of working capital. Amounts may also be disbursed from the IMH Collection Account from time to time to make approved investments. Pursuant to the Cash Management Agreement, the IMH Collection Account is under the sole dominion and control of the Agent. We cannot make any withdrawal or use of the funds in that account without the approval of the Agent and its authorized agents, including the cash management agent.
On each quarterly payment date, funds available in the IMH Collection Account in excess of the minimum balance and Restricted Cash will be disbursed in the following amounts and order of priority:

•	amounts due and payable to the Trustee and the Rights Offering Indenture Trustee (excluding amounts paid or to be paid to noteholders or to holders of Rights Offering Notes);

•	reimbursable expenditures, as defined in the Rights Offering Intercreditor Agreement, payable to NW Capital;

•
subject to specified holdbacks under the Rights Offering Intercreditor Agreement, interest accruing at the default rate on the NW Capital loan and the Rights Offering Notes or the Series A preferred stock and late payment charges;

•	subject to specified holdbacks under the Rights Offering Intercreditor Agreement, scheduled payments on the NW Capital loan and the Rights Offering Notes or the Series A Preferred Stock;

•	amounts payable to the Trustee and the Rights Offering Indenture Trustee that were paid or are to be paid to noteholders or to holders of the Rights Offering Notes;

•	fees payable to the cash management agent;

•	reimbursable expenditures, as defined in the Intercreditor Agreement, payable to NW Capital; and

•	subject to specified holdbacks upon the occurrence of certain events, scheduled payments on the notes

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In the event that the NW Capital loan or the Series A Preferred Stock into which the NW Capital loan is converted is replaced or refinanced or any such Replacement Debt is replaced or refinanced, we may enter into a replacement cash management agreement with the lender replacing NW Capital or its agent or any prior replacement lender on terms not more adverse in the aggregate to the noteholders than those in the Cash Management Agreement with NW Capital or any prior replacement cash management agreement and the consent of noteholders will not be required in connection with such replacement agreement.

Registration of Transfer and Exchange
We will maintain an office where the notes may be presented for registration, transfer, and exchange. This office will initially be an office or agency of the Trustee. All such transactions will be in book entry form only. The notes will be issued in denominations of $100 principal amount and multiples thereof, and will initially be represented by a single global note. There will be no service charge for any registration of transfer or exchange of notes or beneficial interests therein. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.
We will not be required to:

•	exchange or register the transfer of any note or beneficial interest therein during a period of 15 days before any selection of notes or interests therein to be redeemed or repaid; or

•	exchange or register the transfer of any note or portion thereof called for redemption or prepayment.
Restrictions on Transfer
The notes will bear a legend that reads as follows:
THIS SECURITY IS SUBJECT TO TRANSFER RESTRICTIONS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE TRANSFERRED IN CONTRAVENTION OF SUCH RESTRICTIONS. A TRANSFER INCLUDES ANY LEGAL OR BENEFICIAL DIRECT OR INDIRECT ASSIGNMENT, PLEDGE, HYPOTHECATION, CONVEYANCE, SALE, TRANSFER, MORTGAGE, ENCUMBRANCE, GRANT OF A SECURITY INTEREST, ISSUANCE OR GRANT OF A PARTICIPATION, SUB-PARTICIPATION OR OTHER LEGAL OR BENEFICIAL INTEREST IN, CHANGE IN CONTROL, OR OTHER DISPOSITION, AT ANY TIER OF OWNERSHIP, EITHER DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR OTHERWISE.

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THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY WITH THE CONSENT OF IMH FINANCIAL CORPORATION (THE “COMPANY”) IN ITS REASONABLE DISCRETION AND ONLY TO (A) THE COMPANY OR ANY SUBSIDIARY THEREOF OR (B) CLASS MEMBERS AS DEFINED IN THE WITHIN MENTIONED INDENTURE, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE, OR, IF THE NOTES ARE IN THE FORM OF ONE OR MORE GLOBAL NOTES, THE CUSTODIAN PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (IF IN ITS REASONABLE OPINION, THE COMPANY BELIEVES THAT THE TRANSFER MAY NOT BE EXEMPT FROM REGISTRATION UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS) ALONG WITH AN ASSIGNMENT IN THE FORM PROVIDED IN THE INDENTURE COMPLETED AND DELIVERED BY THE TRANSFEROR AND THE TRANSFEREE TO THE TRUSTEE, OR, IF THE NOTES ARE IN THE FORM OF ONE OR MORE GLOBAL NOTES, THE CUSTODIAN.
The notes or interests therein cannot be transferred except to other Class Members and with our consent, not to be unreasonably withheld. The provisions of our Certificate of Incorporation that allow transfers of common stock to certain persons will not apply to the notes. See “Description of our Capital Stock – Common Stock.” A “Transfer” means any legal or beneficial direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub-participation, or other legal or beneficial interest in, change in Control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise. “Control” means, when used with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. Notes that have been transferred in contravention of applicable transfer restrictions will be disregarded for purposes of noteholder voting.
A noteholder who desires to transfer a note or any interest therein must complete an assignment, the form of which is attached as Exhibit B to the Indenture, and obtain our consent. While we cannot unreasonably withhold our consent, we may require the transferring noteholder to provide us with an opinion of counsel if we reasonably believe that the transfer may not be exempt from registration under federal and applicable state securities laws and regulations. The transferee must also sign the assignment and assume the obligations of the transferor under the Indenture and the Intercreditor Agreement.
The notes are exempt from registration under the Securities Act pursuant to the exemption provided in Section 3(a)(10) of the Securities Act. Under SEC interpretation of this exemption, if

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you are not an affiliate of us, you will not be restricted from resales of the notes under the Securities Act but all other transfer restrictions will continue to apply.
Guarantees
Our obligations under the notes and the Indenture will not be guaranteed by any of our existing and future subsidiaries.
Conversion of Notes
The notes are not convertible into any other securities.
Payment of the Notes at Maturity
At maturity, we must pay the entire principal balance of the notes then outstanding plus accrued and unpaid interest, if any. 6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.
Mandatory Prepayment of Notes
50% of the principal amount of the notes together with accrued and unpaid interest thereon shall be payable on the date that is four years from the date of issuance (the “Required Prepayment”) if we satisfy certain conditions on the last day of the month that is two months before the Required Prepayment date (the “Prepayment Test Date”).

•
We must have cash or Cash Equivalents (as defined below) in an amount greater than $10,000,000 plus two times the trailing net operating expenses for the 12 months prior to the Prepayment Test Date, as determined in accordance with GAAP. “Cash Equivalents” means, collectively, (a) securities issued or directly and fully guaranteed or insured by the United States and its agencies and instrumentalities (provided that the full faith and credit of the United States is pledged in support thereof) maturing within three hundred sixty-five (365) days of the date of purchase, (b) commercial paper and variable or fixed rate notes issued or guaranteed by banks of the type described in the succeeding clause (c) (or by the parent company thereof), or by domestic corporations, each of which domestic corporations shall have a consolidated net worth of at least $500,000,000 and conduct substantially all of its business in the United States, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by Standard & Poors, (c) certificates of deposit and time deposits

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maturing within three hundred sixty-five (365) days of the date of purchase and issued by (i) any United States national or state bank having capital and surplus totaling more than $500,000,000, or (ii) any bank whose short-term commercial paper is rated “P-1” or better by Moody’s or “A-1” or better by Standard & Poors, (d) up to $100,000 per institution and up to $1,000,000 in the aggregate in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where the Company conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of the types of investments described in this clause (d), and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d). “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession.

•
We must have a positive Operating Profit for the 12 months prior to the Prepayment Test Date. “Operating Profit” means, for any period, determined on a consolidated basis in accordance with GAAP, our Net Income for such period, plus, without duplication and to the extent deducted in determining Net Income for such period, depreciation and amortization expense. “Net Income” means, for any period, net income (or loss) of us and our consolidated subsidiaries for such period, determined on a consolidated basis (without duplication) in accordance with GAAP.

•
None of us or any of our subsidiaries shall be in default, or shall become in default by virtue of making the Required Prepayment, in respect of any Senior Obligation, except as consented to by the holder thereof. The Senior Obligations consist of the Existing Senior Obligations and our other Permitted Indebtedness.

6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.

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Redemption of Notes
If the Existing Senior Obligations have been paid in full or we have the consent of NW Capital, and no default has occurred and is continuing under any then existing Permitted Indebtedness, except as consented to by the holder of such Permitted Indebtedness, we may redeem the notes in whole or in part at our option at any time or from time to time at the principal amount of the notes to be redeemed, plus accrued interest to the redemption date. 6.4% of all payments on the notes, including payments of interest on the notes and principal at maturity, will be payable to Class Counsel and not to the holders of the notes. See “Summary Description of the Exchange Offer and the Notes–Payment to Class Counsel” above in this offering memorandum.
If we elect to redeem fewer than all of the notes, the Trustee will select the notes or interests therein to be redeemed (in principal amounts of $100 or a multiple of $100) by lot, on a pro rata basis, or by any other method the Trustee considers fair and appropriate. If any note (except a global note) is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. To the extent that we do not redeem a portion of the notes on the date fixed for redemption, all rights of the notes shall remain in full force and effect until redeemed.
We are required to give irrevocable notice of redemption on a date that is not less than 5 business days before the redemption date to each holder of notes to be redeemed.
Global Securities
The notes will initially be represented by a single global security held in the name of a custodian or its nominee. It is contemplated that the Trustee will be the initial custodian of the global security.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the custodian or any nominee of the custodian except as required by law, although, with the consent of NW Capital or a Replacement Lender, we could amend the Indenture to provide for registered notes without the consent of any noteholders.
We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the custodian.
The Trustee will maintain a Note Register in which, subject to such reasonable regulations as the Company or the Trustee may prescribe, the Company will provide for registration of the notes or beneficial interests in the notes and of transfers of the notes or beneficial interests therein. We will treat the person in whose name a note or beneficial interest in a note is registered in the Note Register as the holder thereof for all purposes under the Indenture. If at any time, the notes (other

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than global notes) are issued in registered form, noteholders will not include beneficial holders or owners.
We will make all payments of principal, premium, and interest on a global security to the custodian or its nominee for distribution to the holders as listed in the Note Register. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Security for the Notes
The notes are our unsecured obligations and will not be secured by any of our assets or the assets of our subsidiaries.
Restrictive Covenants
Except for the Rights Offering Notes, we may not incur additional Indebtedness that is senior to the notes, except for Permitted Indebtedness. Generally, to issue Indebtedness other than our Existing Senior Obligations, we must have a net worth after such issuance greater than two times the amount of the then outstanding principal amount of the notes. In addition, see “Consolidation, Merger, and Sale of Assets” below. The Indenture governing the notes will not contain any other restrictive covenants. We are, however, restricted by numerous restrictive covenants in the NW Capital Loan Agreement and in our other senior indebtedness, as well as with respect to the Series A Preferred Stock.
Consolidation, Merger, and Sale of Assets
We may not consolidate with or merge with or into any person or convey, transfer or lease all or substantially all of our assets to any person, unless, among other requirements:

•
the resulting, surviving or transferee person (the “Successor Company”) is organized and existing under the laws of the United States of America, any state of the United States, or the District of Columbia and, if not the Company, assumes our obligations on the notes and under the Indenture; and

•	immediately after giving effect to the transaction, no Default shall have occurred and be continuing.
When such a person assumes our obligations in such circumstances, we shall be discharged from all obligations under the notes and the Indenture.
An assumption by any person of our obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by

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the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Events of Default
Each of the following events shall constitute a Default with respect to the notes:

•
the failure to pay interest on any quarterly payment date; provided, that, the Trustee shall deliver to us written notice of our failure to make such payment, and we shall not be in default under the Indenture if we cure such payment default on or before the immediately following quarterly payment date;

•	subject to satisfaction of the conditions precedent for such prepayment, the failure to make the Required Prepayment;

•	failure to pay principal and interest due on the notes on the stated maturity date or otherwise when due;

•
if a receiver, liquidator, or trustee shall be appointed for us or if we shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization, or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, us, or if any proceeding for the dissolution or liquidation of us shall be instituted; provided, however, if such appointment, adjudication, petition, or proceeding was involuntary and not consented to by us, upon the same not being discharged, stayed, or dismissed within one hundred twenty (120) days following its filing;

•	if we shall make an assignment for the benefit of creditors; or

•	if we attempt to assign our obligations under the notes in contravention of the terms thereof.
Subject to the terms of the Intercreditor Agreement, if a Default, other than a Default described above with respect to bankruptcy and insolvency, occurs and is continuing, the Trustee or the holders of at least 40% in aggregate principal amount of the notes then outstanding may declare the principal amount of, and accrued and unpaid interest on, the notes then outstanding to be immediately due and payable. Subject to the terms of the Intercreditor Agreement, if a Default described above with respect to bankruptcy and insolvency occurs, the principal amount of and accrued and unpaid interest on the notes will automatically become immediately due and payable.

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At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, if we pay or deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all notes and the principal (with interest on all such amounts that are overdue at the Default Rate) and amounts due to the Trustee, and if any and all defaults under the Indenture, other than the nonpayment of principal and accrued and unpaid interest which shall have become due by acceleration, shall have been cured or waived in accordance with the Indenture, then subject to the terms of the Intercreditor Agreement, the holders will be deemed to have waived all Defaults and to have rescinded and annulled such acceleration.
Subject to the Intercreditor Agreement, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes, except that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some noteholders to the detriment of other noteholders, and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.
No holder will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture unless, subject to the terms of the Intercreditor Agreement:

•	the holder has previously given the trustee written notice of a continuing Default;

•
the holders of at least 40% in aggregate principal amount of the notes then outstanding have made a written request upon the Trustee to institute such action and have offered the Trustee such reasonable indemnity or security as it may require against the costs, expenses and liabilities to be incurred by the Trustee; and

•
the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request.

However, the right of any noteholder to receive payment of the principal of, and accrued and unpaid interest on, the notes on or after the respective due dates or to institute suit for the enforcement of any such payment on or after such respective dates against us shall not be impaired or affected without the consent of such holder.

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Generally, subject to the terms of the Intercreditor Agreement, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any Default and its consequences other than:

•	our failure to pay principal or any accrued and unpaid interest, if any, on any note when due or the payment of any prepayment price; or

•	our failure to comply with any of the provisions of the Indenture the amendment of which would require the consent of the holder of each outstanding note affected.
We are required to furnish the trustee, on an annual basis, a statement by our officers as to whether or not, to our officers’ knowledge, we are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture, specifying any known defaults.
Modification and Waiver
Changes Requiring Majority Approval
Except as described below, subject to the terms of the Intercreditor Agreement, we and the Trustee may amend or supplement the Indenture or the notes with the consent of NW Capital or a Replacement Lender and the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to the terms of the Intercreditor Agreement, and subject to certain other exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the Indenture.
Changes Requiring Approval of Each Affected Holder
Subject to the terms of the Intercreditor Agreement, no amendment, supplement, or waiver may be made without the consent of each affected noteholder if such amendment, supplement or waiver would:

•	extend the fixed maturity of the notes;

•	reduce the principal amount of or change the date on which any note may be prepaid or redeemed;

•	reduce the rate or extend the time for payment of interest on any notes;

•	reduce any amount payable upon redemption or prepayment of any notes;

•	impair the right of a holder to receive payment of principal and interest on the notes on or after the due dates therefor or to institute suit for payment of any notes;

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•	subject to specified exceptions, modify certain provisions of the Indenture relating to modification of the Indenture or waiver under the Indenture;

•	change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture;

•	reduce the quorum or voting requirements for meetings of noteholders or revise the subordination provisions in a manner adverse to the noteholders; or

•	provide for a Replacement Intercreditor Agreement or a replacement cash management agreement.
Changes Requiring No Approval
With the consent of NW Capital or a Replacement Lender, we and the Trustee may amend or supplement the Indenture or the notes without notice to, or the consent of the holders to, among other things:

•	secure the notes;

•
provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer, or lease of all or substantially all of our assets in accordance with the Indenture;

•	add to our covenants such further covenants, restrictions, or conditions as the board of directors and the Trustee shall consider to be for the benefit of the holders of the notes;

•
make any change to the Intercreditor Agreement or to the subordination provisions of the notes that would limit or terminate the benefits available to any holder of senior indebtedness of the Company or any representative thereof;

•	provide for the issuance of notes under the Indenture, for a custodian or registered holder and for the exchangeability of notes in fully registered form;

•
cure any ambiguity or correct or supplement any provision that is defective or inconsistent with any other provision contained in the Indenture, or make such other provision with respect to matters or questions arising under the Indenture, the notes or the Intercreditor Agreement that shall not adversely affect the interests of the holders of the notes in any material respect; any such modification or amendment made solely to conform the provisions of the Indenture, the notes or the Intercreditor

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Agreement to the description contained in this offering memorandum will be deemed not to adversely affect the interests of the holders of the notes;

•	provide for a successor Trustee in accordance with the terms of the Indenture;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and

•	otherwise make any provision of the Indenture consistent with any inconsistent or adverse provision of the Indenture, the notes or the Intercreditor Agreement.
Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the Indenture, except that for the purposes of determining whether the Trustee shall be protected in relying on any such consent, only notes that a Responsible Offer of the Trustee knows are so owned shall be so disregarded. In addition, notes that have been transferred in contravention of the provisions of the Indenture shall also be disregarded and deemed not to be outstanding for the purpose of any such determination.
Satisfaction and Discharge
Subject to the express requirements of the Indenture, we may satisfy and discharge our obligations under the Indenture by delivering to the Trustee for cancellation all outstanding authenticated notes or by depositing with the Trustee after the notes have become due and payable, will become due and payable within one year, or are to be called for redemption or prepayment within one year under arrangements satisfactory to the Trustee for the giving of notice, cash amounts and other securities sufficient to pay at maturity or upon redemption or prepayment all of the outstanding notes and paying all other sums payable under the Indenture. Such discharge is subject to terms contained in the Indenture.
Calculations in Respect of the Notes
We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, accrued interest payable on the notes and calculations necessary to determine if conditions to the Required Prepayment are satisfied. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the Trustee, and the Trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

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Governing Law
The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.
Concerning the Trustee
U.S. Bank National Association has agreed to serve as the Trustee under the Indenture. The Trustee will also be the paying agent, custodian and registrar for the notes. The Indenture will provide that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If a Default occurs and is continuing, the Trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of notes, unless they shall have furnished to the Trustee reasonable security or indemnity.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of us or of a subsidiary of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Indenture, it must eliminate such conflict or resign.
The Trustee can be contacted at the address set forth below regarding transfer of the notes:
____________________
Income Tax Considerations
Certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized in this offering memorandum under the heading “Material U.S. Federal Income Tax Considerations.” The noteholders are required to provide necessary documentation to allow compliance with tax withholding obligations.

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DESCRIPTION OF THE INTERCREDITOR AGREEMENT
The Indenture and the notes are subject to the provisions of the Intercreditor Agreement, a copy of which is attached as Exhibit B. The Intercreditor Agreement establishes the rights and obligations of the Trustee and the noteholders vis-a-vis NW Capital and the holders of the Rights Offering Notes. The following description is only a summary of the material provisions of the Intercreditor Agreement. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of that document, including the definition of certain terms therein. We urge you to read that document in its entirety because it, and not this description, defines the rights of holders of the notes.
The Intercreditor Agreement contains provisions subordinating the notes and all rights, remedies, terms, and covenants in the notes and the Indenture to the:

•
Existing Senior Obligations, which generally consist of the obligations under the NW Capital Loan Agreement, the Rights Offering Indenture, the Rights Offering Notes, the Series A Preferred Stock and Certificate of Designation and related loan and collateral documents; and

•	the Senior Documents, which generally consist of the documents evidencing and securing the Existing Senior Obligations.
We describe the Existing Senior Obligations, the Senior Documents and the subordination provisions of the notes in more detail above under the heading “Description of the Notes – Subordination.”
By acceptance of a note or beneficial interest therein, each holder of a note (a) agrees to the terms and conditions of the notes and the Intercreditor Agreement or any Replacement Intercreditor Agreement, (b) authorizes and directs the Trustee to enter into the Intercreditor Agreement or any Replacement Intercreditor Agreement, and (c) agrees to be bound by the acknowledgements, agreements, assignments, charges, grants, pledges and representations contained in the Intercreditor Agreement or any Replacement Intercreditor Agreement stated to be made by each holder.
We will make payments on the notes pursuant to, and in accordance with, the Cash Management Agreement for so long as such agreement is in effect, on the applicable Distribution Date. See “Description of the Notes – Payments under the Cash Management Agreement.” “Distribution Date” means, until an event of default has occurred under the NW Capital Loan Agreement, the date set forth in the Cash Management Agreement.

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Except for certain payments described under “Description of the Notes – Subordination,” noteholders may not receive any payments on the notes, whether received directly or indirectly, by set-off, counterclaim, or otherwise, from or on behalf of us or any of our subsidiaries, prior to the date that all of our and our subsidiaries’ obligations to NW Capital, the Rights Offering Indenture Trustee and each Rights Offering Noteholder and under the Senior Documents are paid and performed in full. In the event that all or any portion of the NW Capital loan and Rights Offering Notes are converted into Series A Preferred Stock, the Indenture and the notes will continue to be subject and subordinate to the Series A Preferred Stock and the terms and conditions thereof as set forth in the Certificate of Designation, and to the liens and security interests created by the Collateral Documents, and the terms and provisions of the other Senior Documents, that expressly survive the conversion.
No amendment, extension, restatement, refinance, or other modification, in whole or in part, of all or any of the Senior Documents, including, without limitation, increasing or decreasing the stated principal amount of the NW Capital loan or the Rights Offering Notes, increasing or decreasing the interest rate payable under such documents, altering any other payment or performance terms under such documents, or waiving any provisions thereof shall affect the subordination of the notes.
Any and all claims, damages, losses, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees, and expenses of NW Capital (collectively, “Damages”) resulting from any Default Event will become Reimbursable Expenditures. A Default Event is described under the heading “Description of the Notes – Subordination” above. “Reimbursable Expenditures” means, without duplication, the sum of (a) the product of (i) Protective Advances made by NW Capital multiplied by (ii) the ratio of (x) the then outstanding principal balance of the notes to (y) the then outstanding principal balance of the Rights Offering Notes, plus (b) the amount of any other liability or expense incurred by NW Capital or any Indemnified Party which is subject to repayment, reimbursement or indemnification pursuant to the terms of the Intercreditor Agreement, the sum of which shall accrue at the Base Interest Rate.
“Protective Advance” means any amount advanced or expended by NW Capital, which is necessary or appropriate in the sole and absolute judgment of NW Capital to preserve or protect the NW Capital loan, the Rights Offering Notes or the Underlying Assets (or the value thereof), security interests or other right or title thereto, including, without limitation, expenses for taxes, assessments, payments in lieu of taxes, business investment district or similar fees, insurance, utilities, legal fees and costs, appraisals, engineering reports, surveys, maintenance, replacements or repairs for any loan collateral or property, maintenance and operating costs for any loan collateral or property (irrespective of whether treated as capital items under relevant accounting rules), tenant improvement and inducement costs, leasing costs and commissions and marketing costs in connection with any lease or otherwise for any loan collateral or property, and expenses relating to the determination as to whether to exercise, as well as the exercising of, remedies, including, without

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limitation, the appointment of a receiver, and legal action to protect and enforce the rights of NW Capital and the Rights Offering noteholders. “Underlying Assets” means all rights and privileges of NW Capital, for the equal and ratable benefit of NW Capital, as lender under the NW Capital loan, and the Rights Offering Trustee, as trustee under the Rights Offering Indenture for the equal and ratable benefit of the Rights Offering noteholders, as the holder of a security interest in the collateral for the NW Capital loan, the Rights Offering Notes, the guaranteed obligations and all other obligations of us and/or any of our subsidiaries in connection therewith.
Reimbursable Expenditures will be paid to NW Capital out of monies that could otherwise be distributed in payment of the notes prior to payment of the notes.
As security for the payment and performance of the Existing Senior Obligations and the obligations under the Intercreditor Agreement, the Trustee, on behalf of the noteholders, collaterally assigns and grants a continuing, first priority security interest in favor of NW Capital (the “Assignment”) in all right, title and interest in the Indenture and the notes (the “Subordinate Collateral”), including (i) all rights to receive monies due under the Subordinate Collateral, (ii) all claims for damages arising out of a breach of or default under the Indenture and the notes, (iii) all rights, interests, and title to, upon the occurrence of a Trigger Event, terminate, amend, supplement, modify, or waive performance under the Indenture and the notes, to perform thereunder and to compel performance and otherwise exercise all rights, interest, title, and remedies thereunder, (iv) all rights under the notes and the Indenture to, upon the occurrence of a Trigger Event, make determinations, to exercise any election (including the election of remedies and enforcement) or option, or to give or receive any notice, consent, waiver, or approval, and (v) all other proceeds of the Subordinate Collateral. To effectuate this collateral assignment, the original of the Indenture and all notes (endorsed in blank) will be delivered to and held by or on behalf of NW Capital under the Intercreditor Agreement.
If any payment, distribution, or security of any character (whether in cash, securities or other property) is received on the notes, other than payments that are allowed to be made under the Intercreditor Agreement, prior to the time that the Existing Senior Obligations and the obligations under the Intercreditor Agreement are unconditionally paid in full, by the Trustee, the Trustee must pay such amount over to NW Capital and if any such payments, distributions or securities are received by any noteholder, such amounts will constitute Reimbursable Expenditures. The Assignment does not require NW Capital to perform the obligations of the Trustee or the noteholders under the Indenture or, except as described below, to act to collect or enforce the payment of any amounts or enforce any obligation of us under the Indenture and the notes.
If a commencement, whether voluntary or involuntary, of any case, proceeding, or other action against us and/or any of our subsidiaries under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors shall have occurred without

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the express prior written consent of NW Capital (a “Proceeding”) or there shall have occurred and be continuing an event of default under the Senior Documents, NW Capital shall be entitled to receive unconditional payment and performance in full of all amounts due or to become due to NW Capital, Rights Offering Indenture Trustee, or any Rights Offering Noteholder before any noteholder is entitled to receive any payment on account of the Indenture and the notes, including any interest payments. In the event that after payment in full of the Existing Senior Obligations and the termination of the Intercreditor Agreement, NW Capital, the Rights Offering Indenture Trustee, or any holder of Rights Offering Notes is required to return any monies so paid or other distribution under any bankruptcy or other law on account of the obligations arising under the Senior Documents (a “Reinstatement Distribution”), then to the maximum extent permitted by law, the Intercreditor Agreement and the subordination of the Indenture and the notes shall be deemed to be and have remained in full force and effect and/or reinstated with respect to any such Reinstatement Distribution.
If a noteholder at any time receives from any source any payment of interest or principal in excess of the share actually distributable to the noteholders under the Intercreditor Agreement, the excess will become Reimbursable Expenditures.
Until such time as the NW Capital loan, Series A Preferred Stock, and Rights Offering Notes have been unconditionally paid in full, together with any and all other amounts which shall be due and payable under the terms of the Senior Documents and the Intercreditor Agreement, none of the Trustee or any noteholder shall take any of the following actions with respect to the notes, the Indenture or any of our obligations arising thereunder, without the prior written consent of NW Capital:

•	consent to any amendment or modification of the notes, the Indenture or any of our obligations arising thereunder;

•	commence or consent to any Proceeding by or against us or any of our subsidiaries; or

•
assist us or any of our subsidiaries or any person acting together with, or on behalf of, any of the foregoing, in connection with the Senior Obligations or any Proceeding by or against us or any of our subsidiaries.

Until the earlier to occur of (x) such time as the NW Capital loan, Series A Preferred Stock and Rights Offering Notes have been unconditionally paid in full, together with any and all other amounts which shall be due and payable under the terms of the Senior Documents and the Intercreditor Agreement, or (y) the date that is 365 days after the date upon which a default has occurred and is then continuing under the notes, the Indenture or any of our obligations arising thereunder, none of the Trustee or any noteholder shall take any of the following actions with respect

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to the notes, the Indenture or any of our obligations arising thereunder, without the prior written consent of NW Capital:

•
take any enforcement action, including at the direction of noteholders pursuant to the Indenture, with respect to a default under the notes, the Indenture or any of our obligations arising thereunder, including, without limitation, accelerating all or any portion of our payment obligations arising under the notes or the Indenture or exercise any of its remedies under the notes or the Indenture; or

•	except as otherwise permitted pursuant to the first bullet above, commence any legal proceedings against us or any of our subsidiaries.
No payment or distribution on account of the Existing Senior Obligations will entitle the Trustee or any noteholder to exercise any right of subrogation in respect of such payment prior to the full payment of the Existing Senior Obligations. The noteholders are not allowed to accept any collateral for the notes.
Prior to the payment in full of the obligations under the Senior Documents, if the Trustee or any noteholder is deemed to be a creditor of us or any of our subsidiaries in any Proceeding, then, other than the filing of proofs of claim in such Proceeding to the extent expressly required under Section 317(a)(2) of the Trust Indenture Act, (i) neither the Trustee nor any noteholder shall make any election, give any consent, commence any action, file any motion, claim, obligation, notice, or application, or take any other action in any Proceeding by or against any such borrower entity without the prior written consent of NW Capital, which may be granted, conditioned or denied in its sole discretion, (ii) the Trustee shall take such actions as NW Capital may reasonably request, and (iii) neither the Trustee nor any noteholder shall challenge the validity or amount of any claim submitted in such Proceeding by NW Capital in good faith or any valuations of any property owned by any borrower entity or other collateral for the NW Capital loan and the Rights Offering Notes submitted by NW Capital in good faith in such Proceeding or take any other action in such Proceeding that is adverse to NW Capital’s enforcement of its claim or receipt of adequate protection (as that term is defined in the bankruptcy code).
The noteholders waive any and all claims, causes of action, demands, counterclaims and damages against NW Capital in connection with any action taken or omitted to be taken by NW Capital in respect of the NW Capital loan, the Rights Offering Notes, us, any of our subsidiaries and/or any of our or their property. Except as expressly permitted under the Intercreditor Agreement, any action taken by any noteholder or the Trustee in respect of the notes, us, any of our subsidiaries and/or any of our or their property will be treated as invalid.
Any Damages to NW Capital as a result of a Default Event will become Reimbursable Expenditures and NW Capital will also be entitled to reimbursement for the fees and expenses of

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its counsel. See “Description of the Notes – Subordination.” Upon a breach of the Intercreditor Agreement by the Trustee and/or any noteholder, all remedies available at law and equity, including, without limitation, injunction, declaratory judgment and specific performance, will be available to NW Capital.
None of NW Capital, the Trustee or the noteholders will have any liability to any noteholders under the Intercreditor Agreement except (i) in the case of the liability of a noteholder, with respect to acts or omissions caused by or resulting from the gross negligence, willful misconduct or breach of the Intercreditor Agreement on the part of such person; and/or (ii) in the case of the Trustee’s liability, with respect to acts or omissions resulting from the negligence, willful misconduct or bad faith of the Trustee. No party will have any liability to any other party under any provision of the Intercreditor Agreement for any punitive, incidental, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business opportunity relating to the breach or alleged breach of the Intercreditor Agreement..
The noteholders (“Indemnifying Parties”), jointly and severally, shall save, defend, indemnify, and hold harmless NW Capital, its affiliates, members, officers, directors, employees, agents, and representatives of the foregoing, and their respective successors and assigns (collectively, the “Indemnified Parties”), for such noteholder’s share of any Reimbursable Expenditures (other than Reimbursable Expenditures arising from a Protective Advance that is not caused by or in any way related to a Trigger Event or a Default Event) asserted against, incurred, sustained or suffered by the Indemnified Parties, but only to the extent of their respective interests in payments not yet made to the noteholders to which they would otherwise be entitled pursuant to the Indenture. To the extent of such interests, the Indemnifying Parties shall also save, defend, indemnify, and hold harmless the Indemnified Parties from and against any and all claims, losses, costs, penalties, fines, forfeitures, legal fees (including, without limitation, in connection with the enforcement of the Intercreditor Agreement) and related costs, judgments, and any other costs, liabilities, fees, and expenses that any Indemnified Party may sustain (i) from the gross negligence or willful misconduct of any of the Indemnifying Parties, (ii) as a result of any breach by any of the Indemnifying Parties of their obligations and duties under the Intercreditor Agreement, or (iii) from any action taken by NW Capital on behalf of any of the Indemnifying Parties in accordance with the terms of the Intercreditor Agreement, in each case, as determined by a court of competent jurisdiction. Amounts owed for indemnification under these provisions will be paid to NW Capital solely out of monies that could otherwise be distributed in payment of the notes prior to payment of the notes.
NW Capital will control the defense of any litigation of third parties that may result in an indemnified claim.

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Pursuant to Section 11 of the Intercreditor Agreement, upon the occurrence of a Trigger Event resulting from a Proceeding against us or any of our subsidiaries and, thereafter, the indefeasible and final foreclosure of the Subordinate Collateral, NW Capital will undertake commercially reasonable efforts to seek to engage an institutional trustee (a “Delegate”) to pursue a claim against us for a recovery under the notes on the same terms as, or as similar as is reasonably practical to the term, “Acceptable Recovery Efforts.” The Delegate shall have full power and authority to do or cause to be done any and all things in connection with such recovery efforts that it may deem consistent with Acceptable Recovery Efforts. In any such case, the noteholders’ interest in any payment under the notes will be, at all times, completely contingent upon (x) the payment in full of the Senior Obligations and (y) the existence of any excess proceeds recovered under a claim by the Delegate against us after the indefeasible payment in full of the Senior Obligations.
“Acceptable Recovery Efforts” means, upon an indefeasible and final foreclosure of the Subordinate Collateral by NW Capital, the efforts of a delegate engaged by NW Capital in pursuing a claim against us for a maximum practical recovery under the notes in accordance with the same degree of care and skill as a prudent institutional party would exercise or use under the circumstances in the conduct of its own affairs, taking into account that the noteholders’ interest in the Subordinate Collateral is, at all times, completely contingent on there being adequate funds to pay noteholders after the indefeasible payment in full of the Senior Obligations, and that NW Capital and the Rights Offering Noteholders have the sole and exclusive right to all of the proceeds of such Subordinate Collateral until the Senior Obligations have been indefeasibly paid in full.
Pursuant to Section 11 of the Intercreditor Agreement, upon the occurrence of a Trigger Event resulting from an event described in either the first or third bullet of the definition of “Trigger Event” (see “Description of the Notes – Subordination” above), and, thereafter, the indefeasible and final foreclosure of the Subordinate Collateral, NW Capital will undertake commercially reasonable efforts to seek to engage a Delegate to perform the obligations of the Trustee under the Indenture. After the appointment of a Delegate and prior to the occurrence of any default under the Senior Obligations and the acceleration by NW Capital of the Senior Obligations, such Delegate shall remit all amounts due and payable pursuant to the terms of the Indenture in the following order: (1) first, to NW Capital, in an amount equal to all losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of such Trigger Event, and (2) second, any remaining amounts to the noteholders existing prior to the foreclosure; and (y) upon the occurrence of any default under the Senior Obligations and the acceleration by NW Capital of the Senior Obligations, such Delegate shall remit all amounts due and payable pursuant to the terms of the Indenture in the following order: (1) first, to NW Capital, in an amount sufficient to indefeasibly satisfy in full the Senior Obligations, and (2) second, any remaining amounts to the former noteholders. In any such case, the noteholders’ interest in any payment under the notes will be, at

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all times, completely contingent upon (x) the payment in full of the Senior Obligations and (y) the existence of any excess proceeds recovered under a claim by the Delegate against us after the indefeasible payment in full of the Senior Obligations.
All reasonable costs of providing insurance in favor of NW Capital and the Delegate for NW Capital’s engagement of the Delegate, and the Delegate’s performance of its obligations pursuant to and in accordance with the engagement agreement of the Delegate, will be provided for by the noteholders for the entire term of the engagement agreement; provided, that, such amounts to be funded by the noteholders for such insurance coverage shall only be funded as a reimbursement to the party purchasing such insurance and such reimbursement obligations shall only be funded from any recovery and be limited to an amount that is equal to the product of (i) the percentage of the recovery allocable to the noteholders, multiplied by (ii) the reasonable cost of such insurance.  The noteholders will indemnify the Delegate (or any officer, director or employee of the Delegate) and hold each of them harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on the part of the Delegate or such officers, directors and employees, as the case may be, and arising out of, or in connection with, the acceptance or administration of the obligations of the Delegate under the engagement agreement, including the costs and expenses of defending themselves against any claim (whether asserted by any noteholder or any other person) of liability, but only to the extent of any funds recovered by the Delegate that are allocable to the noteholders.
The rights, privileges, protections, immunities and benefits given to NW Capital will also apply to the Delegate and the Delegate will be protected by other customary provisions provided for in Section 11 of the Intercreditor Agreement.  In connection with the Delegate’s efforts in pursuing a claim against us for recovery under the notes, in no event will (i) NW Capital be responsible or liable for any loss or damage of any kind whatsoever resulting from any actions taken or omitted to be taken by the Delegate, and (ii) the Delegate be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the terms of its engagement agreement.
Under the Intercreditor Agreement, the noteholders waive any and all claims they may have to challenge the priority of the Senior Obligations and the subordinate nature of the Subordinate Collateral and agree not to commence any action, cause of action, suit, claim, or demand, in law, admiralty or equity, whether direct or indirect, against NW Capital challenging the priority of the Senior Obligations.
Pursuant to the Intercreditor Agreement, the noteholders are responsible to pay certain expenses of the Trustee (as Reimbursable Expenditures), including:

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•
expenses reasonably necessary to perfect and protect the collateral assignment and security interest granted in the Intercreditor Agreement and to enable NW Capital to exercise and enforce its rights under the Intercreditor Agreement with respect to the Subordinate Collateral; and

•	certain expenses incurred to provide information concerning the Subordinate Collateral to enable NW Capital to enforce the Intercreditor Agreement.
Any claim any noteholder may have under the notes or against us or any of our subsidiaries or any of our or their property in any bankruptcy action with respect to such noteholder’s interest in the notes constitutes a single claim which is not separate and apart from any claim held by other noteholders with respect to their interests in the notes and in no event shall any noteholder seek to file a separate claim in any bankruptcy case involving us, any of our subsidiaries or any of our or their property. None of the Trustee or any noteholders shall have a right to declare any default with respect to the notes, the Indenture or related documents, except as expressly provided in the Intercreditor Agreement.
The Intercreditor Agreement is governed by New York law and contains a consent to jurisdiction in New York and a waiver of jury trial.
As described in Section 17 of the Intercreditor Agreement, affiliates of NW Capital have consulting arrangements with us and will have access to Company confidential information that will not be available to the noteholders. Such information can be shared with NW Capital and NW Capital can share information about us with such consultants. In either case, such information need not be provided to holders of the notes or the Trustee. Noteholders waive any and all claims, causes of action, demands, counterclaims and damages against NW Capital and all affiliates of NW Capital arising from, or in connection with, any action taken, or omitted to be taken, by NW Capital as a result of such communications. If NW Capital, in its sole and absolute discretion, provides any such confidential information to the Trustee, NW Capital will not be responsible for the accuracy, completeness, truthfulness or validity of any such information or to continue to provide additional information or any such information on any subsequent occasion.
Exhibit D of the Intercreditor Agreement describes the remedies that NW Capital can take in the event that a Trigger Event has occurred. A Trigger Event is described under “Description of the Notes – Subordination” above.
Upon the occurrence of a Trigger Event, the license granted to the noteholders to receive regular interest on the notes or receive prepayment on the notes will automatically be revoked, and, subject to the provisions of Section 11 of the Intercreditor Agreement described above, in addition to all other rights and remedies set forth in the Senior Documents and the Intercreditor Agreement,

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NW Capital shall have the right, but not the obligation, to do any of the following or take any other action that is in the best interests of NW Capital in accordance with applicable law:

•	proceed to protect and enforce the rights vested in it by the Intercreditor Agreement and under the UCC;

•
cause all revenues pledged as security and all other moneys pledged under the Intercreditor Agreement to be unconditionally paid and/or delivered directly to it, and demand, sue for, collect, and receive any such moneys;

•
cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Senior Obligations, the obligations arising under the Intercreditor Agreement, or rights thereunder or included in the Subordinate Collateral, or for specific enforcement of any covenant or agreement contained therein, or in aid of the exercise of any power therein granted, or for any foreclosure under the Intercreditor Agreement and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by the Intercreditor Agreement or by law;

•	incur expenses, including, without limitation, attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under the Intercreditor Agreement;

•
take possession of the Subordinate Collateral and NW Capital and its representatives are granted an irrevocable license to collect all income from the Subordinate Collateral and apply the same to reimburse NW Capital for any cost or expenses incurred under the Intercreditor Agreement or under the Senior Documents and to the unconditional payment or performance of the Existing Senior Obligations and the Trustee’s and the noteholders’ obligations under the Intercreditor Agreement, and apply the balance to the Senior Obligations and the obligations arising under the Intercreditor Agreement and any remaining excess balance to the noteholders in accordance with Section 11 of the Intercreditor Agreement;

•
make any compromise or settlement deemed desirable with respect to the Subordinate Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, the Subordinate Collateral, including, without limitation, the extinguishment, discharge, cancellation, or forgiveness in whole or in part of any amounts payable or claim against the Subordinate Collateral;

•	secure the appointment of a receiver of the Subordinate Collateral or any part thereof, whether incidental to a proposed sale of the Subordinate Collateral or otherwise, and

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all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Senior Obligations and the Trustee’s and the noteholders’ obligations under the Intercreditor Agreement, and, whether or not said principal sum, which shall include, without limitation, such disbursements and expenses, exceeds the indebtedness originally intended to be secured thereby, the entire amount of said sum, which shall include, without limitation, such disbursements and expenses, shall be secured by the Intercreditor Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the base interest rate of 17% or the maximum rate permitted by applicable law, whichever is less;

•
take possession of and endorse in the name of the Trustee and the noteholders or in the name of NW Capital, for the account of the Trustee and the noteholders, any bills of exchange, checks, drafts, money orders, notes, or any other documents or instruments constituting all or any part of the Subordinate Collateral or received as interest, or other payment on or on account of the Subordinate Collateral or any part thereof;

•
appoint another (who may be an employee, officer, or other representative of NW Capital) to do any of the foregoing, or take any other action permitted under the Intercreditor Agreement, on behalf of NW Capital;

•
execute (in the name, place, and stead of the Trustee and the noteholders) endorsements, assignments, and other instruments of conveyance or transfer with respect to all or any of the Subordinate Collateral; and/or

•
exercise any other or additional rights or remedies granted to NW Capital under any other provision of the Intercreditor Agreement or any related agreement, or exercisable by a secured party under the UCC.

In addition to exercising the foregoing rights, NW Capital may, to the extent permitted by applicable laws, arrange for and conduct the sale of the Subordinate Collateral at a public or private sale (as NW Capital may elect) and use the proceeds to pay the Existing Senior Obligations and obligations owing under the Intercreditor Agreement even if no proceeds remain to pay the noteholders; and noteholders waive all rights and remedies with respect to any such sale. Also, if a Trigger Event has occurred, upon notice to the Trustee, NW Capital may perform or cause the performance of any agreement or obligation of the Exchange Offering Indenture Trustee and/or the Exchange Offering Noteholders, and its expenses will accrue interest at a rate equal to the lesser of (i) the maximum interest permitted by law, and (ii) 20% and become part of the Senior Obligations and the obligations under the Intercreditor Agreement.

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Among other things, noteholders agree not to exercise, to the maximum extent permitted by applicable laws:

•
all rights under any law to require NW Capital to pursue any person other than the Trustee and the noteholders, any security which NW Capital may hold, or any other remedy before proceeding against the Trustee and the noteholders;

•
all rights of reimbursement or subrogation and all rights to participate in any security held by NW Capital until the Senior Obligations and the Trustee’s and the noteholders’ obligations under the Intercreditor Agreement have been unconditionally paid and the covenants of the Existing Senior Documents have been performed in full;

•
all rights to require NW Capital to give any notices of any kind, including, without limitation notices of nonpayment, nonperformance, protest, dishonor, default, delinquency, or acceleration, or to make any presentments, demands, or protests, except as set forth in the Intercreditor Agreement;

•	all rights to assert the bankruptcy or insolvency of any of the Trustee or any noteholders as a defense under the Intercreditor Agreement or as the basis for rescission thereof;

•
with certain exceptions, all rights under any law purporting to reduce any of the Trustee’s or any noteholder’s obligations under the Intercreditor Agreement if the Existing Senior Obligations or the Trustee’s and the noteholders’ obligations under the Intercreditor Agreement are reduced (other than as a result of unconditional payment of any such obligations or Exiting Senior Obligations);

•
all defenses based on the disability or lack of authority of any of the Trustee, any of the noteholders, or any person, the repudiation of the Intercreditor Agreement, the Existing Senior Obligations, the Senior Documents, the Indenture, or the notes by the Trustee, on behalf of itself and the noteholders, or any person, the failure by NW Capital to enforce any claim against any of the Trustee, any of the noteholders, or any other person, or the unenforceability in whole or in part of the Intercreditor Agreement, the notes, the Indenture, the Existing Senior Obligations, or any Senior Document; and

•	all suretyship and guarantor’s defenses generally.
The Intercreditor Agreement and the restrictions imposed thereunder will terminate only upon:

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•	the unconditional payment in full in cash and performance in full of (i) all Existing Senior Obligations and (ii) all amounts and obligations due to NW Capital under the Intercreditor Agreement,

•
in the event any claim has been made against NW Capital for any voidable preference, fraudulent transfer or other similar claim, the final non-appealable decision by a court of competent jurisdiction dismissing all such claims, and

•
the expiration of any applicable statute of limitation under the Bankruptcy Code or any state law for the commencement of any action against NW Capital for any voidable preference, fraudulent conveyance, or similar claim in respect of any of the Existing Senior Obligations or any obligations arising under the Intercreditor Agreement.

Pursuant to the Intercreditor Agreement, neither NW Capital nor any of its directors, officers, affiliates, members or direct or indirect equity owners, agents or employees:

•
makes any warranty or representation to any holder, nor are they  responsible to any holder for any statement, warranty or representation made or deemed made by IMH or any other person in connection with the notes, the Intercreditor  Agreement, any Collateral Document or any other document, instrument, agreement, certificate or statement delivered in connection therewith or the transactions contemplated thereby;

•
shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the notes, the Intercreditor Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith or the satisfaction of any conditions precedent under the Intercreditor Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith on the part of IMH, any IMH subsidiary or other persons or inspect the property, books or records of IMH, any IMH subsidiary or other persons;

•
has made any express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the notes or the Indenture or regarding the ownership of any property;

•
is responsible to any holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Intercreditor Agreement, the notes, or any other instrument or document furnished pursuant thereto;

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•
except as expressly stated therein, shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in the Intercreditor Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith; or

•
shall incur any liability under or in respect of the Intercreditor Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper persons.

In the event that the NW Capital loan or the Series A Preferred Stock into which the NW Capital loan is converted is replaced or refinanced or any such Replacement Debt is replaced or refinanced with Replacement Debt, we may enter into a Replacement Intercreditor Agreement to provide for the continuing subordination and other provisions of the notes that will be applicable with respect to the Replacement Debt and any Replacement Preferred Stock, and no consent will be required from noteholders so long as the Replacement Intercreditor Agreement does not contain terms that are more adverse in the aggregate to the noteholders than those in the Intercreditor Agreement with NW Capital or any prior Replacement Intercreditor Agreement. We have begun negotiations with NW Capital in order to allow us to prepay or refinance the NW Capital loan prior to December 31, 2014, but there is no assurance that the negotiations will be successful.

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DESCRIPTION OF THE NW CAPITAL LOAN AND THE RIGHTS OFFERING NOTES
On June 7, 2011, we entered into a loan agreement with NW Capital under which we borrowed $50 million. The NW Capital loan will mature on June 6, 2016 and bears interest at a rate of 17% per year. Interest is payable in arrears on the first business day of each April, July, October, and January during the term of the loan. All interest is payable in cash, but NW Capital, in its sole discretion, may make an annual election to defer a portion of the interest due equal to 5% per annum until the stated maturity or earlier repayment on the note. The outstanding balance of deferred interest from time to time bears interest at the base interest rate of 17% per annum. NW Capital elected to defer 100% of the interest on the loan to December 7, 2011 and 5% per annum of the interest accruing from December 8, 2011 to December 31, 2011, and for 2012, 2013 and 2014. In addition to the above interest payments, we will pay an exit fee at maturity equal to 15% of the then outstanding principal, unpaid accrued and deferred interest and other amounts owed under the loan agreement. The NW Capital loan is secured by most of our assets and is guaranteed by our subsidiaries.
The NW Capital loan may not be prepaid in whole or in part by us at any time prior to December 7, 2014. On December 31, 2014 and June 30, 2015, we may prepay the NW Capital loan in whole, but not in part, through payment of: (1) all outstanding principal; (2) all accrued but unpaid interest; (3) accrued and unpaid deferred interest; (4) a modified prepayment exit fee; (5) a prepayment premium; and (6) all other amounts due and payable under the NW Capital loan and the loan documents. In connection with a prepayment of the NW Capital loan, we are also required to repurchase any common stock held by NW Capital or its affiliates that was acquired in connection with the separation agreement with Mr. Shane Albers, our former Chief Executive Officer (see “Principal Stockholders”), and in a tender offer not to exceed $10 million for our Class B and C common stock by NW Capital at a purchase price equal to (i) if the book value of the shares is below the purchase price originally paid by NW Capital, the price at which the shares were acquired, or (ii) if the book value of the shares is above the purchase price originally paid by NW Capital, such purchase price plus one-half of the difference between the purchase price and the book value of the shares.
The NW Capital Loan Agreement includes restrictive covenants that restrict us and our subsidiaries from taking certain actions without NW Capital’s consent, including, without limitation, our ability to:

•	sell, encumber, or otherwise transfer certain assets, including individual loans and REO assets in our portfolio or interests in any of our subsidiaries;

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•	issue additional indebtedness or debt securities or other securities convertible into or exchangeable for securities with any preference or priority as to dividends or assets;

•	allow liens on our assets, with certain exceptions;

•	enter into or revise certain major leases on REO assets or make material alterations or improvements, subject to specified exceptions;

•	enter into management, service or similar contracts for REO properties or mortgaged properties, with specified exceptions;

•	dissolve, liquidate, or consolidate our business, merge with another company or enter into joint ventures, partnerships, or other similar business ventures;

•	purchase or own any property other than real property, mortgage loans, and other property necessary or incidental thereto;

•	enter into any new line of business;

•	restructure or modify our ownership structure or that of our subsidiaries;

•	commence or permit any subsidiary to commence any bankruptcy or similar proceeding;

•
declare or pay any dividend, purchase, redeem, or acquire securities, or take similar actions, except, subject to certain conditions, we may pay dividends on the common stock not in excess of 1% per annum of the net book value of the common stock for the first seven quarters following the loan closing;

•	hire or terminate certain key personnel or consultants, subject to certain exceptions;

•	settle any litigation in excess of $10,500,000 (after application of insurance proceeds), individually or in the aggregate;

•
terminate the NWRA advisory agreement, other than for cause as defined in the agreement, or to replace NWRA with a person, in NW Capital’s reasonable judgment, with comparable competence and experience, to provide comparable services to us on comparable or more favorable terms;

•	restructure, modify, or make any modifications to mortgage loans;

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•
incur additional indebtedness, subject to certain exceptions, including up to $10,000,000 in the Rights Offering and additional indebtedness up to $20,000,000; further indebtedness may not be incurred until after the second anniversary of the loan date pursuant to certain lines of credit if pledged asset coverage values continue to be met, and other conditions are satisfied;

•	issue any equity securities, subject to certain exceptions;

•	modify or foreclose upon the loans in our portfolio or originate new loans;

•	increase or decrease the number of members of our board of directors, or establish any board committee other than in the ordinary course of business;

•	make material changes in accounting policies or standards; or

•	take certain actions with respect to employee benefit plans and incentive compensation plans.
Events of default under the NW Capital Loan Agreement include:

•	if any taxes or other charges on certain mortgaged or other property required to be paid under the loan agreement are not paid before delinquency;

•	certain events involving the bankruptcy or insolvency of us or any of our subsidiaries;

•	if we or any of our subsidiary guarantors breaches or permits or suffers a breach of the transfer provisions of the loan agreement;

•
if any certification, representation, or warranty made by us or any of the subsidiary guarantors in the loan agreement or any loan document, or in certain reports, certificates, financial statements, or other instruments provided in connection therewith, shall have been false or misleading in any material respect as of the date such certification, representation or warranty was made to NW Capital, and any material loss, cost, or damage incurred by NW Capital as a result of such materially misleading certification, representation or warranty by us or any of our subsidiary guarantors is not cured by us within thirty (30) days following written notice thereof from NW Capital;

•	if we or any of our subsidiary guarantors shall make an assignment for the benefit of creditors;

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•	if we or any of our subsidiary guarantors attempts to assign its rights under the loan agreement or any other loan document or any interest therein in contravention of the loan documents;

•
if we or any of our subsidiary guarantors shall be in default under (i) any mortgage or security agreement covering any part of the real property subject to the loan agreement whether it be superior, pari passu, or junior in lien to the mortgages encumbering such real property in favor of NW Capital, or (ii) any agreements to which we or any of our subsidiary guarantors is a party and has incurred any indebtedness, and such default has not been cured by us or any of our subsidiary guarantors within any contractually permitted time period therein;

•
subject to our or any of our subsidiary guarantor’s right to contest pursuant to the applicable mortgage, if any individual property subject to the loan agreement becomes subject to any mechanic’s, materialman’s, or other lien, except a lien for taxes not then due and payable, and such lien is not removed or bonded within thirty days;

•
except as expressly permitted in the loan agreement, the alteration, improvement, demolition, or removal of any improvements relating to any of the individual property subject to the loan agreement without the prior consent of NW Capital;

•
if we or any of our subsidiary guarantors ceases to continuously operate any individual property subject to the loan agreement or any portion thereof as currently used for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of NW Capital);

•
if we or any of our subsidiary guarantors shall continue to be in default under any of the other terms, covenants, or conditions of the NW Capital Loan Agreement not specified above, and such default shall continue for ten (10) days after notice to us from NW Capital, in the case of any such default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to us or the applicable subsidiary guarantor from NW Capital in the case of any other such default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that we or the applicable subsidiary guarantor shall have commenced to cure such default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for us or the applicable subsidiary guarantor in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days;

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•
if we or any of our subsidiary guarantors or any person owning a direct or indirect ownership interest in us or any of our subsidiary guarantors shall be convicted of a Patriot Act Offense (as defined in the NW Capital Loan Agreement) by a court of competent jurisdiction;

•	if we or any of our subsidiary guarantors materially breaches any financial reporting covenant contained in the loan agreement;

•
except as expressly permitted pursuant to the NW Capital Loan documents, if we or any subsidiary guarantor or any other person grants any easement, covenant, or restriction (other than any permitted encumbrances) over any of our individual properties subject to the loan agreement;

•
if there shall be a default under any of the other NW Capital loan documents beyond any applicable cure periods contained in such loan documents, whether as to us or any of our subsidiary guarantors, any real property, or any collateral, or if any other such event shall occur or condition shall exist, and the effect of such event or condition is to accelerate the maturity of any portion of the obligations or to permit NW Capital to accelerate the maturity of all or any portion of the obligations;

•
if any claim or demand is made, cause of action, investigation, litigation or proceeding instituted, judgment issued, or fine or penalty levied, against us or one or more of our subsidiary guarantors by the SEC, any other governmental authority, or any person, including, without limitation, any judgment, fine, penalty, or adverse circumstance, resulting in liability to us or one or more of our subsidiary guarantors in excess of ten million five hundred thousand dollars ($10,500,000) (after application of any insurance proceeds), individually or in the aggregate with any other judgments, fines, penalties, and adverse circumstances; provided that NW Capital waives any such event of default that may occur due to the Settlement Stipulation.

The NW Capital loan is convertible into Series A Preferred Stock. The number of shares of Series A Preferred Stock that a holder will receive upon conversion will equal the quotient obtained by dividing (a) (i) the outstanding principal amount of the NW Capital loan on the conversion date plus (ii) all accrued and unpaid base interest at the rate of 17% per annum plus (iii) all deferred compounded interest to the conversion date by (b) the conversion rate of $9.58 per share. The conversion rate is subject to adjustment by agreement between NW Capital and us. The Series A Preferred Stock is described below under the heading “Description of Our Capital Stock — Series A Preferred Stock.” As described in that section, the Series A Preferred Stock will be entitled to cumulative dividends and a liquidation preference and we are required to redeem the Series A

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Preferred Stock on June 7, 2016 and upon the occurrence of certain other events, at a premium over the original conversion price. All payments on the Series A Preferred Stock will be senior to the notes.
For additional information about the NW Capital loan, see Note 9: “Notes Payable” in our 2012 Form 10-K.
In the contemplated rights offering required by the Settlement Stipulation, we will issue our senior, secured convertible notes which we refer to herein as the Rights Offering Notes, in an amount up to $10.0 million, with the same principal economic terms as the NW Capital loan. Major decisions with respect to the Rights Offering Notes, such as deferral of interest and conversion, will be made by NW Capital. NW Capital will have the right to purchase the Rights Offering Notes not subscribed for in the Rights Offering by Class Members who are Established Accredited Investors.

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DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the material terms of the shares of our capital stock. The following description is subject to, and qualified in its entirety by, all of the provisions of our certificate of incorporation and bylaws and specific provisions of the Delaware General Corporation Law (“DGCL”), which will govern your rights as a stockholder in our company. Copies of our certificate of incorporation and bylaws are filed as exhibits to filings that we make with the SEC under the Exchange Act. See “Where You Can Find Additional Information.”
Capital Stock
Under our Certificate of Incorporation, we have the authority to issue an aggregate of 300,000,000 shares, of which:

•	200,000,000 are shares of voting common stock, par value $0.01 per share (the “Voting Common Stock”), designated into classes and subclasses, as described below.

•	100,000,000 are shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
As of the date of this offering memorandum, approximately 17,000,000 shares of our Voting Common Stock and no shares of our Preferred Stock are currently issued and outstanding, and 1,200,000 shares of Common Stock (defined below) are reserved for future issuance pursuant to our 2010 Employee Stock Incentive Plan, which number will automatically increase to 1,800,000 shares upon the consummation of an initial public offering of our Common Stock. See “Capitalization” for the number of shares outstanding.
Except for certain preemptive rights granted to holders of the Series A Preferred Stock, no holder of any class of our stock has any preemptive or preferential right of subscription to any shares of any class of stock whether authorized now or at a future date, or to any obligation convertible into our stock, or any right of subscription for such securities, other than such rights, if any, as our board of directors in its discretion from time to time determines. For a description of certain preemptive rights granted to holders of the Series A Preferred Stock, see “Series A Preferred Stock – Preemptive Rights.”
Our authorized Voting Common Stock is divided into the following classes (and subclasses) which in the aggregate shall not exceed 200,000,000 shares:

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•	common stock, par value $0.01 per share (the “Common Stock”), of which 150,208,500 shares are authorized;

•	Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of which 16, 994,144 shares are authorized, divided into four subclasses, as follows:

◦	Class B-1 common stock, par value $0.01 per share (the “Class B-1 Common Stock”), of which 4,023,400 shares are authorized;

◦	Class B-2 common stock, par value $0.01 per share (the “Class B-2 Common Stock”), of which 4,023,400 shares are authorized;

◦	Class B-3 common stock, par value $0.01 per share (the “Class B-3 Common Stock”), of which 8,165,700 shares are authorized; and

◦	Class B-4 common stock, par value $0.01 per share (the “Class B-4 Common Stock”), of which 781,644 shares are authorized

•	Class C common stock, par value $0.01 per share (the “Class C Common Stock”), of which 15,803,212 shares are authorized; and

•	Class D common stock, par value $0.01 per share (the “Class D Common Stock”), of which 16,994,144 shares are authorized.
We may refer to the Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock as the common securities.
The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote, voting together as a single class.
Shares of Class B and C Common Stock were issued in the Conversion Transactions to holders of membership units in the Fund. In the Conversion Transactions, a holder of Fund membership units could elect to receive either shares of Class B or Class C Common Stock. If a holder elected to receive Class B Common Stock, it received 55 shares of Class B-1 Common Stock, 55 shares of Class B-2 Common Stock and 110.3419 shares of Class B-3 Common Stock. The total number of authorized shares of each such series actually issued was based upon the elections made by our stockholders to receive either shares of Class B or Class C Common Stock in the Conversion Transactions. As further described below, the principal difference between the subclasses of Class B Common Stock is the length of the transfer restriction period required for each such subclass. The Class B-4 Common Stock was issued solely to our insiders, Mr. Albers and Mr. Meris, in the Conversion Transactions. As described below, the shares of Class B-4 Common Stock are subject

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to additional transfer restrictions and other restrictions that are not applicable to the other classes of our common securities. The Class D Common Stock is intended to be issued in exchange for shares of Class B and C Common Stock that have been submitted for conversion but for which the holder has provided a representation that it has not complied with the applicable transfer restrictions on such stock contained in our Certificate of Incorporation.
The transfer restrictions are enforced by us through the transfer agent, acting as a custodian, who has physical possession of the shares of Class C Common Stock until we redeem those shares or those shares are converted into shares of Class B Common Stock. The custodian will also have physical possession of the shares of Class B Common Stock during and after the restriction period until a holder converts those shares into Common Stock. The custodian holds the shares for the benefit of the respective holders thereof. However, the custodian is not the record owner of such shares.
Common Stock
Voting Rights. At every meeting of our stockholders in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of our common securities is entitled to one vote in person or by proxy for each share of our common securities registered in the name of the holder on our transfer books. Except as otherwise required by law, the holders of common securities will vote together as a single class, subject to the rights of holders of the Series A Preferred Stock (or any right that may be subsequently conferred upon holders of Preferred Stock) to vote together with holders of the common securities on all matters submitted to a vote of our stockholders. No holder of shares of our common securities may cumulate votes in voting for our directors.
Reclassifications, Subdivisions and Combinations. No class of our common securities, or series thereof, may be reclassified, subdivided, or combined unless the reclassification, subdivision, or combination occurs simultaneously and in the same proportion for each class of our common securities and each series thereof, except that (i) our Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, and Class C Common Stock may be reclassified as a single class of common securities at any time following the conversion of all of the Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, and Class C Common Stock into Common Stock pursuant to our Certificate of Incorporation; and (ii) the Common Stock, Class B Common Stock, and Class C Common Stock may be reclassified as a single class of voting common securities at any time following the conversion of all of the Class B and Class C Common Stock into Common Stock pursuant to our Certificate of Incorporation.
Dividends and Other Distributions. Subject to the rights of the holders of Preferred Stock and as otherwise described herein, holders of our common securities are entitled to receive such

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dividends and other distributions in cash, stock of any corporation, or property as may be declared on such securities by our board of directors in its sole discretion from time to time out of our assets or funds legally available for that purpose and will share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in common securities pursuant to stock splits of common securities, only shares of Common Stock will be paid or distributed with respect to our Common Stock, only shares of Class B Common Stock or specified series thereof will be paid or distributed with respect to our Class B Common Stock or specified series thereof, only shares of Class C Common Stock will be paid or distributed with respect to our Class C Common Stock and only shares of Class D Common Stock will be paid or distributed with respect to our Class D Common Stock; provided, however, that if a dividend or other distribution is paid with respect to one or more series or class of common securities, a proportionate dividend or distribution shall be paid with respect to each other series or class of common securities, except in the case of the one-time Special Dividend (as defined below) in connection with Class B Common Stock as discussed below.
While the NW Capital loan and the Rights Offering Notes are outstanding, our ability to pay dividends on our common securities is substantively limited by restrictions in the NW Capital loan agreement, and after the NW Capital loan and the Rights Offering Notes are converted into Series A Preferred Stock, our ability to pay dividends on the common securities will be substantively limited by provisions in the Certificate of Designation for the Series A Preferred Stock. For further information, see “— Series A Preferred Stock — Dividends” below.
Liquidation, Dissolution, and Winding Up. Except as described below with respect to the Class B-4 Common Stock, in the event of any liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all of our outstanding Preferred Stock, our remaining assets and funds will be distributed pro rata to the holders of shares of our classes of common securities. The voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of our assets or a consolidation or merger of our company with one or more other corporations (whether or not we are the corporation surviving the consolidation or merger) will not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, for this purpose.
Transfer Agent. The transfer agent and registrar for our capital stock is Registrar and Transfer Company.
Class B Common Stock
Except as provided below, our Class B Common Stock generally has the same relative powers, preferences, limitations, and restrictions as our Common Stock.

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Transfer Restrictions. Our certificate of incorporation contains provisions restricting the transfer of our Class B Common Stock. For example, subject to certain exceptions as described below, holders of shares of our Class B Common Stock cannot directly or indirectly, sell, offer, contract, or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Class B Common Stock, options, or warrants to acquire shares of Class B Common Stock, or securities exchangeable or exercisable for or convertible into shares of Class B Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date of consummation of the Conversion Transactions (June 18, 2010) and continuing through the date six months (for the Class B-1 Common Stock), nine months (for the Class B-2 Common Stock), or twelve months (for the Class B-3 and B-4 Common Stock), after the earlier of (i) the consummation of an initial public offering of our Common Stock or (ii) 90 days following the date, if any, on which we send notice to our stockholders stating that the board of directors has determined not to pursue an initial public offering (the “Trigger Date”).
Exceptions to the Transfer Restrictions. The restrictions generally applicable to the transfer of shares of Class B Common Stock discussed above will not apply under certain conditions, including, upon ten business days prior written notice to us, with respect to:

•	transfers to us;

•	gratuitous transfers to a spouse, immediate family member, or grandchild;

•	gratuitous transfers to a custodian, trustee, executor, or other fiduciary for the account of the holder’s spouse, immediate family member, or grandchild;

•	gratuitous transfers to a trust for the holder of the Class B Common Stock or charitable remainder trust;

•	transfers pursuant to the will of a holder of shares of Class B Common Stock or according to the laws of intestate succession; or

•
transfers by a holder of shares of Class B Common Stock to the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners), or to the estate of the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners).

The recipient of any shares of Class B Common Stock under any of above scenarios will be subject to all applicable restrictions on shares of Class B Common Stock. The shares of Common Stock issuable upon conversion of the Class B Common Stock will not be subject to these restrictions on transfer under our Certificate of Incorporation and will be freely transferable (subject to

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restrictions under applicable securities laws). Our board of directors can also approve other transfers. The Class B-4 Common Stock is subject to additional transfer restrictions as described below.
Optional Conversion into our Common Stock. Shares of Class B Common Stock are subject to conversion at the option of the holder thereof as follows:

•	each share of Class B-1 Common Stock is convertible into one share of Common Stock on and after the sixth-month anniversary of the Trigger Date;

•	each share of Class B-2 Common Stock is convertible into one share of Common Stock on and after the nine-month anniversary of the Trigger Date;

•
each share of Class B-1, B-2 and B-3 Common Stock is convertible into one share of Common Stock if, during the period beginning on the five-month anniversary of our initial public offering, the closing per share trading price of the Common Stock exceeds 125% of the per share sale price at which the Common Stock was initially sold to the public in the initial public offering for 20 consecutive trading days, and at any time after such occurrence; and

•	each share of Class B-4 Common Stock is convertible into one share of Common Stock on and after the four-year anniversary of the Trigger Date.
Optional Conversion Mechanics. All holders of shares of Class B Common Stock eligible for optional conversion into shares of Common Stock as described above may elect to convert their shares of Class B Common Stock by notifying the custodian and transfer agent in writing of the election and representing that such holder has complied with the applicable transfer restrictions.
Automatic Conversion into Class D Common Stock for Transfer Restriction Violations. If a holder of Class B Common Stock submits a notice of conversion, but represents that it has not complied with the applicable transfer restrictions, all shares of Class B-1, Class B-2, Class B-3, and Class C Common Stock held by the holder will be automatically converted into Class D Common Stock, will not be entitled to the Special Dividend described below and will be subject to the restrictions provided below.
Automatic Conversion into our Common Stock. Shares of Class B Common Stock will also automatically convert into shares of Common Stock, without any action by a holder thereof, as follows:

•
each share of Class B-1 Common Stock, Class B-2 Common Stock, and Class B-3 Common Stock will automatically convert into one share of Common Stock immediately after the twelve-month anniversary of the Trigger Date; and

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•
immediately prior to the consummation of any “change in control” transaction, which generally includes (i) a merger or consolidation in which our holders of record immediately prior to such merger or consolidation do not, immediately after the merger or consolidation, hold a majority of the voting power of the surviving entity, (ii) any transaction or series of related transactions in which 50% or more of our voting power is transferred to persons other than our shareholders or their affiliates immediately prior to such transactions, or (iii) a sale of all or substantially all of our assets, except to one or more of our affiliates (a “Change in Control”), each share of Class B Common Stock will automatically convert into one share of our Common Stock.

Special Dividend. All holders of record of outstanding shares of Class B Common Stock on the twelve-month anniversary of the date on which our initial public offering occurs (the “Special Dividend Record Date”) will be entitled to payment of a one-time cash dividend equal to $0.95 per share of Class B Common Stock ( the “Special Dividend”) out of assets or funds legally available therefor, with such payment to be made on a date determined by the board of directors that is within 30 days of such Special Dividend Record Date. However, a holder’s right to receive the Special Dividend is subject to the receipt from such holder of a representation that such holder has complied with all of the transfer restrictions set forth in our certificate of incorporation with respect to shares of our common securities. If any holder receives a Special Dividend and upon withdrawal of its common securities from the custodian, provides the custodian with a statement that such holder has not complied with such transfer restrictions, it must promptly refund the full amount of the Special Dividend it received from us.
Additional Restrictions on Class B-4 Common Stock. Except as provided below, the shares of Class B-4 Common Stock that were issued to Messrs. Albers and Meris in the Conversion Transactions have the same relative powers, preferences, limitations, and restrictions as the other series of Class B Common Stock. However, the shares of Class B-4 Common Stock are subject to the following additional terms and conditions:

•
the shares of Class B-4 Common Stock are subject to additional restrictions on transfer for a period of four years following the consummation of the Conversion Transactions (June 18, 2010) that may terminate earlier if: (i) any time after the five month anniversary of the first day of trading of the Common Stock on a national securities exchange, either our market capitalization (based on the closing price of our Common Stock) or our book value has exceeded $730,383,530.78 plus the aggregate amount of the net proceeds to us from an initial public offering and any other offerings of our securities prior to the time of determination, less the amount of any dividends or distributions paid on our securities prior to the time of determination, (ii) the conversion of the Class B Common Stock into Common Stock occurs upon a Change of Control as described above, or (iii) after entering into an employment agreement approved by our compensation committee,

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the holder of Class B Common Stock is terminated as an officer without cause, as such term is defined in such employment agreement; and

•
unless we have both (i) raised aggregate net proceeds in excess of $50 million in one or more transactions through the issuance of new equity securities, new indebtedness with a maturity of no less than one year, or any combination thereof, and (ii) completed the listing of the Common Stock on a national securities exchange, then,

•
no dividends or other distributions (including the Special Dividend) will be paid to holders of the Series B-4 Common Stock, but such dividends or distributions will accrue on the books of the Corporation and become payable when such conditions have been satisfied; and

•
in the event of our liquidation, dissolution, or winding up, no portion of the proceeds from the liquidation will be payable to the shares of Class B-4 Common Stock until such proceeds exceed $730,383,530.78, with the shares of Class B-4 Common Stock participating on a pro rata basis with other holders of common securities in any portion of proceeds from a liquidation, dissolution, or winding up that exceeds $730,383,530.78 less the amount required to be paid to holders of Preferred Stock.

Mr. Albers resigned as our Chief Executive Officer and director effective June 7, 2011 in connection with the NW Capital loan and we consented to the transfer of all of Mr. Albers’ holdings in the Company to an affiliate of NW Capital. As a result, the affiliate acquired 1,423 shares of Class B-1 Common Stock, 1,423 shares of Class B-2 Common Stock, 2,849 shares of Class B-3 Common Stock, and 313,789 shares of Class B-4 Common Stock for $8.02 per share. Pursuant to the terms of a Separation Agreement dated as of April 20, 2011 with Mr. Albers (the “Separation Agreement”), we deemed Mr. Albers’ resignation/separation to be “without cause”, and therefore the shares of Class B-4 Common Stock previously owned by Mr. Albers are no longer subject to the restrictions on transfer applicable to Class B-4 Common Stock, but remain subject to all of the restrictions applicable to Class B-3 Common Stock as well as the additional dividend and liquidation subordination applicable to Class B-4 Common Stock.
Class C Common Stock
Except as provided below, the Class C Common Stock generally has the same relative powers, preferences, limitations and restrictions as the Common Stock.
Transfer Restrictions. Class C Common Stock is non-transferable, subject to the exceptions discussed in the following paragraph, and is subject to mandatory redemption as discussed below.

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Exceptions to the Transfer Restrictions. The restrictions generally applicable to the transfer of shares of Class C Common Stock discussed above will not apply under certain conditions, including, upon 10 days prior written notice to us, with respect to:

•	transfers to us;

•	gratuitous transfers to a spouse, immediate family member, or grandchild;

•	gratuitous transfers to a custodian, trustee, executor, or other fiduciary for the account of the holder’s spouse, immediate family member, or grandchild;

•	gratuitous transfers to a trust for the holder of the Class C Common Stock or charitable remainder trust;

•	transfers pursuant to the will of a holder of shares of Class C Common Stock or according to the laws of intestate succession; or

•
transfers by a holder of shares of Class C Common Stock to the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners), or to the estate of the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners).

The recipient of any shares of Class C Common Stock under any of above scenarios will be subject to all applicable restrictions on shares of Class C Common Stock. The shares of Common Stock issuable upon conversion or redemption of the Class C Common Stock will not be subject to the restrictions on transfer under our Certificate of Incorporation and will be freely transferable (subject to restrictions under applicable securities laws). Our board of directors can also approve other transfers.
Redemption in Connection With an Initial Public Offering. After the consummation of an initial public offering, we may, in our sole discretion, on a date not later than 30 days following the closing of the initial public offering, redeem up to the lesser of $50 million or 30% of the capital raised in such initial public offering, net of underwriting discounts and commissions (the “Maximum Aggregate Redemption Amount”), of Class C Common Stock at a per share price equal to the initial public offering price per share, net of underwriting discounts and commissions. If we elect to redeem any of the Class C Common Stock pursuant to this provision, we must redeem it all if the redemption price for all outstanding shares would be less than the Maximum Aggregate Redemption Amount.
Automatic Conversion in Connection with Redemption. All shares of Class C Common Stock that are not redeemed in connection with an initial public offering as described above will

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automatically be converted into shares of Class B Common Stock as follows: each share of Class C Common Stock will convert into 0.25 shares of Class B-1 Common Stock, 0.25 shares of Class B-2 Common Stock, and 0.50 shares of Class B-3 Common Stock. In addition, if we do not initiate a redemption of the Class C Common Stock by 30 days following an initial public offering, each share of Class C Common Stock will automatically convert into 0.25 shares of Class B-1 Common Stock, 0.25 shares of Class B-2 Common Stock, and 0.50 shares of Class B-3 Common Stock.
Automatic Conversion Upon Certain Change in Control Events. Each share of Class C Common Stock will automatically convert into one share of Common Stock immediately prior to the consummation of a Change in Control.
Automatic Conversion into Class D Common Stock for Transfer Restriction Violations. If any shares of Class B Common Stock owned by a particular holder are automatically converted into shares of Class D Common Stock as a result of notice of conversion with a transfer restriction violation representation as discussed above, then each share of Class C Common Stock owned by the holder will also convert into one share of Class D Common Stock.
Conversion if We Elect Not to Effect an Initial Public Offering. In the event that we send notice to our stockholders stating that the board of directors has determined not to pursue an initial public offering, beginning 90 days thereafter, we may, in our sole discretion, elect to convert up to 20% of the Class C Common Stock then outstanding into Common Stock on a pro rata basis, with each such share of Class C Common Stock converting into one share of Common Stock. Each share of Class C Common Stock not so converted into Common Stock will automatically convert into 0.25 shares of Class B-1 Common Stock, 0.25 shares of Class B-2 Common Stock, and 0.50 shares of Class B-3 Common Stock.
No Optional Conversion of the Series C Common Stock. Holders of the Class C Common Stock have no optional conversion rights with respect to such shares.
Class D Common Stock
Except as provided below, the Class D Common Stock, none of which is presently issued or outstanding, generally has the same relative powers, preferences, limitations, and restrictions as the Common Stock.
Transfer Restrictions. Class D shares are non-transferable, subject to the exceptions discussed in the following paragraph.
Exceptions to the Transfer Restrictions. The restrictions generally applicable to the transfer of shares of Class D Common Stock discussed above will not apply under certain conditions, including, upon 10 days prior written notice to us, with respect to:

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•	transfers to us;

•	gratuitous transfers to a spouse, immediate family member, or grandchild;

•	gratuitous transfers to a custodian, trustee, executor or other fiduciary for the account of the holder’s spouse, immediate family member, or grandchild;

•	gratuitous transfers to a trust for the holder of the Class D Common Stock or charitable remainder trust;

•	transfers pursuant to the will of a holder of shares of Class D Common Stock or according to the laws of intestate succession; or

•
transfers by a holder of shares of Class D Common Stock to the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners), or to the estate of the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners).

The recipient of any shares of Class D Common Stock under any of above scenarios will be subject to all applicable restrictions on shares of Class D Common Stock. The shares of Common Stock issuable upon conversion of the Class D Common Stock will not be subject to the restrictions on transfer under our Certificate of Incorporation and will be freely transferable (subject to restrictions under applicable securities laws). Our board of directors can also approve other transfers.
Optional Conversion into Common Stock. Each share of Class D Common Stock is convertible into one share of Common Stock on and after the twelve-month anniversary of the Trigger Date.
Optional Conversion Mechanics. A holder of shares of Class D Common Stock eligible for optional conversion into shares of Common Stock as described above, may elect to convert its shares of Class D Common Stock by notifying the custodian and transfer agent in writing of the election and submitting representations to the custodian that (i) the holder has complied with the applicable transfer restrictions for the 90 days prior to the date of the conversion notice and is not currently in violation of such transfer restrictions, and (ii) if the holder was a holder of Class B Common Stock on the Special Dividend Record Date (and the Special Dividend was declared and paid), the holder will return to us the full amount of the Special Dividend that such holder received. If the holder does not make the representations described above, then the custodian will not release such holder’s shares of Class D Common Stock for a period of 90 days after the date such conversion notice is deemed delivered, and then will release such shares only upon receipt from the holder of the representations described above.

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Automatic Conversion Upon Certain Change in Control Events. Each share of Class D Common Stock will automatically convert into one share of Common Stock immediately prior to the consummation of a Change in Control.
Series A Preferred Stock
Under our Certificate of Incorporation, we may issue up to 100,000,000 shares of our Preferred Stock, $0.01 par value per share. To the full extent permitted under the DGCL, our board of directors is authorized by resolution to divide and issue shares of Preferred Stock in series and to fix the voting powers and any designations, preferences, and relative, participating, optional, or other special rights of any series of Preferred Stock and any qualifications, limitations, or restrictions of the series as are stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.
Our board of directors has adopted resolutions fixing the terms, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of 7,878,710 shares of one series of Preferred Stock designated as the Series A Cumulative Convertible Preferred Stock. The loan made to NW Capital in June 2011 is, and the convertible notes that may be issued in the rights offering will be, convertible into shares of this Series A Preferred Stock.
Further Issuances. We may from time to time, without the consent of the holders of our Voting Common Stock or Series A Preferred Stock, increase or reduce the number of shares of Series A Preferred Stock to reflect the amount of shares finally issued in connection with the conversion of the NW Capital loan and the Rights Offering Notes into Series A Preferred Stock. Any such additional shares of our Series A Preferred Stock will, together with the shares offered in the Rights Offering, constitute a single class of Preferred Stock under our Certificate of Incorporation and will vote together as set forth below under “–Voting Rights.”
Ranking. Our Series A Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution, or winding-up of our affairs:

•	senior to all classes or series of our Common Stock and to all of our equity securities the terms of which provide that those equity securities are junior to our Series A Preferred Stock;

•	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to our Series A Preferred Stock;

•	on a parity with all of our equity securities other than those referred to in the two immediately preceding clauses; and

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•	junior to all of our debt obligations (except the notes), including any debt securities that are convertible into our equity securities, until the date of such conversion.
The Certificate of Designation for the Series A Preferred Stock restricts our ability to issue additional shares of capital stock ranking senior to or on a parity with the Series A Preferred Stock.
Certain Rights of the Lead Investor. Throughout this description, we describe certain rights with respect to the Series A Preferred Stock that may be exercised only by the “Lead Investor.” The Lead Investor is NW Capital and any subsequent transferee(s) of NW Capital as long as NW Capital and/or such transferee(s) beneficially own 25% or more of the Series A Preferred Stock and we receive prior written notice of any such transfer. If there is no Lead Investor, the functions of the Lead Investor will be performed by our independent directors or our board if there are no independent directors.
Dividends. Holders of shares of our Series A Preferred Stock are entitled to receive dividends out of funds legally available therefor in accordance with the Series A Preferred Stock Certificate of Designation. Dividends per share on the Series A Preferred Stock will accrue from the issue date at the rate of 17% per annum of the original price per share of $9.58 (the “Original Issue Price”), increasing by 5% per annum immediately upon the occurrence of a default event as described below, payable in arrears, when, as and if declared by the board of directors. If no default event has occurred, dividends will be payable when, as and if declared by the board of directors on each outstanding share of Series A Preferred Stock quarterly in:

•	cash in an amount equal to 3% of the Original Issue Price, plus

•	shares of Series A Preferred Stock (valued at the conversion price in effect as of the last day of the previous quarter) in an amount equal to 1.25% of the Original Issue Price.
Dividends on the Series A Preferred Stock are cumulative and will continue to accrue and compound whether or not declared. However, if a default event has occurred, unless and until holders exercise their redemption right described below, dividends will be payable quarterly in cash.
With certain exceptions, no dividend may be paid on the Common Stock during any fiscal year unless all accrued dividends on the Series A Preferred Stock have been paid in full. However, if no default event has occurred (other than the non-payment of dividends on the Series A Preferred Stock) and subject to certain other conditions, if the conversion date is prior to the first eight quarters after the NW Capital loan closing, for the balance of such first eight quarters, we may pay quarterly dividends to holders of common securities out of legally available funds up to an amount equal to 1% per annum of the net book value of the common securities as of December 31 of the immediately preceding year, pro-rated for any portion of a year in which dividends may not be paid, regardless of whether dividends are paid on the Series A Preferred Stock. Pursuant to the NW Capital Loan

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Agreement, upon conversion of the NW Capital loan into Series A preferred stock, we are required to amend the Certificate of Designation to reduce the number of quarters in which we can pay dividends as described above from eight to seven. The Preferred Directors (as defined below) can also approve other payments of dividends on the common securities.
Liquidation Preference. For purposes of determining preferential payments to which the Series A Preferred Stock is entitled, a “liquidation event” shall mean the voluntary or involuntary liquidation, dissolution, or winding up of us or our subsidiaries, the assets of which constitute all or substantially all of the assets of the business of us and the subsidiaries taken as a whole, in a single transaction or series of transactions.
The Series A Preferred Stock will also have certain preferential rights if a “deemed liquidation event” occurs and the Lead Investor gives us a deemed liquidation event redemption request. The occurrence of any of the following will constitute a deemed liquidation event for purposes of payment of the liquidation preference described below:

•
a merger or consolidation in which we or one of our subsidiaries is a constituent party and issues shares of its capital stock, unless the shares of our capital stock outstanding immediately prior to the merger or consolidation (generally on a fully diluted basis) continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following the merger or consolidation, at least a majority of the voting power of the surviving or resulting corporation or, in certain cases, its parent;

•
the sale, lease, transfer, or other disposition, in one or a series of related transactions, by us or one of our subsidiaries of all or substantially all of the assets of us and our subsidiaries taken as a whole, or the sale or disposition of one or more subsidiaries holding substantially all of the assets of us and our subsidiaries, taken as a whole, except where such sale, lease, transfer, or other disposition is to a wholly-owned subsidiary; or

•
more than 50% of the Common Stock is disposed of to a single person or group of affiliated persons, except by means of conversion of shares of Series A Preferred Stock and except to a holder of Series A Preferred Stock or an affiliate of a holder.

We must provide the Lead Investor with at least 20 business days prior written notice of a deemed liquidation event and the Lead Investor has the right, in its sole and absolute discretion, to require us to pay the Series A liquidation amount (described below) to each holder of the Series A Preferred Stock as a redemption out of funds legally available therefor. The Lead Investor must give us notice of this election not later than 3 business days prior to the deemed liquidation event, or within 5 business days of its becoming aware of the deemed liquidation event if we fail to give the required notice thereof.

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Upon the occurrence of a liquidation event or a deemed liquidation event for which we receive a redemption request from the Lead Investor, before any payment or distribution shall be made to or set apart for the holders of any junior ranking stock, the holders of shares of our Series A Preferred Stock will be entitled to be paid out of our assets available for distribution to our stockholders and after payment in full of amounts required to be distributed to holders of any senior Preferred Stock, a liquidation preference per share of the greater of:

•	115% of the Original Issue Price, plus all accumulated, accrued, and unpaid dividends (whether or not declared), if any, to and including the date fixed for payment, without interest; and

•
the amount that a share of Series A Preferred Stock would have been entitled to if it had been converted into Common Stock immediately prior to the liquidation event or deemed liquidation event (the “Series A liquidation amount”).

If our assets available for distribution pursuant to the above requirements are insufficient to pay the full amount due to the holders of our Series A Preferred Stock, the holders of Series A Preferred Stock and of any parity stock will share ratably in the available assets.
Until the holders of our Series A Preferred Stock have been paid the Series A liquidation amount in full, no payment shall be made to any holder of junior ranking stock upon the liquidation, dissolution, or winding up of our company.
Upon any such liquidation, deemed liquidation, dissolution, or winding up, after payment shall have been made in full to the holders of our Series A Preferred Stock, any other series or class or classes of junior stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of our Series A Preferred Stock shall not be entitled to share therein.
Mandatory Redemption. We are obligated to redeem all outstanding shares of Series A Preferred Stock on the fifth anniversary of the closing of the NW Capital loan, or June 7, 2016 (the “Mandatory Redemption Date”), out of funds legally available therefor, in cash, at a price equal to 115% of the Original Issue Price, plus all accrued and unpaid dividends (whether or not declared), if any, to and including the date fixed for redemption, without interest.
Redemption Upon an Event of Default. The Lead Investor, in its sole and absolute discretion, may require us to redeem all outstanding shares of Series A Preferred Stock, out of funds legally available therefor, at a price equal to 125% of the Original Issue Price, plus accrued and unpaid dividends, whether or not declared, if any, to and including the date fixed for redemption, without interest, in the event any of the following events occur (a “Default Event”):

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•
we have breached any of our material obligations to the holders of the Series A Preferred Stock pursuant to the Certificate of Designation (including breaches of certain operating covenants), unless the breach is capable of being cured and has been cured within 15 days after we receive notice of the breach or has been waived in writing by the members of our board of directors appointed by such holders as described below;

•
if any certification, representation, or warranty in Schedule 1 to the Certificate of Designation is false or misleading in any material respect as of the date that the NW Capital loan is converted into Series A Preferred Stock (the “Series A Original Issue Date”) or other applicable date as provided in such Schedule 1;

•	the occurrence of a “material adverse event” as described below; and

•	the occurrence of a “security document event of default,” as described below.
A material adverse event means an event or events that individually or in the aggregate results in a material adverse change in, or effect on, the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of us, as of the Series A Original Issue Date, individually, or us and our subsidiaries taken as a whole, and includes (subject to certain exceptions, including, in certain cases, the approval of the Preferred Directors):

•
the termination without cause of Will Meris or Steve Darak, and the termination without cause of the consulting agreement with ITH Partners, LLC or the engagement letter with the McVey Law Firm PLLC (or certain successors); provided that the termination due to non-renewal or resignation is not a material adverse event;

•	the material diminution in value or utility of our built-in tax losses;

•	involvement of us or any of our subsidiaries in certain bankruptcy or insolvency proceedings, and

•
certain judgments, fines, or penalties resulting from litigation or other proceeding or imposed by the SEC or any other governmental authority, resulting in a payment obligation in excess of the following amounts (as long as an appeal is not being diligently pursued and after payment of any insurance proceeds):

•	until the second anniversary of the NW Capital loan (June 7, 2013), $10,500,000; and

•
thereafter, an amount equal to the product of (x) one-third multiplied by (y) the difference between (1) the net book value equity computed in accordance with generally accepted accounting principles and as shown on our most recent

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quarterly or annual financial statement and (2) the product of 2 times the liquidation preference as of the date of such financial statement.
A security document event of default will occur, among other things, subject to specified conditions and exceptions, including, in certain cases, the approval of the Preferred Directors:

•	if any deposit to a required deposit account is not made within 5 days after the required deposit date;

•
if taxes or certain other charges required to be paid on certain properties, including real estate owned by us or our subsidiaries or as to which we or our subsidiaries have made mortgage loans as of the NW Capital loan conversion date, or other charges are not paid before delinquency;

•
except as permitted in the security documents, the alteration, improvement, demolition, or removal of any of the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, and improvements erected or located on the land with respect to our owned properties without the prior consent of the Preferred Directors;

•	the breach of the provisions of any of the security documents, subject, in certain cases, to certain cure rights; and

•
the occurrence of any default under the security documents beyond any applicable cure periods, or the existence of any other event or condition, if the effect thereof is to accelerate or permit the Lead Investor to accelerate the payment of any portion of the obligations under the security documents or the Certificate of Designation for the Series A Preferred Stock. The security for the Series A Preferred Stock is described below under “—Security.”

We must notify the holders of the occurrence of a Default Event promptly, but in no event later than 5 business days after such Default Event. Any such redemption will occur on the 20th day after receipt of a redemption request from the Lead Investor. Other holders will not have the option to require or reject any such redemption.
Notice and Other Mechanics of Redemption. We will deliver a notice of redemption not more than 10 days after receipt of a written notice from the Lead Investor requesting redemption upon a Default Event and not less than 30 days prior to the Mandatory Redemption Date, addressed to the respective holders of record of our Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock records. In addition to any information required by law or

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by the applicable rules of any exchange upon which our Series A Preferred Stock may be listed or admitted to trading, each notice shall state:

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the redemption date;

•	the date upon which the holder’s right to convert the Series A Preferred Stock will terminate;

•	the redemption price;

•	the place or places where our Series A Preferred Stock is to be surrendered for payment of the redemption price, which must be on or before a default redemption date; and

•	that payment of the redemption price will be made upon presentation and surrender of such Series A Preferred Stock.
If notice of redemption of any shares of our Series A Preferred Stock has been given and if the funds necessary for such redemption have been paid, or tendered for payment or deposited with an independent payment agent for the benefit of the holders of shares of our Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of our Series A Preferred Stock, such shares of our Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of our Series A Preferred Stock will terminate, except for the right to receive the redemption price, without interest upon surrender of the holders’ certificates. If we do not have sufficient funds available to redeem all outstanding shares of Series A Preferred Stock on the redemption date, (i) we are required to redeem the shares of Series A Preferred Stock pro rata to the maximum extent legally permitted, (ii) the redemption of the remainder must occur as soon as practicable after we have available funds, (iii) dividends will continue to accrue on the unredeemed shares of Series A Preferred Stock at a rate of 22% per annum until redeemed, and (iv) all other rights, preferences, and powers of the Series A Preferred Stock will remain in full force and effect until redeemed.
No Sinking Fund. Our Series A Preferred Stock will not be subject to any sinking fund.
Security. Unlike the NW Capital loan, the Series A Preferred Stock does not benefit from a security interest in specific real estate or mortgage loan collateral, but in order to provide additional security for our obligations under the Series A Preferred Stock, we have pledged our equity interests in our wholly-owned subsidiaries and agreed not to grant security interests in the loan collateral, subject to certain exceptions. In addition, our subsidiaries have guaranteed our obligations with respect to the Series A Preferred Stock. We will also continue to be required to deposit our cash

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receipts into an account controlled by NW Capital for disbursement pursuant to a budget agreed to by us and NW Capital or to otherwise pay dividends or other amounts under the terms of the Series A Preferred Stock.
Voting Rights. Holders of our Series A Preferred Stock will have the right to vote, together with holders of our Voting Common Stock, and any other securities entitled to vote with the Common Stock, as a single class, on all matters on which holders of our Common Stock are entitled to vote. Each share of Series A Preferred Stock will be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares are then convertible.
Provisions Regarding our Directors. Upon conversion of the NW Capital loan into Series A Preferred Stock, our board of directors will be comprised of seven members. So long as at least 10% (subject to adjustment as provided in the Certificate of Designation) of the shares of Series A Preferred Stock issued on the Series A Original Issue Date are outstanding, the holders of the Series A Preferred Stock, voting together as a single class, will be entitled to elect two members of our board of directors (the “Preferred Directors”) and the number of directors may not be changed without the consent of such Preferred Directors. Further, the holders of our Series A Preferred Stock will be entitled to vote, together with holders of our voting common securities, on an as-converted basis, on the election of the other five directors (the “Common Directors”). At such time as the secretary of the company certifies to our board of directors that the number of shares of Series A Preferred Stock issued on the NW Capital conversion date that remain outstanding is less than 10% of the shares originally so issued (subject to adjustment), the term of each Preferred Director will expire and the number of directors will automatically be reduced by two directorships.
All Preferred Directors must be nominated by the Lead Investor. All Common Directors must be nominated by a nominating committee of our board of directors (subject to rights of stockholders to nominate directors directly under the bylaws). A majority of the Common Directors must (i) qualify as independent directors under applicable NYSE rules, and (ii) be reasonably satisfactory to the Preferred Directors. William Meris and Steve Darak are presumptively deemed satisfactory to the Preferred Directors to serve as Common Directors. Each of the Preferred Directors has the right to serve on any committee of our board of directors, provided that such service is consistent with applicable SEC and other laws and the rules of any exchange upon which we are then listed.
Any director may be removed without cause by and (other than removal for cause) only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of the class or series of capital stock entitled to elect such director. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director will constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any

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class or series will be filled only by the holders of such class or series or by any remaining directors elected by the holders of such class or series. However, if there are less than 2 Preferred Directors in office, the rights of the Preferred Directors under the Certificate of Designation will be exercised by the Lead Investor.
Series A Preferred Stock Protective Provisions. We may not amend, alter, waive, or repeal any provision of our certificate of incorporation or bylaws (whether by merger or otherwise) to alter or change the designations, rights, powers, preferences, or privileges of the holders of the Series A Preferred Stock in a manner adverse to such holders, without the affirmative vote of holders of at least a majority of the outstanding shares of the Series A Preferred Stock voting separately as a class, except where the vote of a greater number of shares is required by law or by the certificate of incorporation. Except with the consent of the Lead Investor, in the event of a merger or consolidation of us with or into another corporation, the shares of Series A Preferred Stock shall maintain their relative rights and privileges.
Certain Covenants. The Certificate of Designation governing the Series A Preferred Stock contains extensive operating covenants in Schedule 2 thereto, the breach of which (after a cure period) will result in a Default Event and allow the Lead Investor to call for redemption of all of the Series A Preferred Stock. These operating covenants will limit our ability and, in certain cases, the ability of our subsidiaries to (among other things and subject to certain exceptions, including in many cases the approval by the Preferred Directors):

•	make any expenditure not within the annual budget approved by the Preferred Directors;

•	enter into certain contracts;

•	sell certain of our assets, including individual loans and REO assets in our portfolio;

•	create, incur, assume or permit to exist liens on any interests in us or our subsidiaries or on certain of our properties;

•
dissolve, liquidate or consolidate our or a subsidiary’s business, merge with another company or transfer all or substantially all of our or a subsidiary’s assets, enter into corporate acquisitions, partnerships, joint ventures, or other business combinations or partnerships or amend, modify, waive or terminate the operating agreements of our subsidiaries;

•	enter into any new line of business or change the use of our properties;

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•	purchase or own any property other than, among other things, real property, mortgage loans and other property necessary or incidental for the operation or administration thereof;

•	commence or permit any subsidiary to commence any bankruptcy or similar proceeding;

•	declare or pay any dividend, make any capital contribution or purchase, redeem, acquire or retire securities or take similar actions;

•	hire or terminate certain key personnel or consultants;

•	settle any litigation in excess of $10,500,000 (after application of insurance proceeds), individually or in the aggregate;

•	take certain actions with respect to mortgage loans;

•	issue or incur additional indebtedness;

•	issue any equity securities;

•	establish any board committee other than in the ordinary course of business;

•	make any material change in accounting policies or standards; or

•	take certain actions with respect to our employee benefit plans.
The operating covenants also have certain impacts on our shareholders directly, including:

•
The operating covenants restrict the ability of shareholders to transfer their shares of our Common Stock without approval of the Preferred Directors.  In addition, if such a transfer has an adverse effect on the value and utility of our built-in tax losses, it will be deemed to be invalid from the outset.

•	The operating covenants prohibit shareholders from allowing liens on their shares of our Common Stock or pledging such stock without approval of the Preferred Directors.
The operating covenants prohibit transactions between us or our subsidiaries and our shareholders without approval of the Preferred Directors.
In addition, we must provide the right to the Lead Investor to invest on substantially the same terms as us in any or all of the unfunded amount of any equity investment opportunity that we do not wish, or are unable, to fund (either because the investment is too large or not within our investment parameters or otherwise).

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Conversion. Our Series A Preferred Stock is convertible by any holder of Series A Preferred Stock into shares of our Common Stock, without the payment of additional consideration by the holder thereof. Upon conversion, each outstanding share of Series A Preferred Stock will convert into the number of shares of Common Stock determined by dividing:

•	the Original Issue Price plus all accrued and unpaid dividends; by

•	the conversion price in effect at the time of conversion.
Additionally, all issued and outstanding shares of our Series A Preferred Stock will automatically convert into Common Stock at the then effective conversion price (i) upon the closing of the sale of shares of Common Stock to the public at a price equal to or greater than 2.5 times the Original Issue Price (subject to adjustment as provided in the Certificate of Designation), in a firm-commitment underwritten public offering and listing of the Common Stock on a national securities exchange within three years of the date of the NW Capital loan (which occurred on June 7, 2010), pursuant to an effective registration statement under the Securities Act resulting in at least $250 million of gross proceeds to us or (ii) upon the date and time, or occurrence of an event, specified by written consent of the Lead Investor.
The conversion price will initially be equal to the Original Issue Price, but is subject to adjustment as provided in the Certificate of Designation, including protection in the event of certain dilutive issuances. The initial conversion price represents a 20% discount to the net book value on a GAAP basis per share of our Common Stock as reported in our audited financial statements as of December 31, 2010, which equaled $11.98.
Conversion rights of the Series A Preferred Stock will terminate at the close of business on the last full day preceding:

•	as to the shares designated for redemption, the date fixed for redemption, unless the redemption price is not fully paid on the redemption date; and

•	the date fixed for payment of amounts distributable upon the occurrence of a liquidation event or deemed liquidation event.
No fractional shares will be issued upon conversion. In lieu of any fractional shares, we will pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by our board of directors.
Mechanics of Conversion. A holder who desires to optionally convert all or a portion of his shares of Series A Preferred Stock into Common Stock must surrender the certificates representing such Series A Preferred Stock it desires to convert, and, if required by us, endorsed or accompanied

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by a written instrument of transfer in a form reasonably satisfactory to us duly executed by the holder or his attorney duly authorized in writing, together with a completed and executed exchange form (Exhibit B to the Certificate of Designation). The time of conversion will be the close of business on the date we receive such documents.
If the Lead Investor elects to convert its Series A Preferred Stock into Common Stock:

•	all Series A Preferred Stock held by all holders will be converted automatically;

•	shares of Common Stock issuable on conversion will be deemed to be outstanding as of the close of business on the date we receive the Lead Investor’s conversion documents;

•	each share of Series A Preferred Stock will be deemed automatically cancelled and shall cease to be issued or outstanding; and

•	the Series A Preferred Stock certificates will represent shares of Common Stock which can be surrendered for Common Stock certificates.
We will pay any and all issue and similar taxes payable upon conversion of the Series A Preferred Stock into Common Stock but a holder must pay any taxes in respect of any transfer involved in the issuance and delivery of the common shares in a name other than that in which the Series A preferred shares so converted were registered.
In the event of an automatic conversion other than as a result of conversion by the Lead Investor, all holders will be sent a notice of the time and place designated for the conversion, which notice need not be sent in advance of the automatic conversion time. Upon receipt of such notice, each holder must surrender his, her or its certificate(s) for Series A Preferred Stock and, if required by us, endorsed or accompanied by a written instrument of transfer in a form reasonably satisfactory to us duly executed by the holder or his attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock will terminate at the automatic conversion time, except the right to receive certificates of Common Stock and cash for fractional shares, and the payment out of funds legally available therefor of all declared but unpaid dividends; provided that such payment shall not occur until the payment date fixed by the board of directors for the dividend so paid and shall not be made unless the holder was the holder of record of the shares as of the record date fixed for such dividend.
Preemptive Rights. Any holder that owns 10% or more of the outstanding shares of Series A Preferred Stock is also entitled to participate, on a pro rata basis in proportion to his Series A ownership, in any future issuances of our equity capital stock undertaken for the primary purpose of raising cash equity capital. However, these preemptive rights will not be available to any holder if either the grant of such rights or the shares of Series A Preferred Stock issuable upon exercise

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thereof would, in the reasonable opinion of our counsel, require registration under the Securities Act. Issuance pursuant to equity awards to directors, executive officers, and employees and for joint ventures, mergers, acquisitions, and other strategic activities are not considered issuances for cash.
Information Rights. During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series A Preferred Stock are outstanding, we will deliver to all holders of our Series A Preferred Stock, as their names and addresses appear in our record books, copies of the annual, quarterly and current reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections. The Lead Investor is entitled to additional information as prescribed in the operating covenants in the Certificate of Designation.
Transferability; Right of First Offer. Subject to applicable law and the Certificate of Incorporation, holders of Series A Preferred Stock may transfer or pledge their shares only if approved by the Preferred Directors and written notice of such approval is concurrently provided by the Preferred Directors to us, along with the identity of the transferee. Unless otherwise authorized by the Preferred Directors, all transfers will be subject to a right of first offer as follows:

•	If at any time a holder desires to sell or otherwise transfer shares of Series A Preferred Stock, he must first deliver a written offer to the Lead Investor, disclosing in reasonable detail:

◦	the number of shares proposed to be sold or transferred;

◦	the price per share; and

◦	other material terms and conditions of the sale or transfer.

•	The selling holder must have a good faith intention of selling or transferring such shares to a third party in an arm’s length transaction.

•	The Lead Investor may elect to purchase all or a portion of the shares to be sold by delivery of a notice of such election within 15 business days following receipt of the offer.

•
The sale of shares to the Lead Investor must generally be made within 5 business days of the Lead Investor’s election to purchase in accordance with the Certificate of Designation, and notice thereof must be given to us.

•	If the Lead Investor does not deliver a purchase notice as described above, the selling holder may sell the shares at any time within 120 days thereafter, but:

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o	the purchase price must be at least 95% of the price described in the written offer to the Lead Investor; and

o	the transferee must be acceptable to the Lead Investor, in its sole and absolute discretion.

•
Any shares not sold within such 120 day period or for a price equal to or greater than the originally described price in the written offer to the Lead Investor will continue to be subject to the right of first offer.

•
The right of first offer and restrictions of transferability do not apply to transfers to an affiliate or an immediate family member of the selling holder, pursuant to a tender offer, exchange offer, merger, or other similar transaction approved or not opposed by the board of directors. The selling holder must provide us with true, correct, and complete copies of the transfer documentation to an affiliate or immediate family member as a condition to such transfer.

•	A purported transfer in violation of these provisions will be null and void.
Waiver by Lead Investor on Behalf of All Holders. Except with respect to any amendment, alteration, waiver, or repeal of any provision of our certificate of incorporation or bylaws to change the designations, rights, powers, preferences, or privileges of the holders of the Series A Preferred Stock in a manner adverse to the holders of Series A Preferred Stock, any of the designations, rights, powers, preferences and privileges and other terms of the Series A Preferred Stock set forth in the Certificate of Designations may be waived on behalf of all holders by the Lead Investor. Any such waiver must be in a writing signed by the Lead Investor and delivered to us.
Series A Preferred Stock Register. We will maintain a register for the Series A Preferred Stock in which we will record the name, address and facsimile number of the persons in whose names the shares of Series A Preferred Stock are issued, and the name and address of each transferee pursuant to each transfer permitted by the Certificate of Designation. We may treat the person in whose name any Series A Preferred Stock is so registered as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers permitted by the Certificate of Designation.
Dispute Resolution. Disputes with respect to the conversion price, fair market value, default redemption price, or mandatory redemption price will be submitted to resolution in accordance with the Certificate of Designation.
Warrants

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We do not have any warrants outstanding.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL. In general, with certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date on which the person becomes an interested stockholder, unless (i) prior to the time that the stockholder becomes an interested stockholder, the board of directors approves the transaction which resulted in the stockholder becoming an interested stockholder or the business combination, (ii) upon consumption of the transaction which resulted in the stockholder becoming an interested stockholder the stockholder owned at least 85% of the voting stock of the corporation outstanding when the transaction commenced (excluding shares held by directors who are also officers or held in certain employee stock plans), or (iii) at or subsequent to the time the stockholder becomes an interested stockholder, the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). Section 203 defines “business combination” to include, among other things and subject to certain exceptions:
(1)any merger or consolidation involving the corporation or a majority-owned subsidiary of the corporation and the interested stockholder;
(2)any sale, transfer, pledge, or other disposition of 10% or more of the consolidated assets of the corporation or a majority-owned subsidiary of the corporation involving the interested stockholder;
(3)any transaction that results in the issuance or transfer by the corporation or a majority-owned subsidiary of the corporation of any stock of the corporation or such subsidiary to the interested stockholder;
(4)any transaction involving the corporation or a majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or such subsidiary or securities convertible into such class or series beneficially owned by the interested stockholder; or
(5)the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or a majority-owned subsidiary of the corporation.
In general, Section 203 defines an “interested stockholder” as any person who beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding

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voting stock of the corporation at any time within the three-year period immediately prior to the date of determination.
The DGCL contains provisions enabling a corporation to avoid the restrictions of Section 203 if stockholders holding a majority of the corporation’s voting stock approve an amendment to the corporation’s certificate of incorporation or bylaws to avoid the restrictions. We have not and do not currently intend to elect out of the application of Section 203 of the DGCL.
Certificate of Incorporation and Bylaws
Various provisions of Delaware law, our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders. Our certificate of incorporation and bylaws permit stockholder action by written consent. Our bylaws also provide that, with certain exceptions, special meetings of our stockholders may be called only by our board of directors, our chief executive officer, or our president. In addition, stockholders owning 10% or more of our outstanding stock entitled to vote at such meeting may request that a special meeting of stockholders be called by the board of directors. Our board of directors may postpone or reschedule any previously scheduled special meetings.
Bylaw Provision to Protect Built-In Tax Losses. We have recently amended our bylaws to provide for certain transfer restrictions that are intended to allow us to preserve and utilize our built-in tax losses.  Pursuant to the Settlement Stipulation, Class Members agree to abide by any and all current or future restrictions on the transfer of our equity or debt securities that are established from time to time by our board of directors for the purpose of preserving our built-in tax losses.  Pursuant to our bylaws, as so amended, holders may not transfer or agree to transfer certain of our securities prior to the date that our board of directors determines that these restrictions are no longer in the best interest of us and our shareholders, if, as a result of the transfer or series of related transfers, either any person or group becomes a 5% shareholder or the percentage stock ownership interest in IMH of a 5% shareholder is increased.  Restricted transfers include offers, sales, contracts to sell, pledges, and the creation or grant of an option, warrant or right with respect to the securities.  Securities that are subject to these restrictions include shares of voting Common Stock, preferred stock, warrants, rights and options to purchase stock and certain debt securities, including convertible debt.  Certain transfers are allowed, including transfers pursuant to transactions that are approved in advance by our board of directors.  In addition, a holder may seek approval of the board of directors prior to any transfer and may be required to provide an opinion of counsel relating to the

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tax effects of the transfer.  If a transfer is made in violation of these provisions, the holder of the securities subject to the prohibited transfer (“Excess Shares”) will not be entitled to any of the rights of shareholders with respect to such securities, including the right to vote such securities or dividends or to receive distributions with respect to such securities. The holder may be required to transfer such Excess Shares and any prohibited distributions previously received to an agent who will sell the shares on behalf of the holder to a buyer or buyers, who may include IMH, in one or more arm’s length transactions.  If the holder has previously sold the Excess Shares, it may be required to pay over the proceeds and prohibited distributions to the agent.  The agent will retain a portion of such proceeds for its costs and expenses and remit a portion to the holder up to the amount the holder originally paid for the Excess Shares or the fair market value of such shares on the day prior to the prohibited transaction.  A holder is required to notify us if it acquires securities in excess of the above limits.
The restrictions on transfer described above do not apply to any transfer or attempted transfer of Series A preferred stock issuable upon the conversion of the NW Capital loan (the “Conversion Shares”) or issuable as payment of in-kind interest on the NW Capital loan or as payment of a dividend or other distribution on the Conversion Shares (“Exempt Security”) by NW Capital or any person to whom NW Capital transfers such securities unless such transferee holds or acquires other IMH stock unrelated to the Exempt Securities.
The foregoing description of certain provisions of our bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the bylaws, a copy of which is filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on January 15, 2013.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or nominate persons for election as directors at an annual meeting of stockholders, and who are entitled to vote at such meeting, must provide timely notice of their proposal in writing to the corporate secretary. With certain exceptions, a stockholder’s notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after the anniversary date, or if no annual meeting was held in the preceding year, then notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is first made. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

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Stockholder Voting Procedures. Our certificate of incorporation and bylaws provide that at every meeting of stockholders, each holder of our Voting Common Stock is entitled to one vote in person or by proxy for each share of Voting Common Stock registered in the name of such stockholder. Except as otherwise required by the DGCL, the holders of Voting Common Stock vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Voting Common Stock. In addition, a stockholder may only nominate for election to our board of directors a person for whom such stockholder is entitled (but not obligated) to vote in the election. In addition, our bylaws provide that voting at our stockholder meetings need not be by written ballot unless the chairman of the meeting or our board of directors so directs. Directors are elected at annual meetings of our stockholders, at such time and place as designated by our board of directors, except that our board of directors may determine that the meeting may be held by remote communication as authorized by the DGCL.
Our bylaws provide that at all stockholder meetings for the election of directors at which a quorum is present, each director shall be elected by the vote of a plurality of votes cast. In addition, a stockholder may only nominate for election to our board of directors a person for whom such stockholder is entitled (but not obligated) to vote in the election. Generally, unless otherwise required by the DGCL, our certificate of incorporation, any certificate of designation for Preferred Stock, or our bylaws, the affirmative vote of a majority of votes cast by stockholders entitled to vote will be the vote of our stockholders. Where a separate vote by class or classes is required, the affirmative vote of the votes cast by such class or classes shall be the act of such class or classes, unless otherwise required by the DGCL, our certificate of incorporation, any certificate of designation for Preferred Stock, or our bylaws.
List of Stockholders Entitled to Vote. A complete list of our stockholders entitled to vote at a meeting is open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, except when the record date for determining our stockholders entitled to vote is less than 10 days before the meeting date, in which case the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. This list presumptively determines the identity of stockholders entitled to vote at the meeting and the number of shares owned by each of them.
Proxy Voting. In connection with stockholder voting by proxy, our bylaws provide that no proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any revocable proxy by attending a meeting and voting in person, by filing an instrument in writing that revokes the proxy or by filing another duly executed proxy bearing a later date with our Secretary.

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No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly address cumulative voting.
Limits on Ability of Stockholders to Elect and Remove Directors. Subject to the rights of holders of any one or more series of Preferred Stock outstanding and to certain other exceptions, our board of directors has the sole right to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors. In addition, directors may only be removed by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock entitled to elect such director or directors, voting together as a single class.
Whenever the holders of any class of stock or series thereof are entitled by the certificate of incorporation or the certificate of designation establishing the rights, designations, powers, preferences, and privileges of any series of Preferred Stock, to elect one or more directors, vacancies and newly created directorships of such class or classes or series shall be filled by, and only by, the affirmative vote of a plurality of the holders of the applicable class or series of stock, voting exclusively and as a single class.
Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director, except for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.
Our bylaws provide that, with certain exceptions, we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
Except as described in our filings with the SEC under the Exchange Act, there is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought. We have purchased a policy insuring the corporation against damages for claims against our directors and officers.
Authorized But Unissued Shares. Our authorized but unissued shares of any class or series of common securities and Preferred Stock will be available for future issuance without the approval of holders of common securities. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, and employee benefit plans.
Majority Requirement for Amendment of Bylaws. Under our certificate of incorporation and bylaws, subject to the rights of holders of any series of Preferred Stock to approve certain amendments, modifications or the repeal of our bylaws, amending our bylaws by stockholder action requires the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Our board of directors also has the ability to amend the bylaws without stockholder consent, subject to the rights of holders of any series of Preferred Stock to approve certain amendments, modifications or the repeal of our bylaws.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
IN ACCORDANCE WITH U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE INTERNAL REVENUE SERVICE, PROSPECTIVE INVESTORS ARE HEREBY INFORMED THAT THE DESCRIPTION OF TAX CONSEQUENCES SET FORTH BELOW (AND ELSEWHERE IN THIS OFFERING MEMORANDUM) IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER. THE DESCRIPTION HAS BEEN WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE NOTES. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
The following discussion describes the material U.S. federal income tax considerations relating to the acquisition of our notes via the tendering of your common shares, and the ownership and disposition of the notes. This information is based on the Code, current, temporary, and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in these discussions which do not bind the IRS or the courts, and that a court could agree with the IRS.
Because this discussion addresses only the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of the notes, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a cooperative, a regulated investment company, a financial institution, an insurance company, a holder of our notes or shares through a partnership or similar pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local, or non-U.S. tax considerations;

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•	this summary deals only with notes and common shares that both are held as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as tax advice.
You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of our note on your individual tax situation, including any state, local or non-U.S. tax consequences.
As used herein, the term “U.S. holder” means any beneficial owner of a note or common shares for U.S. federal income tax purposes that is:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States,

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•
in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note or common shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of a note or common shares, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Persons that have an indirect interest in the notes or common shares through an entity treated as a partnership for U.S. federal income tax purposes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes.
Based on certain valuation procedures performed as of June 18, 2010, the date on which IMH Secured Loan Fund, LLC was converted to IMH Financial Corporations (a C-corporation), the value of the common stock issued was determined to be $15.65 per share.  IMH Financial Corporation does not provide tax advice and each shareholder’s final tax basis may be unique to each member/shareholder based on their individual tax elections and circumstances.

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Consequences of Participating in the Exchange Offer to U.S. Holders
The exact U.S. federal income tax treatment of an exchange of your common shares for the notes is uncertain because it is unclear as to whether the exchange is a recapitalization pursuant to Section 368(a)(1)(E) of the Code (a “recapitalization”) or a taxable exchange. Regardless of the exact treatment, your federal income tax consequences are expected to be generally similar. You are urged to consult your own tax advisor.

Recapitalization Treatment. Although not free from doubt, the exchange of the common stock for the notes may be treated as a recapitalization and you will recognize gain or loss equal to the excess of (i) the sum of the cash amount you receive in the exchange of your common shares plus the fair market value of the note received by you with respect to the exchanged shares over (ii) your adjusted tax basis in the exchanged shares.
Taxable Exchange Treatment. If the exchange fails to qualify as a recapitalization, the exchange of your common shares for the notes will be a taxable exchange. Under taxable exchange treatment, upon the exchange of your common shares for the notes, you will realize gain or loss equal to the difference between your amount realized upon the exchange (the fair market value of the notes) and your adjusted tax basis in your shares. Recognition of this gain may implicate the installment sale rules under Section 453 of the Code or the gain may be recast as a dividend under Section 301. You should consult with your own tax advisor concerning the proper method of reporting any gain or loss on the exchange.
Taxation of U.S. Holders of Notes
Scope of Discussion. This general discussion of certain U.S. federal income tax consequences applies to you if you are a U.S. holder that holds the notes as capital assets for U.S. federal income tax purposes. We expect, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount, or OID, for U.S. federal income tax purposes. If, however, the notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess in income as OID, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.
Payments of Stated Interest. Stated interest on a note generally (in this case, although not free from doubt, such interest is net of the 6.4% payable to Class Counsel) will be included in the income of a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s regular method of tax accounting.

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Market Discount. Although not expected to be relevant, if a U.S. holder purchases a note after original issue for an amount that is less than its principal amount, then the U.S. holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (one-fourth of one percent of the principal amount of the note times the number of complete years to maturity after the U.S. holder acquires the note).
Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, repurchase, retirement, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.
A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer.
A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest income for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.
Amortizable Bond Premium. Although not expected to be relevant, if a U.S. holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument (in this case, although not free from doubt, such amounts are net of the 6.4% payable to Class Counsel) after the purchase date, other than payments of qualified stated interest, then such U.S. holder will be considered to have purchased the debt instrument with “amortizable bond premium.” In the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity

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date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, then the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. holder’s “adjusted acquisition price,” which is an amount equal to the U.S. holder’s basis in the debt instrument (as determined under the applicable Treasury regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.
A U.S. holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.
Election to Include All Interest in Income Using a Constant Yield Method. All U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.
Sale, Repurchase, Redemption, or Exchange of Notes. A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, repurchase, redemption or exchange. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S.

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holder (other than proceeds attributable to accrued but unpaid stated interest) and the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in taxable income. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder, increased by any market discount the U.S. holder has included in income, and decreased by the amount of any payments, other than qualified stated interest payments, received under the note and amortizable bond premium taken with respect to such note. The gain or loss recognized by a U.S. holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.
Taxation of Non-U.S. Holders of Notes
Scope of Discussion. This general discussion of certain U.S. federal income tax consequences applies to you if you are a non-U.S. holder that acquires notes as capital assets for U.S. federal income tax purposes.
Payments of Interest. Generally, payments of interest (including OID, if any) on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and will not be subject to U.S. federal income or withholding tax provided such interest is not effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder and:

•
such non-U.S. holder does not actually or by attribution (including treating the notes owned by such holder as common stock on an as-converted basis) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;

•	such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•	the certification requirements, as described below, are satisfied.
To satisfy the certification requirements referred to above, either (i) the beneficial owner of a note must certify, under penalties of perjury, to the relevant withholding agent that such owner is a non-U.S. person and must provide such owner’s name and address or (ii) a securities clearing

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organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, referred to as a “financial institution,” and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the relevant withholding agent that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN, under penalties of perjury, that it is a non-U.S. person and provides its name and address or any financial institution holding the note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). Special certification rules apply for notes held by foreign partnerships and other intermediaries.
If interest on the note is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed in the next sentence are met), will generally be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder. In order to claim an exemption from withholding tax, such a non-U.S. holder will be required to provide us with a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-U.S. person and the interest is effectively connected with the holder’s conduct of a U.S. trade or business and is includible in the holder’s gross income. In addition, if such non-U.S. holder engaged in a U.S. trade or business is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Interest on notes not effectively connected with a U.S. trade or business and not excluded from U.S. federal withholding tax under the “portfolio interest” exception described above generally will be subject to withholding at a 30% rate, except where a non-U.S. holder is entitled to the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and provides the relevant withholding agent with a properly executed IRS Form W-8BEN.
Sale, Repurchase, Redemption, or Exchange of the Notes. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a repurchase or redemption) of a note (or the exchange of common shares for notes pursuant to the exchange offer) unless:

•
gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

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•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains; or

•
the notes constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act, which we refer to as FIRPTA. The notes will not constitute a U.S. real property interest for purposes of FIRPTA.

Taxation of Tax-Exempt Holders
Provided that a tax-exempt holder has not held its securities as “debt financed property” within the meaning of the Code, the dividend and interest income from us will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of a security will not constitute UBTI unless the tax-exempt holder has held its security as debt financed property within the meaning of the Code or has used the security in a trade or business. However, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17), and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our securities will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax exempt holders are urged to consult their own tax advisors concerning these “set aside” and reserve requirements.
Backup Withholding Tax and Information Reporting
U.S. Holders. In general, information-reporting requirements will apply to payments of dividends, interest, and payments of the proceeds of the sale of our notes and common shares to some holders, unless an exception applies.
The payor is required to withhold tax on such payments at the current rate of 28% if (a) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect.
In addition, a payor of dividends or interest on our securities discussed herein will be required to withhold tax at a rate currently of 28% if (a) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (b) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

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Some security holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
The payor will be required to furnish annually to the IRS and to holders of our securities information relating to the amount of dividends and interest paid on our securities, and that information reporting may also apply to payments of proceeds from the sale of our securities. Some holders, including corporations, financial institutions, and certain tax-exempt organizations, are generally not subject to information reporting.
Non-U.S. Holders. Generally, information reporting will apply to payments of interest and dividends, including deemed dividends on our notes and common shares, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The payment of the proceeds from the disposition of one of our notes or common shares to or through the U.S. office of a U.S. or foreign broker or through certain U.S.-related foreign financial intermediaries will be subject to information reporting and backup withholding as described above for U.S. holders, unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption.
Applicable Treasury regulations provide presumptions regarding the status of holders of our securities when payments to the holders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.
State and Local Taxes
We and the holders of our securities may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of the holders of our securities may not conform to the federal income tax treatment discussed above. We urge prospective investors to consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.
Recent Legislation
On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act of 2010. Under this legislation, the failure to comply with certain specified requirements could result in withholding tax being imposed on payments to U.S. holders who own

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our securities through foreign accounts or foreign intermediaries. Treasury Regulations provide that these withholding provisions described will apply to payments made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of assets on or after January 1, 2017. Prospective investors should consult their tax advisors regarding these withholding provisions.
Applicability of Medicare Contribution Tax. The Code imposes a 3.8% Medicare contribution tax on unearned income of certain U.S. individuals, estates and trusts. For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly). Net investment income includes interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income. This tax is effective with respect to amounts received, and taxable years beginning, after December 31, 2012.

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ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the exercise of subscription rights to acquire the notes by an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, individual retirement account, or other arrangement that is subject to Section 4975 of the Code, or provisions of any federal, state, local, non-U.S., or other laws, rules, or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered under ERISA, the Code or any applicable Similar Law to constitute the assets of any such plan, account or arrangement. Each of the foregoing is referred to as a “Plan.” Certain provisions of this summary will also be relevant to the ownership by a Plan of the Series A Preferred Stock into which the notes may be converted and the Common Stock into which the Series A Preferred Stock may be converted.
General Fiduciary Matters
ERISA and the Code impose certain duties on any person who is a fiduciary of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and any of its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment of the assets of any Plan in a note, a fiduciary of the Plan should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any applicable Similar Law, including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit an ERISA Plan from engaging in certain specified transactions involving plan assets with any person or entity that is a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages

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in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of a note by an ERISA Plan with respect to which we or any of our affiliates is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of a note (or any security into which a note may be converted). These class exemptions include, without limitation, PTCE 84-14 relating to transactions involving plans whose assets are managed by a qualified professional asset manager (QPAM), PTCE 90-1 relating to certain acquisitions and/or holdings by insurance company pooled separate accounts, PTCE 91-38 relating to transactions by bank collective investment funds, PTCE 95-60 relating to life insurance company general account assets, and PTCE 96-23, relating to transactions determined by in-house asset managers. In addition to the foregoing, the Pension Protection Act of 2006 provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction. There can be no assurance that any or all of the conditions of any exemption referred to above will be satisfied.
Other Plans, including governmental and church plans, that are subject to Similar Law may be subject to similar requirements under any applicable Similar Law.
Because of the foregoing, a note should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding of the note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or violation of any applicable Similar Law.
Plan Assets
ERISA and regulations promulgated under ERISA by the United States Department of Labor (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by ERISA Plans is not “significant” or that the entity is an “operating company” (as defined in the Plan Asset Regulations). For these

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purposes, equity participation in an entity by ERISA Plans will not be significant if they hold, in the aggregate, less than 25% of the total value of any class of such entity’s equity interests, excluding equity interests held by persons (other than ERISA Plans) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. At any time when the equity interests in the Company are not “publicly-offered securities” within the meaning of the Plan Asset Regulations, absent satisfaction of another exception under ERISA and the Plan Asset Regulations, if equity participation by ERISA Plans in the Company is significant, the Company will be considered to hold plan assets of such ERISA Plans to the extent of the percentage of the equity interests in the Company that are held by the ERISA Plans. For purposes of the Plan Asset Regulations described above, the purchase of a note is not considered the purchase of an equity interest rather than the purchase of an interest in debt only if the notes are treated as indebtedness under applicable local law and they have no substantial equity features.
If the assets of the Company were to be treated as including plan assets of any ERISA Plan, this would result, among other things, in (i) the application of the prudence, diversification, delegation of control and other fiduciary responsibility standards of ERISA to transactions entered into by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute prohibited transactions under ERISA and the Code, which, absent an exemption, could restrict the Company from entering into an otherwise favorable transaction. If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In addition, the party in interest or disqualified person that has participated in the non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. These excise taxes, penalties and liabilities could be substantial.
The Company believes that the notes should be treated as indebtedness rather than as equity for purposes of the Plan Asset Regulations and, therefore, the Plan Asset Regulations should not be applicable to the purchase of the notes by an ERISA Plan.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries and other persons considering acquiring a note (or any security into which a note may be converted) on behalf of, or with the assets of, any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any applicable Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of a note (or any security into which a note may be converted).

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of IMH Financial Corporation as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 incorporated by reference in this offering memorandum have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

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IMH FINANCIAL CORPORATION

Offer to Exchange 4% Subordinated Notes due 2019 for Shares of Common Stock

OFFERING MEMORANDUM

February ____, 2014

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